Exhibit 10.68
SECOND AMENDMENT TO CREDIT AGREEMENT

DATED AS OF

December _12_, 2023

AMONG

DBM GLOBAL INC. AND THE OTHER BORROWERS,

THE LENDERS,

AND

UMB BANK, N.A.,
AS ADMINISTRATIVE AGENT

BMO HARRIS BANK N.A.,
AS SYNDICATION AGENT

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SECOND AMENDMENT TO CREDIT AGREEMENT
THIS SECOND AMENDMENT TO CREDIT AGREEMENT is dated as of December ___, 2023 (the “Effective Date”), by and among DBM GLOBAL INC., a Delaware corporation (“Holdings”), the other Borrowers listed on Schedule 1.1 hereto (together with Holdings, each a “Borrower” and collectively the “Borrowers”), the LENDERS, which are party hereto from time to time (each a “Lender” and collectively the “Lenders”) and UMB BANK, N.A., a national banking association, as Letter of Credit Issuer and as Administrative Agent (the “Administrative Agent”).
IN CONSIDERATION of the mutual covenants, conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:
ARTICLE I
DEFINITIONS
When used herein, the following terms shall have the meanings specified:
1.1    Amendment. “Amendment” shall mean this Second Amendment to Credit Agreement.
1.2    Credit Agreement. “Credit Agreement” shall mean the Credit Agreement by and among the Borrowers, the several financial institutions from time to time party thereto as Lenders, and the Administrative Agent, dated as of May 27, 2021, together with all of the Schedules and Exhibits attached thereto, as amended by First Amendment to Credit Agreement dated August 2, 2022.
1.3    Other Terms. The other capitalized terms used in this Amendment shall have the definitions assigned in the Credit Agreement.
ARTICLE II
AMENDMENTS
The Credit Agreement is amended as follows:
2.1    The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold, double-underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the Credit Agreement attached as Exhibit A hereto.
2.2    Except as expressly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance thereunder.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Each Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:
3.1    Credit Agreement. All of the representations and warranties made by Borrowers in the Credit Agreement are true and correct on the date of this Amendment. No Default or

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Event of Default under the Credit Agreement has occurred and is continuing as of the date of this Amendment.
3.2    Authorization; Enforceability. The making, execution and delivery of this Amendment and performance of and compliance with the terms of the Credit Agreement, as amended have been duly authorized by all necessary corporate action and limited liability company action, as applicable, by Borrowers. This Amendment is the valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms.
3.3    Absence of Conflicting Obligations. The making, execution and delivery of this Amendment, and performance of and compliance with the terms of the Credit Agreement, as amended, do not violate any presently existing provision of law or the articles of incorporation, articles of organization, bylaws or operating agreement, as applicable, of any Borrower or any agreement to which any Borrower is a party or by which it is bound.
3.4    Collateral Documents. All of the Obligations, as amended by this Amendment, shall be secured by all of the Collateral Documents. The Borrowers acknowledge and agree that the Collateral Documents are fully enforceable against each Borrower party thereto strictly in accordance with their terms and the Borrowers hereby reaffirm each of the Collateral Documents and acknowledge and agree that the Liens created by the Collateral Documents are valid, effective, properly perfected and enforceable first priority Liens, subject to Permitted Liens. Each of the Borrowers hereby reaffirms the grant of all Liens it has previously granted to the Administrative Agent.
3.5    Reaffirmation of Loan Documents. Each Borrower hereby (i) confirms that it has requested the Administrative Agent and the Lenders to enter into this Amendment, (ii) acknowledges that the Administrative Agent and the Lenders would not enter into this Amendment in the absence of the reaffirmation of each of the Loan Documents and the Obligations to which it is a party and that the Administrative Agent and the Lenders are thus relying on such reaffirmation and (iii) reaffirms each of the Loan Documents and the Obligations in each and every respect, including, without limitation, the validity of any and all obligations under each of the Loan Documents and the Obligations (as defined in the Credit Agreement, as amended by this Amendment). Each Borrower acknowledges and agrees that the Loan Documents all continue in full force and effect, and the Administrative Agent and the Lenders retain all of their rights and remedies under the Loan Documents. Each Borrower acknowledges and agrees that all Loan Documents and Collateral Documents previously executed by it shall secure all amounts owed by any Borrower to any one or more of the Administrative Agent and Lenders and their respective affiliates. Each Borrower hereby acknowledges and agrees that the obligations which are secured by any Collateral Document executed by it shall include all Obligations, including, without limitation, all principal of and interest on the Notes and the Loans, as all such Obligations are amended as provided in the Credit Agreement as amended by this Amendment, and all obligations with respect to Letters of Credit and Hedging Obligations.
3.6    Governing Law; Jurisdiction; Waiver of Jury Trial. The governing law, jurisdiction and waiver of jury trial provisions contained in Article XV of the Credit Agreement are hereby incorporated by reference mutatis mutandis.
ARTICLE IV
MISCELLANEOUS
4.1    Continuance of Credit Agreement. Except as specifically amended by this Amendment, the Credit Agreement shall remain in full force and effect.

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4.2    Survival. All agreements, representations and warranties made in this Amendment or in any documents delivered pursuant to this Amendment shall survive the execution of this Amendment and the delivery of any such document.
4.3    Counterparts; Headings. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. Article and Section headings in this Amendment are inserted for convenience of reference only and shall not constitute a part hereof.
4.4    Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.
4.5    Effectiveness. This Amendment shall be effective as of the Effective Date upon receipt by the Administrative Agent of each of the following, which are in form and substance acceptable to the Administrative Agent and executed as appropriate:
(a)    this Amendment;
(b)    Legal Opinion of Borrowers' counsel;
(c)    copies of resolutions of each Borrower’s and each Guarantor’s Board of Directors (or similar governing body) authorizing the execution, delivery and performance of, as applicable, this Amendment, the Consent and Ratification and such other documents as Administrative Agent may request and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on each Borrower’s and each Guarantor’s behalf, all certified in each instance by its Secretary or Assistant Secretary;
(d)    receipt by Administrative Agent of the fee required under Section 2.6.6 of the Credit Agreement;
(e)    receipt by Administrative Agent of a fully executed letter agreement in the form previously provided to Administrative Agent among Holdings, The Banker Family Irrevocable Trust #3 U/A/D December 22, 2009 and Donald W. Banker regarding the Banker Trust 2023 Prepayment (as defined in the Credit Agreement), Donald W. Banker’s employment transition, the aircraft lease agreement between Banker Steel Co., L.L.C. and Banker Aviation, LLC and the building lease between Banker Steel Co., L.L.C. and 2940 Fulks Street, LLC; and
(f)    receipt by Administrative Agent of such additional supporting documents and materials as Administrative Agent may reasonably request.
4.6    Fees and Expenses. The Borrowers shall pay all reasonable fees and expenses of the Administrative Agent related to the execution and delivery of this Amendment and the related documents including reasonable attorneys’ fees and title company expenses related thereto.
4.7    Release. Each Borrower acknowledges, confirms, and agrees that: (i) none of the Borrowers or any of their Subsidiaries or Affiliates has any claim or cause of action against the Administrative Agent, any Affiliate of the Administrative Agent, any Lender, any Affiliate of any Lender (or any of the directors, officers, employees, agents or attorneys of the foregoing), and (ii) the Administrative Agent and the Lenders have heretofore properly performed and

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satisfied in a timely manner all of their obligations to the Borrowers and all of their Subsidiaries and Affiliates (if any) under the Credit Agreement and the other Loan Documents. Notwithstanding the foregoing, the Borrowers wish (and the Administrative Agent and Lenders agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect the Administrative Agent’s or any Lender’s rights, interests, security and/or remedies under the Credit Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Borrower for itself and their Subsidiaries and Affiliates and the successors, assigns, heirs and representatives of each of the foregoing (collectively, the “Releasors”) do hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge the Administrative Agent, each Affiliate of the Administrative Agent, the Lenders and each Affiliate of any Lender, together with their respective directors, officers, employees, agents, attorneys successors and assigns (collectively, the “Released Parties”) from: (x) any and all liabilities, obligations, duties, responsibilities, promises or indebtedness of any kind of the Released Parties to the Releasors or any of them (except for such obligations to be performed by the Released Parties after the date of this Amendment, as expressly stated in this Amendment and the other Loan Documents) and (y) all claims, demands, disputes, offsets, causes of action (whether at law or equity), suits or defenses of any kind whatsoever (if any), which the Releasors or any of them had from the beginning of the world, now has or might hereafter have against the Released Parties or any of them, in either case of clauses (x) or (y) on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind that existed, arose or occurred at any time from the beginning of the world to the execution of this Amendment. For purposes of the release contained in this Section 4.7, any reference to any Releasor shall mean and include, as applicable, such Person’s successors and assigns, including, without limitation, any receiver, trustee or debtor-in-possession, acting on behalf of such Person. As to each and every claim released hereunder, each Borrower hereby represents that it has received the advice of legal counsel with regard to the releases contained herein and agrees to waive, to the extent permitted by law, any common law or statutory rule or principle that could affect the validity or scope or any other aspect of such release.

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Credit Agreement as of the day and year first written above.

ADMINISTRATIVE AGENT AND LENDER:

UMB BANK, N.A., as a Lender and as Administrative Agent

By:	/s/ Kyle McMillian
Name:	Kyle McMillian
Title:	Senior Vice President

[Signature Page – Second Amendment to Credit Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Credit Agreement as of the day and year first written above.

SYNDICATION AGENT AND LENDER:

BMO BANK N.A., as a Lender and as Syndication Agent

By:	/s/ Nick Irving
Name:	Nick Irving
Title:	VP

[Signature Page – Second Amendment to Credit Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Credit Agreement as of the day and year first written above.

LENDER:

ARIZONA BANK & TRUST, as Lender

By:	/s/ Troy R. Norris
Name:	Troy R. Norris
Title:	SVP

[Signature Page – Second Amendment to Credit Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Credit Agreement as of the day and year first written above.

LENDER:

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Denis Dotson
Name:	Denis Dotson
Title:	Commercial Portfolio Manager, AVP

[Signature Page – Second Amendment to Credit Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Credit Agreement as of the day and year first written above.

LENDER:

ACADEMY BANK, as a Lender

By:	/s/ Scott Archuletta
Name:	Scott Archuletta
Title:	Vice President

[Signature Page – Second Amendment to Credit Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Credit Agreement as of the day and year first written above.
    BORROWERS:

AITKEN MANUFACTURING INC.

By:	/s/ Michael R. Hill
Michael R. Hill, Vice President, Chief Financial Officer, Secretary and Treasurer

DBM GLOBAL INC.

By:	/s/ Michael R. Hill
Michael R. Hill, Vice President, Chief Financial Officer, Assistant Secretary and Treasurer

DBM VIRCON SERVICES (USA) INC.

By:	/s/ Michael R. Hill
Michael R. Hill, Chairman, President, Secretary and Treasurer

GRAYWOLF INDUSTRIAL, INC.

By:	/s/ Michael R. Hill
Michael R. Hill, Vice President

GRAYWOLF INTEGRATED CONSTRUCTION COMPANY

By:	/s/ Michael R. Hill
Michael R. Hill, Vice President

SCHUFF STEEL MANAGEMENT COMPANY - SOUTHWEST, INC.

By:	/s/ Michael R. Hill
Michael R. Hill, Vice President, Chief Financial Officer, Secretary, and Treasurer

[Signature Page – Second Amendment to Credit Agreement]

SCHUFF STEEL COMPANY

By:	/s/ Michael R. Hill
Michael R. Hill, Vice President, Chief Financial Officer, Secretary and Treasurer

MILCO NATIONAL CONSTRUCTORS, INC.

By:	/s/ Michael R. Hill
Michael R. Hill, Vice President

GRAYWOLF INTEGRATED CONSTRUCTION COMPANY - SOUTHEAST, INC.

By:	/s/ Michael R. Hill
Michael R. Hill, Vice President

BANKER STEEL CO., L.L.C.

By:	/s/ Michael R. Hill
Michael R. Hill, Vice President and Treasurer

BANKER STEEL HOLDCO LLC

By:	/s/ Michael R. Hill
Michael R. Hill, Chief Financial Officer and Treasurer

DERR AND ISBELL CONSTRUCTION, LLC

By:	/s/ Michael R. Hill
Michael R. Hill, Vice President and Treasurer

[Signature Page – Second Amendment to Credit Agreement]

INNOVATIVE ENGINEERING SOLUTIONS LLC

By:	/s/ Michael R. Hill
Michael R. Hill, Vice President and Treasurer

LYNCHBURG FREIGHT & SPECIALTY LLC

By:	/s/ Michael R. Hill
Michael R. Hill, Vice President and Treasurer

MEMCO LLC

By:	/s/ Michael R. Hill
Michael R. Hill, Vice President and Treasurer

NYC CONSTRUCTORS, LLC

By:	/s/ Michael R. Hill
Michael R. Hill, Vice President and Treasurer

NYCC CONSTRUCTION SERVICES, LLC

By:	/s/ Michael R. Hill
Michael R. Hill, Vice President and Treasurer

[Signature Page – Second Amendment to Credit Agreement]

US CONSTRUCTION SERVICES INC.

By:	/s/ Michael R. Hill
Michael R. Hill, Vice President and Treasurer

US ERECTORS LLC

By:	/s/ Michael R. Hill
Michael R. Hill, Vice President and Treasurer

[Signature Page – Second Amendment to Credit Agreement]

CONSENT OF GUARANTORS

Each of the undersigned Guarantors (a) is a party to the Guaranty dated May 27, 2021 and executed by the Guarantors in favor of Administrative Agent and is also a party to certain other Loan Documents, (b) is not a party to the foregoing Second Amendment to Credit Agreement, (b) consents to the foregoing Second Amendment to Credit Agreement, and (c) reaffirms such Guaranty and each of the Loan Documents to which it is a party and the Obligations in each and every respect, including, without limitation, the validity of any and all obligations under each of the Loan Documents and the Obligations (as defined in the Credit Agreement, as amended by the foregoing Second Amendment to Credit Agreement). Each of the Guarantors agrees that all of the Obligations, as amended by the foregoing Second Amendment to Credit Agreement, shall be secured by all of the Collateral Documents to which such Guarantor is a party. Each Guarantor acknowledges and agrees that all Loan Documents and Collateral Documents previously executed by it shall secure all amounts owed by any Borrower to any one or more of the Administrative Agent and Lenders and their respective affiliates. Each Guarantor hereby acknowledges and agrees that the obligations which are secured by any Collateral Document executed by it shall include all Obligations, including, without limitation, all principal of and interest on the Notes and the Loans, as all such Obligations are amended as provided in the Credit Agreement as amended by the foregoing Second Amendment to Credit Agreement, and all obligations with respect to Letters of Credit and Hedging Obligations. The Guarantors acknowledge and agree that the Collateral Documents to which such Guarantors are a party are fully enforceable against each Guarantor party thereto strictly in accordance with their terms and the Guarantors hereby reaffirm each of the Collateral Documents and acknowledge and agree that the Liens created by the Collateral Documents are valid, effective, properly perfected and enforceable first priority Liens, subject to Permitted Liens. Each of the Guarantors hereby reaffirms the grant of all Liens it has previously granted to the Administrative Agent.

ADDISON STRUCTURAL SERVICES, INC.

By:	/s/ Michael R. Hill
Michael R. Hill, Chairman, President, Secretary and Treasurer

CB-HORN HOLDINGS, INC.

By:	/s/ Michael R. Hill
Michael R. Hill, Vice President

[Signature Page – Consent of Guarantors (Second Amendment to Credit Agreement)]

DBM GLOBAL HOLDINGS INC.

By:	/s/ Michael R. Hill
Michael R. Hill, Chairman, President, Secretary and Treasurer

DBM GLOBAL - NORTH AMERICA INC.

By:	/s/ Michael R. Hill
Michael R. Hill, Chairman, President, Secretary and Treasurer

INNOVATIVE STRUCTURAL SYSTEMS INC.

By:	/s/ Michael R. Hill
Michael R. Hill, Chairman, President, Secretary and Treasurer

M. INDUSTRIAL MECHANICAL, INC.

By:	/s/ Michael R. Hill
Michael R. Hill, Vice President

MIDWEST ENVIRONMENTAL, INC.

By:	/s/ Michael R. Hill
Michael R. Hill, Vice President

[Signature Page – Consent of Guarantors (Second Amendment to Credit Agreement)]

ON-TIME STEEL MANAGEMENT HOLDING, INC.

By:	/s/ Michael R. Hill
Michael R. Hill, Vice President, Chief Financial Officer, Secretary, and Treasurer

PDC SERVICES (USA) INC.

By:	/s/ Michael R. Hill
Michael R. Hill, Chairman, President, Secretary, and Treasurer

QUINCY JOIST COMPANY

By:	/s/ Michael R. Hill
Michael R. Hill, Vice President, Chief Financial Officer, Secretary, and Treasurer

SCHUFF PREMIER SERVICES LLC

By:	/s/ Michael R. Hill
Michael R. Hill, Manager

SCHUFF STEEL - ATLANTIC, LLC

By:	/s/ Michael R. Hill
Michael R. Hill, Manager

[Signature Page – Consent of Guarantors (Second Amendment to Credit Agreement)]

TITAN FABRICATORS, INC.

By:	/s/ Michael R. Hill
Michael R. Hill, Vice President

[Signature Page – Consent of Guarantors (Second Amendment to Credit Agreement)]

SCHEDULE 1.1

BORROWERS

ENTITY	JURISDICTION INCORPORATED/ORGANIZED
DBM Global Inc.	Delaware
GrayWolf Industrial, Inc.	Delaware
Schuff Steel Management Company – Southwest, Inc.	Delaware
Schuff Steel Company	Delaware
Aitken Manufacturing Inc.	Delaware
DBM Vircon Services (USA) Inc.	Arizona
GrayWolf Integrated Construction Company	Delaware
Milco National Constructors, Inc.	Delaware
GrayWolf Integrated Construction Company-Southeast, Inc.	Georgia
Banker Steel Holdco LLC	Delaware
Banker Steel Co., L.L.C.	Delaware
US Erectors LLC	Delaware
NYC Constructors, LLC	Delaware
Derr and Isbell Construction, LLC	Texas
Memco LLC	Delaware
Lynchburg Freight & Specialty LLC	Delaware
Innovative Engineering Solutions LLC	Delaware
US Construction Services Inc.	Delaware
NYCC Construction Services, LLC	Delaware

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EXHIBIT A
Amended Credit Agreement
See Attached

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Exhibit 10.68

CREDIT AGREEMENT

DATED AS OF

May 27, 2021

AMONG

DBM GLOBAL INC. AND THE OTHER BORROWERS,
THE LENDERS,
AND
UMB BANK, N.A.,
AS ADMINISTRATIVE AGENT

BMO HARRIS BANK N.A.,

AS SYNDICATION AGENT

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-i-

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(continued)

-ii-

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(continued)

-iii-

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(continued)

-iv-

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(continued)

-v-

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(continued)

Page

Exhibit A – Required Opinions
Exhibit B – Form of Compliance Certificate
Exhibit C – Form of Assignment and Assumption Agreement
Exhibit D – Form of Borrowing Notice
Exhibit E-1 – Form of Revolving Loan Note
Exhibit E-2 – Form of Term Note
Exhibit H – Closing Documents

Schedule 1.1 – List of Borrowers
Schedule 1.2 – List of Guarantors
Schedule 2 – Lenders, Commitments, and Pro Rata Shares
Schedule 4.4 – Collateral Access Agreement Locations
Schedule 5.8 – Subsidiaries
Schedule 5.23 – Mortgaged Property
Schedule 5.23A – Real Property
Schedule 6.10 – Debt
Schedule 6.14 – Existing Liens
Schedule 6.23 - Investments

-vi-

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CREDIT AGREEMENT
This Credit Agreement (the “Agreement”), dated as of May 27, 2021, is by and among DBM GLOBAL INC., a Delaware corporation (“Holdings”), the other Borrowers listed on Schedule 1.1 hereto (together with Holdings, each a “Borrower” and collectively the “Borrowers”), the LENDERS, which are party hereto from time to time (each a “Lender” and collectively the “Lenders”) and UMB BANK, N.A., a national banking association, as Letter of Credit Issuer and as Administrative Agent. The parties hereto agree as follows:
PRELIMINARY STATEMENTS:
(1)    Contemporaneously with the making of the initial disbursement of proceeds of the Loans, the Initial Borrowers will consummate the Banker Steel Acquisition and the Banker Steel Borrowers will automatically be joined hereto as provided in Section 9.20.
(2)    The Borrowers have requested that the Lenders make the Loans to the Borrowers to pay existing indebtedness, for the Banker Steel Acquisition and for working capital.
(3)    The Lenders are willing to make the Loans, subject to and upon the terms and conditions set forth herein, and in reliance on the terms and provisions of Section 9.20.
ARTICLE I

DEFINITIONS
1.1    Definitions.
As used in this Agreement:
“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which a Borrower or any of its Subsidiaries (i) acquires any going-concern business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.
“Administrative Agent” means UMB Bank, N.A., in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender.
“Advance” means a borrowing hereunder of Revolving Loans or Term Loans.
“Affected Lender” is defined in Section 2.15.

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“Affiliate(s)” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person, including, without limitation, such Person’s Subsidiaries. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of Equity Interests of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership, by contract or otherwise.
“Agreement” means this Credit Agreement, as it may be amended or modified and in effect from time to time.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to a Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Authorized Officer” means any of the President or Chief Financial Officer of Holdings, acting singly.
“Available Aggregate Revolving Commitment” means, at any time, the Revolving Commitments then in effect minus the Revolving Exposures at such time.
“Banker Steel” means Banker Steel Holdco LLC.
“Banker Steel Acquisition” means the acquisition of Banker Steel and its subsidiaries on terms previously disclosed to the Lenders.
“Banker Steel Acquisition Documents” means, collectively, (a) the Banker Steel Purchase Agreement, (b) the other documents, instruments and agreements relating to the Baker Steel Acquisition.
“Banker Steel Borrowers” means the Borrowers identified as Banker Steel Borrowers on Schedule 1.1.
“Banker Steel Purchase Agreement” means the Membership Interest Purchase Agreement dated March 12, 2021 among Bridge Fabrication Banker Holdings LLC, The Banker Family Irrevocable Trust #3 U/A/D December 22, 2009, Chesley F. McPhatter, III, and Richard Plant, as the sellers, Bridge Fabrication Banker Holdings LLC, as the sellers' representative, and Holdings, as the purchaser.
“Banker Trust 2023 Prepayment” means the payment in full, on or before December 31, 2023, of the Unsecured Subordinated Promissory Note by Holdings and Banker Steel Co., L.L.C. in favor of The Banker Family Irrevocable Trust #3 U/A/D December 22, 2009, which note is dated May 27, 2021 and in the original principal amount of $19,575,810.40.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

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“Borrower” and “Borrowers” shall have the meaning ascribed to them in the opening paragraph of this Agreement and shall include any other parties who may become Borrowers hereunder by joinder or otherwise.
“Borrower Agent” is defined in Section 9.15.
“Borrowing Date” means a date on which an Advance is made or a Facility Letter of Credit is issued hereunder.
“Borrowing Notice” is defined in Section 2.4.
“Business Day” means a day (other than a Saturday or Sunday) on which banks generally are open in Phoenix, Arizona for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.
“Capital Expenditures” means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of Holdings and its Subsidiaries prepared in accordance with GAAP.
“Cash Management Services” means any banking services that are provided (i) to a Borrower or any Subsidiary by a Person that is the Administrative Agent, the Letter of Credit Issuer or any other Lender (or any Affiliate of any of the foregoing) at the time such banking service is entered into, or (ii) to a Borrower or any Subsidiary by a Person at the time such Person becomes the Administrative Agent, the Letter of Credit Issuer or any other Lender (or any Affiliate of any of the foregoing), including without limitation: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) stored value cards, (f) freight payable transactions, (g) automated clearing house or wire transfer services, or (h) treasury management, including controlled disbursement, consolidated account, lockbox, overdraft, return items, sweep and interstate depository network services.
“Change in Control” means (a) Holdings shall cease to own directly or indirectly, free and clear of all Liens or other encumbrances, 100% of the outstanding voting Equity Interests of each other Borrower, each Guarantor and each Foreign Subsidiary; or (b) HC2 Holdings shall cease to own, directly or indirectly, free and clear of Liens and other encumbrances, at least 51% of the outstanding voting Equity Interests of Holdings, or (c) the acquisition, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) of Equity Interests representing more than 20% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of HC2 Holdings, other than any such Person or group holding more than 20% of such voting power on the date hereof.
“Change in Law” means the adoption of or change in any law, governmental or quasi- governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) or in the interpretation, promulgation, implementation or administration thereof by any Governmental or quasi-Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, including, notwithstanding the foregoing, all requests, rules, guidelines or directives (x) in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or (y) promulgated by the Bank for

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International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States financial regulatory authorities, in each case of clauses (x) and (y), regardless of the date enacted, adopted, issued, promulgated or implemented, or compliance by any Lender or applicable Lending Installation or the Letter of Credit Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency.
“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.
“Collateral” means any and all Property and proceeds thereof in which a security interest or Lien is granted or is required to be granted by any Borrower or Guarantor or any Subsidiaries of Holdings to secure all or any portion of the Obligations. Notwithstanding anything herein or in any other Loan Document to the contrary, except as expressly stated below in this definition of “Collateral,” in no event shall the Collateral be deemed to include (a) any of the outstanding equity interests in a Foreign Subsidiary (i) in excess of 65% of the voting power of all classes of equity interests of such Foreign Subsidiary entitled to vote in the election of directors or other similar body of such Foreign Subsidiary, or (ii) to the extent that the pledge thereof is prohibited by the laws of the jurisdiction of such Foreign Subsidiary’s organization; (b) any equity interest in any Foreign Subsidiary that is not a first-tier Subsidiary of any one or more Borrowers or Guarantors; (c) any lease, license, contract, property rights or agreement to which a Borrower or a Guarantor is a party or any such Borrower’s or Guarantor’s rights or interests thereunder, if, and for so long as and to the extent that, the grant of the security interest would constitute or result in (i) the abandonment, invalidation or unenforceability of any material right, title or interest of such Borrower or Guarantor therein, or (ii) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any item referenced in the foregoing clause (i) or (ii) would be rendered ineffective or would not occur pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the applicable Uniform Commercial Code (or any successor provision or provisions), any other applicable law or principles of equity), provided, however, that the security interest (x) shall attach immediately when the condition causing the foregoing clause (i) or (ii) to apply is remedied, (y) shall attach immediately to any severable term of such lease, license, contract, property rights or agreement to the extent that such attachment does not result in any of the consequences specified in (i) or (ii) above, and (z) shall attach immediately to any such lease, license, contract, property rights or agreement to which the account debtor or such Borrower’s or Guarantor’s counterparty has consented to such attachment; (d) any equity interest acquired after the date hereof that is an equity interest in any entity other than a Subsidiary of any Borrower or Guarantor, if (i) the terms of the organizational documents of the issuer of such equity interests do not permit the grant of the security interest in such equity interests by the owner thereof and the applicable Borrower or Guarantor, after employing commercially reasonable efforts, has been unable to obtain any approval or consent to the creation of the security interest therein that is required under such organizational documents, (ii) such acquisition is permitted under this Agreement, and (iii) Required Lenders have consented to such organizational documents; and (e) any application to register any trademark or service mark prior to the filing under applicable law of a certified statement of use (or the equivalent) for such trademark or service mark to the extent the creation of a security interest therein or the grant of a mortgage thereon would void or invalidate such trademark or service mark. Notwithstanding that as of the Effective Date Collateral does not

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include any of the outstanding equity interests in a Foreign Subsidiary in excess of 65% of the voting power of all classes of equity interests of such Foreign Subsidiary entitled to vote in the election of directors or other similar body of such Foreign Subsidiary, Administrative Agent may require that such equity interests in one or more first-tier Foreign Subsidiaries of any one or more Borrowers or Guarantors be added as collateral to the extent that the pledge thereof is not prohibited by the laws of the jurisdiction of such Foreign Subsidiary’s organization and the pledge thereof will not result in adverse tax consequences to the Borrower.
“Collateral Documents” means, collectively, the Security Agreements, and all other agreements, instruments and documents that are intended to create, perfect or evidence Liens upon the Collateral as security for payment of the Obligations, including without limitation, all other security agreements, pledge agreements, financing statements, mortgages, assignments and deeds of trust, whether now, or hereafter executed by one or more of Borrowers, Guarantors or any Subsidiaries of Holdings and delivered to the Administrative Agent.
“Collateral Shortfall Amount” is defined in Section 8.1(a).
“Commitment” means a Term Loan Commitment or a Revolving Commitment.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.
“Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among a Borrower or any Subsidiary, a banking institution holding such Person’s funds, and the Administrative Agent with respect to collection and control of all deposits and balances held in an account maintained by such Person with such banking institution.
“Credit Extension” means the making of an Advance or the issuance of a Facility Letter of Credit hereunder.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

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“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within three (3) Business Days after the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and Holdings in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or waived, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days after the date when due, (b) has notified Holdings and the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or Holdings, to confirm in writing to the Administrative Agent and Holdings that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and Holdings), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets (other than an Undisclosed Administration), including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon delivery of written notice of such determination to Holdings and each Lender.
“Default Rate” has the meaning provided in Section 2.5.2
“Deposits” is defined in Section 11.1.
“Disposition” means a sale, transfer or other disposition of Property.
“Dollar” and “$” means the lawful currency of the United States of America.
“Dollar Amount” means, on any date of determination with respect to any amount, such amount in Dollars as determined by the Administrative Agent.

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“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.
“EBITDA” means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) income tax expense for such period, (iii) all amounts attributable to depreciation and amortization expense for such period, and (iv) to the extent approved by Administrative Agent, non-cash and non-recurring expenses, minus (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges taken in a prior period and (ii) any extraordinary gains and any non-cash items of income for such period, all calculated for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP. Notwithstanding the foregoing, for purposes of this Agreement, the EBITDA of Holdings and its Subsidiaries shall be deemed to be the following amounts for the periods set forth below:
    Period                        EBITDA Amount
    Fiscal Quarter Ending     September 26, 2020    $29,046,000.00
    Fiscal Quarter Ending     January 2, 2021    $32,952,000.00
    Fiscal Quarter Ending     April 3, 2021        $17,959,000.00
“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.
“Effective Date” means the date on which the conditions specified in Section 4.1 are satisfied.
“Eligible Assignee” means any Person except a natural Person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person), a Borrower, any of a Borrower’s Affiliates or Subsidiaries or any Defaulting Lender or any of its Subsidiaries.
“Environmental Indemnification Agreement” means the Environmental Indemnification Agreement dated the date hereof and executed by Borrowers and Guarantors in favor of Administrative Agent, as it may be amended, restated otherwise modified from time to time.
“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) personal injury or property damage relating to the release or discharge of Hazardous Materials, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, groundwater, land or air, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

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“Equity Interests” means all shares, interests or other equivalents, however designated, of or in a corporation, limited liability company, or partnership, whether or not voting, including but not limited to common stock, member interests, partnership interests, warrants, preferred stock, convertible debentures, and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Borrower or Guarantor, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure with respect to any Plan to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by a Borrower, a Guarantor or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by a Borrower, a Guarantor or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by a Borrower, a Guarantor or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of a Borrower, a Guarantor or any ERISA Affiliate from any Plan or Multiemployer Plan; or (g) the receipt by a Borrower, a Guarantor or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Borrower, a Guarantor or any ERISA Affiliate of any notice, concerning the imposition upon a Borrower, a Guarantor or any ERISA Affiliate of withdrawal liability under Section 4201 of ERISA or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA.
“Event of Default” is defined in Article VII.
“Excluded Swap Obligation” means, with respect to any Borrower or Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Borrower or Guarantor of, or the grant by such Borrower or Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Borrower or Guarantor’s failure for any reason to constitute an ECP at the time the guarantee of such Borrower or Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

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“Excluded Taxes” means, in the case of each Lender or applicable Lending Installation, the Letter of Credit Issuer, and the Administrative Agent, (i) Taxes imposed on its overall net income, franchise Taxes, and branch profits Taxes imposed on it, by the respective jurisdiction under the laws of which such Lender, the Letter of Credit Issuer or the Administrative Agent is incorporated or is organized or in which its principal executive office is located or, in the case of a Lender, in which such Lender’s applicable Lending Installation is located, (ii) in the case of a Non-U.S. Lender, any U.S. federal withholding Tax that is imposed on amounts payable to such Non-U.S. Lender pursuant to the laws in effect at the time such Non-U.S. Lender becomes a party to this Agreement or designates a new Lending Installation, except in each case to the extent that, pursuant to Section 3.3(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Installation, or is attributable to the Non-U.S. Lender’s failure to comply with Section 3.3(f), and (iii) any U.S. federal withholding Taxes imposed by FATCA.
“Facility Letter of Credit” is defined in Section 2.14(a)
“Facility Letter of Credit Application” is defined in Section 2.14(c).
“Facility Letter of Credit Collateral Account” is defined in Section 2.14(k).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the effective federal funds rate, provided that, if the Federal Funds Effective Rate as so determined would be less than 1.0%, such rate shall be deemed to be 1.0% for the purposes of this Agreement.
“Finance Lease” of a Person means any lease of Property by such Person as lessee which would be classified and accounted for as a finance lease on a balance sheet of such Person prepared in accordance with GAAP.
“Finance Lease Obligations” of a Person means the amount of the obligations of such Person under Finance Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

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“First Amendment Date” means August 2, 2022.
“First Amendment Increase” means the $25,000,000.00 increase in the Revolving Commitment effective on the First Amendment Date.
“Fixed Charges” means, for any period, without duplication, the sum of (a) cash Interest Expense, (b) scheduled principal payments on Indebtedness, (c) other payments made on Subordinated Indebtedness, and (d) Finance Lease payments, all calculated for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP; provided that the Banker Trust 2023 Prepayment shall not be included in calculating Fixed Charges.
“Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) EBITDA minus Unfinanced Capital Expenditures minus expense for taxes paid in cash (including any amount paid under the Borrowers' tax sharing arrangement with HC2 Holdings), minus Restricted Payments paid in cash to (b) Fixed Charges, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.
“Foreign Subsidiary” means each Subsidiary of a Borrower that is organized under the laws of any jurisdiction other than the United States or any state thereof or the District of Columbia and that is conducting the majority of its business outside of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the Letter of Credit Issuer, such Defaulting Lender’s ratable share of the Letter of Credit Obligations with respect to Facility Letters of Credit issued by the Letter of Credit Issuer other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4, subject at all times to Section 9.8.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervisory Practices or any successor or similar authority to any of the foregoing).
“Governmental Obligations” means noncallable direct general obligations of the United States of America or obligations the payment of principal of and interest on which is unconditionally guaranteed by the United States of America.
“GrayWolf Specified Properties” is defined in Section 6.24(a)

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“Guarantor” means any guarantor which agrees to guaranty all or any portion of the Obligations of one or more Borrowers and their respective successors and assigns, including but not limited to the parties listed on Schedule 1.2 to this Agreement.
“Guaranty” means any guaranty executed by a Borrower or Guarantor in favor of the Administrative Agent, for the ratable benefit of the Lenders, whether now existing or made in the future.
“Hazardous Material” means any explosive or radioactive substances or wastes, any hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, per- and polyfluoroalkyl substances, all “Hazardous Substances” as defined by the Comprehensive Environmental Response, Compensation, and Liability Act, 42 USC 9601 et seq. (“CERCLA”), and any other substances or wastes of any nature regulated pursuant to any Environmental Law.
“HC2 Holdings” means HC2 Holdings, Inc., a Delaware corporation.
“Hedging Agreement” means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.
“Hedging Obligation” means, with respect to any Person, any liability of such Person under any Hedging Agreement. The amount of any Person’s obligation in respect of any Hedging Obligation will be deemed to be the incremental obligation that would be reflected in the financial statements of such Person in accordance with GAAP.
“Highest Lawful Rate” means, on any day, the maximum non-usurious rate of interest permitted for that day by applicable federal or state law stated as a rate per annum.
“Indebtedness” of a Person means such Person’s (i) obligations for borrowed money (including the Obligations under this Agreement and the other Loan Documents), (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Finance Lease Obligations, (vii) obligations as an account party with respect to standby and commercial Letters of Credit, (viii) Contingent Obligations of such Person, (ix) any other obligation for borrowed money or other financial accommodation which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person, and (x) guaranties of any of the foregoing.
“Indemnified Taxes” means Taxes imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document, other than Excluded Taxes and Other Taxes.

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“Initial Borrowers” means the Borrowers identified as Initial Borrowers on Schedule 1.1.
“Interest Expense” means, with reference to any period, total interest expense (including that attributable to Finance Lease Obligations) of Holdings and its Subsidiaries for such period with respect to all outstanding Indebtedness of Holdings and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs under Hedging Agreements in respect of interest rates, to the extent such net costs are allocable to such period in accordance with GAAP), calculated for Holdings and its Subsidiaries on a consolidated basis for such period in accordance with GAAP.
“Investment” of a Person means (a) any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; (b) stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities (including warrants or options to purchase securities) or other equity interests owned by such Person; (c) any deposit accounts and certificate of deposit owned by such Person; and (d) structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.
“Lenders” means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.
“Lending Installation” means, with respect to a Lender, the Letter of Credit Issuer or the Administrative Agent, the office, branch, subsidiary or affiliate of such Lender, the Letter of Credit Issuer or the Administrative Agent listed on the signature pages hereof or designated pursuant to Section 2.12.
“Letter of Credit” means a letter of credit or similar instrument which is issued upon the application of a Person or upon which a Person is an account party or for which a Person is in any way liable.
“Letter of Credit Fee” is defined in Section 2.14(d).
“Letter of Credit Issuer” means UMB Bank, N.A. in its capacity as issuer of Facility Letters of Credit hereunder.
“Letter of Credit Obligations” means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility Letters of Credit outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.
“Letter of Credit Payment Date” is defined in Section 2.14(e).
“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Finance Lease or other title retention agreement).

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“Loan” means a Revolving Loan or a Term Loan.
“Loan Documents” means this Agreement, the Facility Letter of Credit Applications, the Collateral Documents, the Environmental Indemnification Agreement, each Guaranty, each Note, each Subordination Agreement and any other document or agreement, now or in the future, executed by a Borrower or a Guarantor for the benefit of the Administrative Agent or any Lender in connection with this Agreement.
“Material Adverse Effect” means a material adverse effect on (i) the business, Property, liabilities (actual and contingent), operations or condition (financial or otherwise), results of operations, or prospects of Holdings and its Subsidiaries taken as a whole, (ii) the ability of any Borrower or any Guarantor to perform its obligations under the Loan Documents to which it is a party, (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent, the Letter of Credit Issuer or the Lenders under the Loan Documents, or (iv) the perfection or priority of any Lien on any material portion of the Collateral.
“Material Indebtedness” means Indebtedness of a Borrower or any Subsidiary in an outstanding principal amount of $2,000,000.00 or more in the aggregate (or the equivalent thereof in any currency other than Dollars).
“Material Indebtedness Agreement” means any agreement evidencing, securing or relating to Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).
“Minimum Collateral Amount” means, with respect to a Defaulting Lender, at any time, (i) with respect to cash collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of the Letter of Credit Issuer with respect to such Defaulting Lender for all Facility Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the Letter of Credit Issuer in their sole discretion.
“Modify” and “Modification” are defined in Section 2.14(a).
“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which a Borrower, a Guarantor or any ERISA Affiliate is a party to which more than one employer is obligated to make contributions.
“Net Income” means, for any period, the consolidated net income (or loss) determined for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person (other than a Person acquired as part of the Banker Steel Acquisition) accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary, and (b) the income (or deficit) of any Person (other than a Subsidiary) in which the Borrower or any Subsidiary has an ownership interest, except (i) to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions on account of such Borrower's or such Subsidiary's ownership interest, or (ii) if such net income is required to be included in the consolidated net income of Holdings and its Subsidiaries in accordance with

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GAAP, and (c) the undistributed earnings of any Subsidiary, to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or requirement of law applicable to such Subsidiary.
“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of Disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by Borrowers).
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Note” means any note issued pursuant to this Agreement, including but not limited to any Revolving Loan Note or Term Note in favor of a Lender.
“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all Letter of Credit Obligations, all obligations in connection with Cash Management Services, all Hedging Obligations, all accrued and unpaid fees, and all expenses, reimbursements, indemnities and other obligations of a Borrower to the Lenders or to any Lender, the Administrative Agent or any indemnified party arising under the Loan Documents (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding). Notwithstanding the foregoing, as to each Borrower or Guarantor (including as to any Collateral Documents executed by such Borrower or Guarantor), “Obligations” shall exclude any obligation that is an Excluded Swap Obligation as to such Borrower or Guarantor.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.
“Operating Lease” of a Person means any lease of Property (other than a Finance Lease) by such Person as lessee.
“Operating Lease Obligations” means, as of any date of determination, the amount obtained by aggregating the present values, determined in the case of each particular Operating Lease by applying a discount rate (which discount rate shall equal the discount rate which would

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be applied under GAAP if such Operating Lease were a Finance Lease) from the date on which each fixed lease payment is due under such Operating Lease to such date of determination, of all fixed lease payments due under all Operating Leases of the Borrowers and their Subsidiaries.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.
“Participant” is defined in Section 12.2(a).
“Participant Register” is defined in Section12.2(c).
“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time, and any successor statute.
“Payment Date” means the last day of each calendar month, the Revolving Loan Maturity Date and the Term Loan Maturity Date, provided, that if such day is not a Business Day, the Payment Date shall be the immediately succeeding Business Day.
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“Permitted Acquisition” means any Acquisition made by a Borrower or any of its Subsidiaries, provided that, (a) as of the date of the consummation of such Acquisition, no Default or Event of Default shall have occurred and be continuing or would result after giving effect to such Acquisition, and the representation and warranty contained in Section 5.11 shall be true both before and after giving effect to such Acquisition, (b) such Acquisition is consummated on a non-hostile basis pursuant to a negotiated acquisition agreement that has been (if required by the governing documents of the seller or entity to be acquired) approved by the board of directors or other applicable governing body of the seller or entity to be acquired, and no material challenge to such Acquisition (excluding the exercise of appraisal rights) shall be pending or threatened by any shareholder or director of the seller or entity to be acquired, (c) the business to be acquired in such Acquisition is in the same line of business as a Borrower’s or a Subsidiary’s line of business or incidental thereto, (d) as of the date of the consummation of such Acquisition, all material approvals required in connection therewith shall have been obtained, (e) the Borrowers shall have furnished to the Administrative Agent a certificate demonstrating in reasonable detail a pro forma compliance with the financial covenants contained in Section 6.19 for such period, in each case, calculated as if such Acquisition, including the consideration therefor, had been consummated on the first day of such period, (f) any entity acquired in such Acquisition, and the entity acquiring assets in such Acquisition, will become a Guarantor hereunder in accordance with Section 6.24, and (g) the aggregate purchase price (including deferred purchase price) for such Acquisitions does not exceed $25,000,000.00 for any single Acquisition or $35,000,000.00 for all Acquisitions during the term of this Agreement (in each case, excluding the Banker Steel Acquisition).
“Permitted Foreign Subsidiary Investment” means (a) loans and capital contributions to Foreign Subsidiaries made prior to the date of this Agreement, and (b) loans and capital contributions to Foreign Subsidiaries made on or after the date of this Agreement that meet the

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following conditions:
(i) No Default or Event of Default exists and such Investment will not cause a Default or Event of Default; and
(ii)    Such Investments are in an aggregate amount not to exceed $5,000,000.00 at any one time; provided that such Investments may exceed $5,000,000 in the aggregate for a period of time not in excess of 120 days in any fiscal year so long as such Investments do not at any time exceed $6,000,000.00 in the aggregate.
“Permitted Investments” shall mean with respect to any Person:
(a)    Governmental Obligations;
(b)    Obligations of a state or commonwealth of the United States or the obligations of the District of Columbia or any possession of the United States, or any political subdivision of any of the foregoing, which are described in Section 103(a) of the Code and are graded in any of the highest three (3) major grades as determined by at least one Rating Agency; or secured, as to payments of principal and interest, by a letter of credit provided by a financial institution or insurance provided by a bond insurance company which in each case is itself or its debt is rated in one of the highest three (3) major grades as determined by at least one Rating Agency;
(c)    Banker’s acceptances, commercial accounts, demand deposit accounts, certificates of deposit, other time deposits or depository receipts issued by or maintained with Administrative Agent, any Lender or any Affiliate thereof, or any bank, trust company, savings and loan association, savings bank or other financial institution whose deposits are insured by the Federal Deposit Insurance Corporation and whose reported capital and surplus equal at least $250,000,000.00, provided that such minimum capital and surplus requirement shall not apply to demand deposit accounts maintained in the ordinary course of business;
(d)    Commercial paper rated at the time of purchase within the two highest classifications established by not less than two Rating Agencies, and which matures within 270 days after the date of issue;
(e)    Secured repurchase agreements against obligations itemized in paragraph (a) above, and executed by a bank or trust company or by members of the association of primary dealers or other recognized dealers in United States government securities, the market value of which must be maintained at levels at least equal to the amounts advanced; and
(f)    Any fund or other pooling arrangement which exclusively purchases and holds the investments itemized in (a) through (e) above.
“Permitted Liens” means the Liens permitted pursuant to Section 6.14.
“Person(s)” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any

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government or political subdivision or any agency, department or instrumentality thereof.
“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA as to which a Borrower or any ERISA Affiliate may have any liability.
“Prepayment Event” means:
(a) any Disposition (including pursuant to a sale and leaseback transaction) of any Property of Holdings or any Subsidiary, other than sales of inventory in the ordinary course of business; or
(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any Property of Holdings or any Subsidiary; or
(c) the issuance by Holdings of any Equity Interests, or the receipt by Holdings of any capital contribution (other than any capital contribution used to fund the Banker Steel Acquisition); or
(d) the incurrence by Holdings or any Subsidiary of any Indebtedness, other than Indebtedness permitted under Section 6.10.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.
“Pro Forma Liquidity” shall mean, as of any date, after giving effect to any proposed Restricted Payment, the sum of (i) Borrowers’ unrestricted cash, plus (ii) the Available Aggregate Revolving Commitment.
“Pro Rata Share” shall mean:
(a) with respect to a Lender’s obligation to make Revolving Loans and receive payments of principal, interest, fees, costs and expenses with respect thereto, (x) prior to the Revolving Commitments being terminated or reduced to zero, the percentage obtained by dividing (i) such Lender’s Revolving Commitment by (ii) the total Revolving Commitment and (y) from and after the time the Revolving Commitments have been terminated or reduced to zero, the percentage obtained by dividing (i) the aggregate unpaid principal amount of such Lender’s Revolving Exposure by (ii) the aggregate unpaid principal amount of the Revolving Exposure of all Lenders;
(b)    with respect to a Lender’s obligation to make a Term Loan and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by

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dividing (i) the unpaid principal amount of such Lender’s Term Loan by (ii) the unpaid principal amount of all Term Loans of all Lenders;
(c)    with respect to all other matters as to a particular Lender, the percentage obtained by dividing (i) such Lender’s Revolving Commitment (or if the Revolving Commitments have been terminated or reduced to zero, the aggregate unpaid principal amount of such Lender’s Revolving Exposure), plus the unpaid principal amount of such Lender’s Term Loan, by (ii) the aggregate amount of the Revolving Commitments of all Lenders (or if the Revolving Commitments have been terminated or reduced to zero, the aggregate unpaid principal amount of the Revolving Exposure of all Lenders), plus the unpaid principal amount of all Term Loans of all Lenders.
“Purchasers” is defined in Section 12.3(a).
“Rating Agency” shall mean Moody’s Investor Services, Inc., Standard and Poor’s Ratings Services, their respective successors or any other nationally recognized statistical rating organization which is acceptable to the Administrative Agent.
“Register” is defined in Section 12.3(d).
“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.
“Reimbursement Obligations” means, at any time, the aggregate of all obligations of the Borrowers then outstanding under Section 2.14 to reimburse the Letter of Credit Issuer for amounts paid by the Letter of Credit Issuer in respect of any one or more drawings under Facility Letters of Credit.
“Related Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.
“Reports” is defined in Section 9.6(a).
“Required Lenders” means (i) at least two Lenders that are not Affiliates of each other and that have greater than fifty percent of Pro Rata Share as determined pursuant to clause (c) of the definition of Pro Rata Share; provided that at any time there are two or fewer Lenders, “Required Lenders” means Lenders holding one hundred percent of Pro Rata Share as determined pursuant to clause (c) of the definition of Pro Rata Share. The Commitments and Revolving Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Restricted Payment” means any dividend or other distribution (whether in cash,

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securities or other Property) with respect to any Equity Interest in a Borrower or any Subsidiary, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in a Borrower or any Subsidiary thereof or any option, warrant or other right to acquire any such Equity Interest in a Borrower or any Subsidiary thereof.
“Revolving Commitment” means, for each Lender, the obligation, if any, of such Lender to make Revolving Loans to, and participate in Facility Letters of Credit issued upon the application of, the Borrowers, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder. The initial amount of each Revolving Lender’s Revolving Commitment is set forth on Schedule 2. As of the First Amendment Date, the aggregate amount of the Revolving Lenders’ Revolving Commitments is $135,000,000.00.
“Revolving Exposure” means, with respect to any Lender at any time, the sum of (i) the aggregate principal Dollar Amount of such Lender’s Revolving Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the Letter of Credit Obligations at such time.
“Revolving Lender” means, as of any date of determination, a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.
“Revolving Loan” means, with respect to a Lender, such Lender’s loan made pursuant to its commitment to lend set forth in Section 2.1.
“Revolving Loan Interest Rate” means for any day, the greater of (a) 4.25% per annum, and (b) the rate per annum set forth below opposite the applicable Level then in effect (based on the Senior Funded Indebtedness to EBITDA Ratio):

Level	Senior Funded Indebtedness to EBITDA Ratio	Revolving Loan Interest Rate
I	< 1.00 to 1.00	Prime Rate minus 1.~~60~~25%
II	≥ 1.00 to 1.00 and < 1.50 to 1.0	Prime Rate minus 1.~~35~~00%
III	≥ 1.50 to 1.00 and < 2.00 to 1.0	Prime Rate minus ~~1.10~~0.75%
IV	≥ 2.00 to 1.0	Prime Rate minus 0.~~8~~50%

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Any increase or decrease in the Revolving Loan Interest Rate resulting from a change in the Senior Funded Indebtedness to EBITDA Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.1(c); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, the rate set forth in Level IV shall apply, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the first Business Day following the date on which such Compliance Certificate is delivered. In addition, at all times while the Default Rate is in effect the rate set forth in Level IV shall apply.
If, as a result of any restatement of or other adjustment to the financial statements of Holdings or any Subsidiary or for any other reason, the Borrowers, or the Lenders determine that (i) the Senior Funded Indebtedness to EBITDA Ratio as calculated by the Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of the Senior Funded Indebtedness to EBITDA Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Letter of Credit Issuer), an amount equal to the excess of the amount of interest that should have been paid for such period over the amount of interest and fees actually paid for such period.
This paragraph shall not limit the rights of the Administrative Agent, the Letter of Credit Issuer or any Lender under any provision of this Agreement to payment of interest on any Obligations at the Default Rate. The Borrowers’ obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.
The initial Revolving Loan Interest Rate shall be as set forth in Level III until the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.1(c) for the fiscal quarter ending on July 3, 2021 to the Administrative Agent.
“Revolving Loan Maturity Date” means ~~May~~August ~~3~~15, 202~~4~~5.
“Revolving Loan Note” means any note or notes executed by Borrowers evidencing Revolving Loans.
“Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States, including transition rules, and, in each case, any amendments to such regulations.
“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United

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Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.
“Sanctions” means sanctions administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.
“Second Amendment Date” means November ___, 2023.
“Security Agreement” means, collectively, all Security Agreements executed by one or more of Borrowers and Guarantors in favor of the Administrative Agent, as amended, restated, supplemented or otherwise modified, renewed or replaced from time to time pursuant to the terms hereof and thereof.
“Senior Funded Indebtedness” means, at any date, the aggregate principal amount of total Indebtedness of Holdings and its Subsidiaries on a consolidated basis, including Finance Lease Obligations but excluding undrawn amounts under Letters of Credit and Operating Lease Obligations, minus the sum of (to the extent included in Indebtedness) (a) accounts payable arising from the purchase of goods and services in the ordinary course of business, (b) accrued expenses or losses, (c) deferred revenues or gains, and (d) Subordinated Indebtedness, all determined for Holdings and its Subsidiaries on a consolidated basis at such date, in accordance with GAAP.
“Senior Funded Indebtedness to EBITDA Ratio” means, at any date, the ratio of (a) Senior Funded Indebtedness for such date to (b) EBITDA for the period of four fiscal quarters ended on or most recently prior to such date.
“Side Letter” means the Side Letter as defined in the Subordination Agreement between Administrative Agent and The Banker Family Irrevocable Trust #3 U/A/D December 22, 2009 and the Subordination Agreement between Administrative Agent and Donald Banker,
“Subordination Agreements” means (a) the Subordination and Intercreditor Agreement dated the date hereof between Administrative Agent and the sellers in the Banker Steel Acquisition, (b) the Subordination and Intercreditor Agreement dated the date hereof between Administrative Agent and The Banker Family Irrevocable Trust #3 U/A/D December 22, 2009, (c) the Subordination and Intercreditor Agreement dated the date hereof between Administrative Agent and Donald Banker, and (d) all other subordination agreements executed by a holder of Subordinated Indebtedness in favor of the Administrative Agent and the Lenders from time to time after the Effective Date, in each case in form and substance satisfactory to Administrative Agent and Required Lenders; as amended, restated or otherwise modified from time to time.
“Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Obligations to the written satisfaction of the

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Required Lenders. For avoidance of doubt, amounts owing under the Side Letter are Subordinated Indebtedness.
“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of Holdings.
“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.
“Tangible Assets” shall mean the total of all assets appearing on the consolidated balance sheet of Holdings prepared in accordance with GAAP (with inventory being valued at the lower of cost or market), after deducting all proper reserves (including reserves for depreciation) minus the sum of (i) goodwill, patents, trademarks, prepaid expenses, deposits, deferred charges and other personal property which is classified as intangible property in accordance with GAAP, and (ii) any amounts due from shareholders, Affiliates, officers or employees of the Borrowers.
“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, fees, assessments, charges or withholdings, and any and all liabilities with respect to the foregoing, including interest, additions to tax and penalties applicable thereto.
“Term Loan” has the meaning given in Section 2.2.
“Term Loan Commitment” means, as to any Lender, the commitment of such Lender to make a Term Loan pursuant to Section 2.2. The amount of each Lender’s Term Loan Commitment on the Effective Date is set forth on Schedule 2 and, on the date hereof, the aggregate amount of the Term Loan Commitments is $110,000,000.00.
“Term Loan Maturity Date” means May 31, 2026.
“Term Note” means any note or notes executed by Borrowers evidencing any portion of the Term Loan.
“Title Insurer” means Fidelity National Title Insurance Company.
“Transferee” is defined in Section 12.3(e).
“UMB Bank, N.A.” means UMB Bank, N.A., a national banking association, in its individual capacity, and its successors.
“Undisclosed Administration” means in relation to a Lender the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where

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such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.
“Unfinanced Capital Expenditures” means, for any period, Capital Expenditures made during such period which are not financed from the proceeds of any Indebtedness (other than the Revolving Loans or other revolving Indebtedness; it being understood and agreed that, to the extent any Capital Expenditures are financed with Revolving Loans or other revolving indebtedness, such Capital Expenditures shall be deemed Unfinanced Capital Expenditures).
The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.
1.2    Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word “from” means “from and including” and the word “to” or “until” each means “to but excluding”.
1.3    Other Definitional Terms; Interpretative Provisions; Governing Decisions. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, schedules and like references are to this Agreement unless otherwise expressly provided. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The term “shall” shall have the same meaning as the term “will”. Unless the context in which used herein otherwise clearly requires, “or” has the inclusive meaning represented by the phrase “and/or.” All incorporation by reference of covenants, terms, definitions or other provisions from other agreements are incorporated into this Agreement as if such provisions were fully set forth herein, and such incorporation shall include all necessary definitions and related provisions from such other agreements but including only amendments thereto agreed to by the Lenders, and shall survive any termination of such other agreements until the Obligations under this Agreement and the other Loan Documents are irrevocably paid in full (other than inchoate indemnity obligations and Obligations that have been cash collateralized to the satisfaction of Administrative Agent, Letter of Credit Issuer and Lenders), all Facility Letters of Credit have expired without renewal or been returned to Letter of Credit Issuer, and the Revolving Commitments are terminated. Any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and any successor law or regulation. References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent not otherwise stated herein or prohibited hereby and in effect at any given time.

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ARTICLE II

THE CREDITS
2.1    Revolving Commitment. From and including the date of this Agreement and prior to the Revolving Loan Maturity Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Loans to the Borrowers and participate in Facility Letters of Credit issued upon the request of the Borrowers, provided that, after giving effect to the making of each such Revolving Loan and the issuance of each such Facility Letter of Credit, the Dollar Amount of such Lender’s Revolving Exposure shall not exceed its Revolving Commitment. All Revolving Loans shall be made in Dollars. Subject to the terms of this Agreement, the Borrowers may borrow, repay and reborrow the Revolving Loans at any time prior to the Revolving Loan Maturity Date.
2.2    Term Loan Commitment. Each Lender with a Term Loan Commitment severally agrees to make a loan to Borrowers in Dollars (the “Term Loan”) on the Effective Date in the amount of such Lender’s Term Loan Commitment. The Commitments of the Lenders to make Term Loans shall expire concurrently with the making of the Term Loan on the Effective Date.
2.3    Required and Optional Payments; Termination.
(a)    Scheduled Payments.
(i)    Revolving Loans. If at any time the Dollar Amount of the aggregate Revolving Exposures exceeds the aggregate Revolving Commitments, the Borrowers shall immediately make a payment on the Loans to eliminate such excess. Unless sooner paid in full, the outstanding principal balance of the Revolving Loans and all accrued and unpaid interest on Revolving Loans shall be paid in full on the Revolving Loan Maturity Date.
(ii)    Term Loans. The Term Loan of each Lender shall be paid in installments equal to such Lender’s Pro Rata Share of monthly payments of principal and interest of the Term Loan equal to $775,827.76 per month, payable on each Payment Date, commencing June 30, 2021. Unless sooner paid in full, the outstanding principal balance of the Term Loan and all accrued and unpaid interest on the Term Loan shall be paid in full on the Term Loan Maturity Date.
(iii)    Maturity Dates. The outstanding balance of the Revolving Exposure and all other then outstanding Obligations under this Agreement and the other Loan Documents (other than the Term Loan) shall be paid in full by the Borrowers and all Facility Letters of Credit terminated and returned to the Letter of Credit Issuer (or cash collateralized to the satisfaction of Administrative Agent, the Letter of Credit Issuer and Lenders) on the Revolving Loan Maturity Date. The outstanding balance of the Term Loan and all other then outstanding Obligations under this Agreement and the other Loan Documents shall be paid in full by the Borrowers on the Term Loan Maturity Date.

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(b)    Optional Prepayments. Any Borrower may from time to time (i) pay all outstanding Advances, or (ii) pay any portion of the outstanding Advances in the amount of $1,000,000.00 or a greater amount that is a multiple of $500,000.00 (or the aggregate amount of the outstanding Loans at such time), in each case upon same day notice to the Administrative Agent, provided that in connection with any prepayment of the Term Loan, Borrowers shall pay any amount required under Section 2.6.4.
(c)    Mandatory Prepayments. In the event and on each occasion that any Net Proceeds are received by or on behalf of Holdings or any Subsidiary in respect of any Prepayment Event, the Borrowers shall, immediately after such Net Proceeds are received by Holdings or any Subsidiary, prepay the Obligations and cash collateralize the Letter of Credit Obligations in an aggregate amount equal to 100% of such Net Proceeds, provided that, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, if the Borrowers shall deliver to the Lender a certificate of an Authorized Officer to the effect that the Borrowers intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 90 days after receipt of such Net Proceeds, to acquire (or replace or rebuild) real property, equipment or other tangible assets (excluding inventory) to be used in the business of Holdings and its Subsidiaries, and certifying that no Default or Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate, provided that to the extent of any such Net Proceeds that have not been so applied by the end of such 90-day period, a prepayment shall be required at such time in an amount equal to such Net Proceeds that have not been so applied.
(d)    Application of Prepayments.
(i) All prepayments made pursuant to Section 2.3(b) (A) if made with respect to the Term Loans, shall be applied to reduce the subsequent scheduled repayments of Term Loans to be made pursuant to Section 2.3(a) in inverse order of maturity or (B) if made with respect to the Revolving Loans, to prepay such Loans in accordance with the Lender’s respective Pro Rata Share without a corresponding reduction in the Revolving Commitments and to cash collateralize outstanding Letter of Credit Obligations.
(ii) All prepayments required to be made pursuant to Section 2.3(c) shall be applied, first to prepay the Term Loans and shall be applied to reduce the subsequent scheduled repayments of Term Loans to be made pursuant to Section 2.3(a) in inverse order of maturity and second to prepay the Revolving Loans without a corresponding reduction in the Revolving Commitment and third to cash collateralize outstanding Letter of Credit Obligations; provided that all prepayments required to be made pursuant to Section 2.3(c) with respect to Net Proceeds arising from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding, to the extent they arise from casualties or losses to cash or inventory shall be applied, first, to prepay the Revolving Loans with a corresponding reduction in the Revolving Commitment and second, to cash collateralize outstanding Letter of

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Credit Obligations, and third, to prepay the Term Loans (allocated and applied to subsequent scheduled repayments as set forth above).
2.4    Revolving Loan Borrowing; Ratable Loans. For Revolving Loans, unless otherwise agreed by Administrative Agent, Holdings, as Borrower Agent, shall give the Administrative Agent irrevocable notice in the form of Exhibit D (a “Borrowing Notice”) not later than 10:00 a.m. (Phoenix, Arizona time) on the Borrowing Date, specifying: (a) the Borrowing Date, which shall be a Business Day, of such Advance, and (b) the aggregate amount of such Advance. The aggregate amount of any Advance of a Revolving Loan shall be the amount of $1,000,000.00 or a greater amount that is a multiple of $500,000.00. Not later than 4:00 PM (Phoenix, Arizona time) on each Borrowing Date, each Lender shall make available its Revolving Loans in funds immediately available to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will make the funds so received from the Lenders available to Holdings at the Administrative Agent’s aforesaid address. Each Advance of Revolving Loans shall be made from the several Revolving Lenders ratably according to their Pro Rata Shares.
2.5    Interest Rates.
2.5.1    Interest Rates. Each Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made, to but excluding the date it is repaid, at a rate per annum equal to (a) in the case of Revolving Loans, the Revolving Loan Interest Rate for such day, and (b) in the case of Term Loans, 3.25% per annum, in each case subject to Section 2.5.2. Changes in the rate of interest on any Advance of Revolving Loans will take effect simultaneously with each change in the Revolving Loan Interest Rate.
2.5.2    Rates Applicable After Event of Default. Notwithstanding anything to the contrary contained herein, during the continuance of an Event of Default the Required Lenders may, at their option, by notice from the Administrative Agent to Holdings (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.3 requiring unanimous consent of the Lenders to changes in interest rates), declare that each Advance shall bear interest at a rate per annum equal to the rate otherwise in effect from time to time plus 2.00% per annum (the “Default Rate”), and the Letter of Credit Fee shall be increased by 2.00% per annum, provided that, during the continuance of an Event of Default under Sections 7.2, 7.5 or 7.6, the interest rates set forth above shall be applicable automatically to all Advances without any election or action on the part of the Administrative Agent or any Lender. After an Event of Default has been waived, the interest rate applicable to advances and the Letter of Credit Fee shall revert to the rates applicable prior to the occurrence of an Event of Default.
2.6    Fees.
2.6.1    Upfront Fee. The Borrowers agree to pay to the Administrative Agent for the account of each Lender according to its Pro Rata Share of the Loans on the Effective Date, an upfront fee equal to 0.25% times the sum of such Lender's Revolving Commitment plus such Lender's Term Loan Commitment as of the Effective Date.

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2.6.2    Administrative Fee. The Borrowers agree to pay to the Administrative Agent for the account of Administrative Agent on the Effective Date, an administrative fee equal to 0.10% times the aggregate Commitments as of the Effective Date.
2.6.3    Commitment Fee. The Borrowers agree to pay to the Administrative Agent for the account of each Lender according to its Pro Rata Share of the Revolving Loans a commitment fee at a per annum rate equal to 0.25% per annum times the average daily Available Aggregate Revolving Commitment from the date hereof to and including the Revolving Loan Maturity Date, payable in arrears on each Payment Date.
2.6.4    Prepayment Fees. Borrowers shall pay a prepayment fee for the benefit of the Lenders based on each Lender's Pro Rata Share of the Term Loan upon any prepayment of the Term Loan in an amount equal to the Prepayment Percentage times the principal amount prepaid. The “Prepayment Percentage” shall equal (a) three percent (3.0%) to but excluding the first anniversary of the date of this Agreement, (b) two percent (2.0%) from and including the first anniversary of the date of this Agreement to but excluding the second anniversary of the date of this Agreement, and (c) one percent (1.0%) from and including the second anniversary of the date of this Agreement to but excluding the third anniversary of the date of this Agreement. Such fees shall be due and payable on the date of the applicable prepayment. For purposes of this Section 2.6.4, acceleration of the Loans following an Event of Default shall be considered a prepayment in full of the Loans; accordingly, the prepayment fee described in this Section shall be part of the Obligations and may be included by the Administrative Agent and Lenders in any judgment taken against the Borrower. The Borrower acknowledges that the prepayment fee described in this Section is a reasonable estimate of the cost to the Lenders resulting from the prepayment or acceleration of the Loans and is not imposed as a penalty. Notwithstanding the foregoing, no fee shall be payable under this Section 2.6.4 as a result of (x) a termination of this Agreement in connection with a restructuring or refinancing of the Commitments with Administrative Agent, (y) any prepayment made with excess cash arising from Borrower's operations, or (z) any prepayment made with proceeds of asset sales by Borrowers.
2.6.5    First Amendment Fees. The Borrowers agree to pay to the Administrative Agent for the account of each Lender on the First Amendment Date, a fee equal to the sum of (a) 0.25% times the portion of such Lender's Revolving Commitment that is part of the First Amendment Increase, plus (b) 0.15% times sum of the amount of such Lender's Revolving Commitment, excluding the portion of such Lender's Revolving Commitment referenced in the foregoing clause (a), plus such Lender's Term Loan Commitment as of the First Amendment Date.
2.6.6    Second Amendment Fees. The Borrowers agree to pay to the Administrative Agent for the account of each Lender on the Second Amendment Date, a fee equal to 0.25% times the amount of such Lender's Revolving Commitment.

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2.7    Method of Payment of Loans. Each Advance shall be repaid and each payment of interest thereon shall be paid in Dollars. All payments of the Obligations under this Agreement and the other Loan Documents shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to Holdings, by 12:00 noon (Phoenix, Arizona time) on the date when due and shall (except (a) in the case of Reimbursement Obligations for which the Letter of Credit Issuer has not been fully indemnified by the Lenders, or (b) as otherwise specifically required hereunder) be applied ratably by the Administrative Agent among the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly, but in any event within one (1) Business Day of receipt thereof, by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge the account of Holdings maintained with UMB Bank, N.A., for each payment of principal, interest, Reimbursement Obligations and fees as it becomes due hereunder. Each reference to the Administrative Agent in this Section 2.7 shall also be deemed to refer, and shall apply equally, to the Letter of Credit Issuer, in the case of payments required to be made by a Borrower to the Letter of Credit Issuer pursuant to Section 2.14(f).
2.8    Evidence of Indebtedness. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(a)    The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder, and (iii) the original stated amount of each Facility Letter of Credit and the amount of Letter of Credit Obligations outstanding at any time, and (iv) the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender’s share thereof.
(b)    The entries maintained in the accounts maintained pursuant to this Section 2.8 shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with their terms.
(c)    Any Lender may request through the Administrative Agent that the Loans made by such Lender be evidenced by a promissory note, substantially in the form of Exhibit E-1 or E-2, as applicable (each a “Note”). In such event, the Borrowers shall prepare, execute and deliver to such Lender such Note or Notes payable to the order of such Lender.

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2.9    Telephonic Notices. The Borrowers hereby authorize the Lenders and the Administrative Agent to extend Advances and to transfer funds based on telephonic notices made by any Person or Persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of a Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices to be given telephonically. Each Borrower agrees to deliver promptly to the Administrative Agent a written confirmation (which may include e-mail) of each telephonic notice authenticated by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error. The parties agree to prepare appropriate documentation to correct any such error within ten (10) days after discovery by any party to this Agreement.
2.10    Calculation and Payment of Interest. Interest accrued on each Advance shall be payable on each Payment Date, commencing with the first Payment Date to occur after the Effective Date. Interest accrued pursuant to Section 2.5.2 shall be payable on demand. Interest on all Advances and fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 12:00 p.m. (Phoenix, Arizona time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day.
2.11    Notification of Advances, Interest Rates, and Prepayments. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Borrowing Notice and repayment notice received by it hereunder. Promptly after notice from the Letter of Credit Issuer, the Administrative Agent will notify each Lender of the contents of each request for issuance of a Facility Letter of Credit hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the applicable interest rate.
2.12    Lending Installations. Each of the Administrative Agent, the Letter of Credit Issuer and the Lenders may designate its Lending Installation; each Lender may book its Advances and its participation in any Letter of Credit Obligations; and the Letter of Credit Issuer may book the Facility Letters of Credit at any Lending Installation selected by Administrative Agent, such Lender or the Letter of Credit Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility Letters of Credit, participations in Letter of Credit Obligations and any Notes issued hereunder shall be deemed held by each Lender or the Letter of Credit Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and the Letter of Credit Issuer may, by written notice to the Administrative Agent and Holdings in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility Letters of Credit will be issued by it and for whose account Loan payments or payments with respect to Facility Letters of Credit are to be made.

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2.13    Non-Receipt of Funds by the Administrative Agent. Unless the Borrowers or a Lender, as the case may be, notify the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of the Borrowers, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrowers, as the case may be, have not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three (3) days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrowers, the interest rate applicable to the relevant Loan.
2.14    Facility Letters of Credit.
(a)    Issuance. The Letter of Credit Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue Letters of Credit denominated in Dollars (each, a “Facility Letter of Credit”) and to renew, extend, increase, decrease or otherwise modify each Facility Letter of Credit (“Modify,” and each such action a “Modification”), from time to time from and including the date of this Agreement and prior to the Revolving Loan Maturity Date upon the request of the Borrowers; provided that immediately after each such Facility Letter of Credit is issued or Modified, the aggregate Dollar Amount of the outstanding Letter of Credit Obligations shall not cause (i) the aggregate amount of Letter of Credit Obligations at any time to exceed $25,000,000.00, or (ii) a Lender’s Revolving Exposure to exceed its Revolving Commitment. No Facility Letter of Credit shall have an expiry date later than the earlier to occur of (x) the fifth Business Day prior to the Revolving Loan Maturity Date and (y) one (1) year after its issuance; provided, however, that the expiry date of a Facility Letter of Credit may be up to one (1) year later than the fifth Business Day prior to the Revolving Loan Maturity Date if the Borrowers have posted on or before the fifth Business Day prior to the Revolving Loan Maturity Date cash collateral in the Facility Letter of Credit Collateral Account on terms satisfactory to the Administrative Agent in an amount equal to 105% of the Letter of Credit Obligations with respect to such Facility Letter of Credit. Notwithstanding anything herein to the contrary, the Letter of Credit Issuer shall have no obligation hereunder to issue any Facility Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement.
(b)    Participations. Upon the issuance by the Letter of Credit Issuer of a Facility Letter of Credit, the Letter of Credit Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender,

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and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Letter of Credit Issuer, a participation in such Facility Letter of Credit (and each Modification thereof) and the related Letter of Credit Obligations in proportion to its Pro Rata Share.
(c)    Notice. The Borrowers shall give the Administrative Agent notice prior to 10:00 a.m. (Phoenix, Arizona time) at least five (5) Business Days prior to the proposed date of issuance of each Facility Letter of Credit, specifying the beneficiary, the proposed date of issuance and the expiry date of such Facility Letter of Credit, and describing the proposed terms of such Facility Letter of Credit and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the Administrative Agent shall promptly notify the Letter of Credit Issuer and each Lender of the contents thereof and of the amount of such Lender’s participation in such proposed Facility Letter of Credit. The issuance by the Letter of Credit Issuer of any Facility Letter of Credit shall, in addition to the conditions precedent set forth in Article IV, be subject to the conditions precedent that such Facility Letter of Credit shall be satisfactory to the Letter of Credit Issuer and that the Borrowers shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility Letter of Credit as the Letter of Credit Issuer shall have reasonably requested (each, a “Facility Letter of Credit Application”). The Letter of Credit Issuer shall have no independent duty to ascertain whether the conditions set forth in Article IV have been satisfied; provided, however, that the Letter of Credit Issuer shall not issue a Facility Letter of Credit if, on or before the proposed date of issuance, the Letter of Credit Issuer shall have received notice from the Administrative Agent or the Required Lenders that any such condition has not been satisfied or waived. In the event of any conflict between the terms of this Agreement and the terms of any Facility Letter of Credit Application, the terms of this Agreement shall control.
(d)    Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, with respect to each Facility Letter of Credit, a letter of credit fee at a per annum rate equal to 1.25% on the maximum stated amount of such Facility Letter of Credit (after giving effect to any scheduled increases or decreases) for the period from the date of issuance to the scheduled expiration date of such Facility Letter of Credit, such fee to be payable on or before the date of issuance (the “Letter of Credit Fee”).
(e)    Administration; Reimbursement by Lenders. Upon receipt of any demand for payment under any Facility Letter of Credit from the beneficiary of such Facility Letter of Credit, the Letter of Credit Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify Holdings and each other Lender as to the amount to be paid by the Letter of Credit Issuer as a result of such demand and the proposed payment date (the “Letter of Credit Payment Date”). The responsibility of the Letter of Credit Issuer to the Borrowers and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Facility Letter of Credit. The Letter of Credit Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility Letters of Credit

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as it does with respect to letters of credit in which no participations are granted, it being understood that each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Event of Default or any condition precedent whatsoever, to reimburse the Letter of Credit Issuer on demand for (i) such Lender’s Pro Rata Share of the amount of each payment made by the Letter of Credit Issuer under each Facility Letter of Credit to the extent such amount is not reimbursed by the Borrowers pursuant to Section 2.14(f) below and there are not funds available in the Facility Letter of Credit Collateral Account to cover the same, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the Letter of Credit Issuer’s demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Phoenix, Arizona time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(f)    Reimbursement by Borrowers. The Borrowers shall be irrevocably and unconditionally obligated to reimburse the Letter of Credit Issuer on or before the applicable Letter of Credit Payment Date for any amounts to be paid by the Letter of Credit Issuer upon any drawing under any Facility Letter of Credit, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrowers nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrowers or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the Letter of Credit Issuer in determining whether a request presented under any Facility Letter of Credit issued by it complied with the terms of such Facility Letter of Credit or (ii) the Letter of Credit Issuer’s failure to pay under any Facility Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility Letter of Credit. All such amounts paid by the Letter of Credit Issuer and remaining unpaid by the Borrowers shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the Revolving Loan Interest Rate for such day if such day falls on or before the applicable Letter of Credit Payment Date and (y) the sum of 2.00% per annum plus the Revolving Loan Interest Rate for such day if such day falls after such Letter of Credit Payment Date. The Letter of Credit Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrowers for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility Letter of Credit issued by the Letter of Credit Issuer, but only to the extent such Lender has made payment to the Letter of Credit Issuer in respect of such Facility Letter of Credit pursuant to Section 2.14(e). Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.4 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrowers may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.
(g)    Obligations Absolute. The Borrowers’ obligations under this Section 2.14 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrowers may have or have had against the Letter of Credit Issuer, any Lender or any beneficiary of a Facility Letter

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of Credit. The Borrowers further agree with the Letter of Credit Issuer and the Lenders that the Letter of Credit Issuer and the Lenders shall not be responsible for, and the Borrowers’ Reimbursement Obligation in respect of any Facility Letter of Credit shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrowers, any of their Affiliates, the beneficiary of any Facility Letter of Credit or any financing institution or other party to whom any Facility Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrowers or of any of their Affiliates against the beneficiary of any Facility Letter of Credit or any such transferee. The Letter of Credit Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility Letter of Credit. The Borrowers agree that any action taken or omitted by the Letter of Credit Issuer or any Lender under or in connection with each Facility Letter of Credit and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrowers and shall not put the Letter of Credit Issuer or any Lender under any liability to the Borrowers.
(h)    Actions of Letter of Credit Issuer. The Letter of Credit Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex, teletype or electronic mail message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Letter of Credit Issuer. The Letter of Credit Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.14, the Letter of Credit Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility Letter of Credit.
(i)    Indemnification. The Borrowers hereby agree to indemnify and hold harmless each Lender, the Letter of Credit Issuer and the Administrative Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses (including reasonable counsel fees and disbursements) which such Lender, the Letter of Credit Issuer or the Administrative Agent may incur (or which may be claimed against such Lender, the Letter of Credit Issuer or the Administrative Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility Letter of Credit or any actual or proposed use of any Facility Letter of Credit, including, without limitation, any claims, damages, losses, liabilities, costs or expenses (including reasonable counsel fees and disbursements) which the Letter

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of Credit Issuer may incur (i) by reason of or in connection with the failure of any other Lender to fulfill or comply with its obligations to the Letter of Credit Issuer hereunder (but nothing herein contained shall affect any rights the Borrowers may have against any Defaulting Lender) or (ii) by reason of or on account of the Letter of Credit Issuer issuing any Facility Letter of Credit which specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Facility Letter of Credit does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the Letter of Credit Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrowers shall not be required to indemnify any Lender, the Letter of Credit Issuer or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Letter of Credit Issuer in determining whether a request presented under any Facility Letter of Credit complied with the terms of such Facility Letter of Credit or (y) the Letter of Credit Issuer’s failure to pay under any Facility Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Facility Letter of Credit. Nothing in this Section 2.14(i) is intended to limit the obligations of the Borrowers under any other provision of this Agreement.
(j)    Lenders’ Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the Letter of Credit Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct or the Letter of Credit Issuer’s failure to pay under any Facility Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Facility Letter of Credit) that such indemnitees may suffer or incur in connection with this Section 2.14 or any action taken or omitted by such indemnitees hereunder.
(k)    Facility Letter of Credit Collateral Account. The Borrowers agree that they will, upon the request of the Administrative Agent or the Required Lenders and until the final expiration date of any Facility Letter of Credit and thereafter as long as any amount is payable to the Letter of Credit Issuer or the Lenders in respect of any Facility Letter of Credit, maintain a special collateral account pursuant to arrangements satisfactory to the Administrative Agent (the “Facility Letter of Credit Collateral Account”), in the name of Borrowers but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders. The Borrowers hereby pledge, assign and grant to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and the Letter of Credit Issuer, a security interest in all of the Borrowers’ right, title and interest in and to all funds which may from time to time be on deposit in the Facility Letter of Credit Collateral Account to secure the prompt and complete payment and performance of the Obligations.
2.15    Replacement of Lender. If the Borrowers are required pursuant to Section 3.1 or 3.2 to make any additional payment to any Lender, or if any Lender declines to approve an amendment or waiver that is approved by the Required Lenders but that requires the consent of

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all Lenders or all affected Lenders to become effective, or if any Lender becomes a Defaulting Lender (any Lender so affected an “Affected Lender”), the Borrowers may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement upon at least five (5) Business Days’ prior written notice to such Affected Lender, which such notice shall specify an effective date for such replacement, which date shall not be later than fifteen (15) Business Days after the date such notice is given, provided that no Default or Event of Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (a) another bank or other entity which is reasonably satisfactory to the Borrowers and the Administrative Agent and, to the Borrowers’ and the Administrative Agent’s reasonable satisfaction, which other bank or entity does not suffer from and is not impacted by the issue or event causing the replacement of the Affected Lender, shall agree, as of such date, to purchase for cash at par the Advances and other Obligations due to the Affected Lender under this Agreement and the other Loan Documents pursuant to an assignment substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (b) the Borrowers shall pay to such Affected Lender in same day funds on the day of such replacement all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Affected Lender. If the Affected Lender shall refuse or fail to execute and deliver any such assignment prior to the effective date of such replacement, Administrative Agent may, but shall not be required to, execute and deliver such assignment in the name or and on behalf of Affected Lender, and irrespective of whether Administrative Agent executes and delivers such assignment, the Affected Lender shall be deemed to have executed and delivered such assignment. A Lender shall not be required to make any such assignment or be replaced if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and replacement cease to apply.
2.16    Limitation of Interest. The Borrowers, the Administrative Agent and the Lenders intend to strictly comply with all applicable laws, including applicable usury laws. Accordingly, the provisions of this Section 2.16 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section 2.16, even if such provision declares that it controls. As used in this Section 2.16, the term “interest” includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of this Agreement. In no event shall the Borrowers or any other Person be obligated to pay, or any Lender have any right or privilege to reserve, receive or retain, (x) any interest in excess of the maximum amount of nonusurious interest permitted under the applicable laws (if any) of the United States or of any applicable state, or (y) total interest in excess of the amount which such Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of this Agreement at the Highest Lawful Rate. None of the terms and provisions contained

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in this Agreement or in any other Loan Document which directly or indirectly relate to interest shall ever be construed without reference to this Section 2.16, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Highest Lawful Rate.
2.17    Defaulting Lenders.
(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.1 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Letter of Credit Issuer hereunder; third, to cash collateralize the Letter of Credit Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.17(d); fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account (including the Facility Letter of Credit Collateral Account) and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Letter of Credit Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Facility Letters of Credit issued under this Agreement, in accordance with Section 2.17(d); sixth, to the payment of any amounts owing to the Lenders, the Letter of Credit Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Letter of Credit Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; eighth, if so determined by the Administrative Agent, distributed to the Lenders other than the Defaulting Lender until the ratio of the Revolving

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Exposures of such Lenders to the Aggregate Outstanding Revolving Exposures of all Revolving Lenders equals such ratio immediately prior to the Defaulting Lender’s failure to fund any portion of any Loans or participations in Facility Letters of Credit; and ninth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Facility Letter of Credit issuances in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Facility Letters of Credit were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Credit Extensions of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Credit Extensions of such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Obligations are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees.
(1)    For commitment fees: No Defaulting Lender shall be entitled to receive any commitment fee for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(2)    Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its ratable share of the stated amount of Facility Letters of Credit for which it has provided cash collateral pursuant to Section 2.17(d).
(3)    With respect to any fee not required to be paid to any Defaulting Lender pursuant to clause (1) or (2) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Letter of Credit Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Letter of Credit Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their

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respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that (x) the conditions set forth in Section 4.2 are satisfied at the time of such reallocation (and, unless the Borrowers shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, cash collateralize the Letter of Credit Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.17(d).
(b)    Defaulting Lender Cure. If the Borrowers, the Administrative Agent and the Letter of Credit Issuer agree in writing to allow a Defaulting Lender to cure its default hereunder (“Permission to Cure”), the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Facility Letters of Credit to be held pro rata by the Lenders in accordance with the Revolving Commitments (without giving effect to Section 2.17(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Notwithstanding the foregoing, a Defaulting Lender shall be allowed to cure its default hereunder in accordance with the foregoing requirements of this Section 2.17(b) without Permission to Cure if (i) such default arises out of such Lender’s failure to fund all or any portion of its Loans, or its failure to pay the Administrative Agent or any other Lender any amount required hereunder, within one (1) Business Day after the date due; and (ii) such default has not occurred more than twice before the pending default to be cured.
(c)    New Facility Letters of Credit. So long as any Lender is a Defaulting Lender, the Letter of Credit Issuer shall not be required to issue, extend, renew or increase any Facility Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

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(d)    Cash Collateral. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or the Letter of Credit Issuer (with a copy to the Administrative Agent) the Borrowers shall cash collateralize the Letter of Credit Issuer’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.17(a)(iv) and any cash collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(i)    Grant of Security Interest. The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to the Administrative Agent, for the benefit of the Letter of Credit Issuer, and agree to maintain, a first priority security interest in all cash collateral as security for the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Obligations, to be applied pursuant to clause (ii) below. If at any time the Administrative Agent determines that cash collateral is subject to any right or claim of any Person other than the Administrative Agent and the Letter of Credit Issuer as herein provided, or that the total amount of such cash collateral is less than the Minimum Collateral Amount, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional cash collateral in an amount sufficient to eliminate such deficiency (after giving effect to any cash collateral provided by the Defaulting Lender).
(ii)    Application. Notwithstanding anything to the contrary contained in this Agreement, cash collateral provided under this Section 2.17 in respect of Facility Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Obligations (including, as to cash collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the cash collateral was so provided, prior to any other application of such Property as may otherwise be provided for herein.
(iii)    Termination of Requirement. Cash collateral (or the appropriate portion thereof) provided to reduce the Letter of Credit Issuer’s Fronting Exposure shall no longer be required to be held as cash collateral pursuant to this Section 2.17(d) following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the Letter of Credit Issuer that there exists excess cash collateral; provided that, subject to this Section 2.17 the Person providing cash collateral and the Letter of Credit Issuer may agree that cash collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such cash collateral was provided by the Borrower, such cash collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

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ARTICLE III

YIELD PROTECTION; TAXES
3.1    Yield Protection. If, on or after the date of this Agreement, there occurs any Change in Law which:
(a)    subjects any Lender or any applicable Lending Installation, the Letter of Credit Issuer, or the Administrative Agent to any Taxes (other than with respect to Indemnified Taxes, Excluded Taxes, and Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or
(b)    imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit, liquidity or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the Letter of Credit Issuer), or
(c)    imposes any other condition (other than Taxes) the result of which is to increase the cost to any Lender or any applicable Lending Installation or the Letter of Credit Issuer of making, funding or maintaining its Loans, or of issuing or participating in Facility Letters of Credit, or reduces any amount receivable by any Lender or any applicable Lending Installation or the Letter of Credit Issuer in connection with its Loans, Facility Letters of Credit or participations therein, or requires any Lender or any applicable Lending Installation or the Letter of Credit Issuer to make any payment calculated by reference to the amount of Loans, Facility Letters of Credit or participations therein held or interest or Letter of Credit Fees received by it, by an amount deemed material by such Lender or the Letter of Credit Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Person of making or maintaining its Loans or Revolving Commitment or of issuing or participating in Facility Letters of Credit or to reduce the amount received by such Person in connection with such Loans or Revolving Commitment, Facility Letters of Credit or participations therein, then, within fifteen (15) days after demand by such Person, the Borrowers shall pay such Person, as the case may be, such additional amount or amounts as will compensate such Person for such increased cost or reduction in amount received. Failure or delay on the part of any such Person to demand compensation pursuant to this Section 3.1 shall not constitute a waiver of such Person’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Person pursuant to this Section 3.1 for any increased costs or reductions suffered more than 270 days prior to the date that such Person notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Person’s intention to claim compensation therefor; provided further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
3.2    Changes in Capital Adequacy Regulations. If a Lender or the Letter of Credit Issuer determines that the amount of capital or liquidity required or expected to be maintained by

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such Lender or the Letter of Credit Issuer, any Lending Installation of such Lender or the Letter of Credit Issuer, or any corporation or holding company controlling such Lender or the Letter of Credit Issuer is increased as a result of (a) a Change in Law or (b) any change on or after the date of this Agreement in the Risk-Based Capital Guidelines, then, within fifteen (15) days after demand by such Lender or the Letter of Credit Issuer, the Borrowers shall pay such Lender or the Letter of Credit Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital or liquidity which such Lender or the Letter of Credit Issuer determines is attributable to this Agreement, its Term Loans, its Revolving Exposure or its Revolving Commitment to make Revolving Loans and issue or participate in Facility Letters of Credit, as the case may be, hereunder (after taking into account such Lender’s or the Letter of Credit Issuer’s policies as to capital adequacy or liquidity), in each case that is attributable to such Change in Law or change in the Risk-Based Capital Guidelines, as applicable. Failure or delay on the part of such Lender or the Letter of Credit Issuer to demand compensation pursuant to this Section 3.2 shall not constitute a waiver of such Lender’s or the Letter of Credit Issuer’s right to demand such compensation; provided that the Borrowers shall not be required to compensate any Lender or the Letter of Credit Issuer pursuant to this Section 3.2 for any shortfall suffered more than 270 days prior to the date that such Lender or the Letter of Credit Issuer notifies the Borrowers of the Change in Law or change in the Risk-Based Capital Guidelines giving rise to such shortfall and of such Lender’s or the Letter of Credit Issuer’s intention to claim compensation therefor; provided further, that if the Change in Law or change in Risk-Based Capital Guidelines giving rise to such shortfall is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
3.3    Taxes.
(a)    Any and all payments by or on account of any obligation of any Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment, then the applicable Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax or Other Tax, then the sum payable by the applicable Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.3) the applicable Lender, the Letter of Credit Issuer or the Administrative Agent receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    The Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)    The Borrowers shall indemnify the Lender, the Letter of Credit Issuer or the Administrative Agent, within fifteen (15) days after demand therefor, for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.3) payable or paid by such Lender, the Letter of Credit Issuer or the Administrative

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Agent or required to be withheld or deducted from a payment to such Lender, the Letter of Credit Issuer or the Administrative Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes and Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.
(d)    Each Lender shall severally indemnify the Administrative Agent, within fifteen (15) days after demand therefor, for (i) any Indemnified Taxes and Other Taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and Other Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.2(c) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).
(e)    As soon as practicable after any payment of Taxes by any Borrower to a Governmental Authority pursuant to this Section 3.3, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
Without limiting the generality of the foregoing,
(1)    any Lender that is a United States Person for U.S. federal income Tax purposes shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter

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upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;
(2)    any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:
a)    in the case of a Non-U.S. Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty;
b)    executed copies of IRS Form W-8ECI;
c)    in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Code and (y) executed copies of IRS Form W- 8BEN or IRS Form W-8BEN-E; or
d)    to the extent a Non-U.S. Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY or IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable.
(3)    any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under

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this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and
(4)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(i)    Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.
(g)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.3 (including by the payment of additional amounts pursuant to this Section 3.3), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.3 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than

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the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    Each party’s obligations under this Section 3.3 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
ARTICLE IV

CONDITIONS PRECEDENT
4.1    Initial Credit Extension. The Lenders shall not be required to make the initial Credit Extension hereunder unless each of the following conditions is satisfied:
(a)    The Administrative Agent shall have received duly executed counterparts of all of the Loan Documents, including this Agreement, the Notes and the Collateral Documents.
(b)    The Administrative Agent shall have received a certificate, signed by an Authorized Officer, stating that on the date of the initial Credit Extension (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties contained in Article V are (x) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as of such date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all respects on and as of such earlier date and (y) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of such date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.
(c)    The Administrative Agent shall have received a written opinion of the Borrowers’ counsel, in form and substance acceptable to the Administrative Agent, addressed to the Lenders, substantially covering the opinions set forth in Exhibit A and such other opinions reasonably required by the Administrative Agent. The Borrowers’ counsel shall be reasonably acceptable to the Administrative Agent.
(d)    The Administrative Agent and the Lenders shall be satisfied in all respects with (i) the terms and conditions of, and the structure of, the Banker Steel Acquisition, and (ii) the Banker Steel Acquisition Documents.
(e)    The Administrative Agent shall have received such documents and certificates relating to the organization, existence and good standing of each Borrower and each initial Guarantor, the authorization of the transactions contemplated hereby and

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any other legal matters relating to each Borrower and such Guarantors, the Loan Documents or the transactions contemplated hereby, all in form and substance satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit H.
(f)    The Administrative Agent shall have received any and all fees, costs and expenses owing to it.
(g)    The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.
(h)    There shall not have occurred a material adverse change (i) in the business, Property, liabilities (actual and contingent), operations or condition (financial or otherwise), results of operations, or prospects of the Borrowers and their Subsidiaries taken as a whole, since January 2, 2021 or (ii) in the facts and information regarding such entities as represented by such entities to date.
(i)    The Administrative Agent shall have received evidence of all governmental, equity holder and third party consents and approvals necessary in connection with the contemplated financing and all applicable waiting periods shall have expired without any action being taken by any authority that would be reasonably likely to restrain, prevent or impose any material adverse conditions on the Borrowers and their Subsidiaries, taken as a whole, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could have such effect.
(j)    No action, suit, investigation or proceeding is pending or, to the knowledge of Borrowers, threatened in any court or before any arbitrator or Governmental Authority that would reasonably be expected to result in a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions.
(k)    The Administrative Agent shall have received: (i) pro forma financial statements giving effect to the initial Credit Extensions contemplated hereby and the Banker Steel Acquisition, which demonstrate, in the Administrative Agent’s reasonable judgment, together with all other information then available to the Administrative Agent, that the Borrowers can repay their debts and satisfy their other obligations as and when they become due, and can comply with the financial covenants set forth in Section 6.19, and (ii) such information as the Administrative Agent may reasonably request to confirm the tax, legal, and business assumptions made in such pro forma financial statement.
(l)    The Administrative Agent shall have received evidence of current insurance coverage in form, scope and substance reasonably satisfactory to the Administrative Agent and otherwise in compliance with the terms of Sections 5.18 and 6.6.

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(m)    The Administrative Agent shall have received a preliminary title report issued by Title Insurer showing the condition of title of each real property listed on Schedule 5.23 hereto with such real property’s legal description, a copy of all documents listed as exceptions to said title report, and a copy of all documents that evidence the vesting of the ownership of such real property.
(n)    The Administrative Agent shall have received Title Insurer’s commitment to issue a Loan Policy of Title Insurance, with a liability limit of not less than the aggregate face amount of the Notes, insuring Administrative Agent’s interest under the Collateral Documents applicable to each of the real properties listed on Schedule 5.23, for the ratable benefit of Lenders, together with such reinsurance or coinsurance agreements and endorsements to said policy as Administrative Agent may require, for each of the real properties listed on Schedule 5.23.
(o)    The Administrative Agent shall have received a current survey of each of the real properties listed on Schedule 5.23, other than the properties governed by Section 4.3, including dimensions, delineations and locations of all easements thereto, certified to Administrative Agent and in form and substance acceptable to Administrative Agent, and satisfactory to Title Insurer if required by it.
(p)    The Administrative Agent shall have received Title Affidavits for each of the real properties listed on Schedule 5.23, and Survey Affidavits for each of the real properties listed on Schedule 5.23, other than the properties governed by Section 4.3, in each case in form and substance acceptable to Administrative Agent, and satisfactory to Title Insurer if required by it.
(q)    The Administrative Agent shall have received evidence that each of the real properties listed on Schedule 5.23 is not located in an area designated by the Secretary of Housing and Urban Development as a special flood hazard area, or that flood hazard insurance coverage acceptable to Administrative Agent in its sole discretion is in place.
(r)    The Administrative Agent shall have received (a) copies of a Phase I report with respect to each of the real properties listed on Schedule 5.23, each prepared by an independent environmental consultant acceptable to Administrative Agent, which reports shall be addressed to Administrative Agent or accompanied by a reliance letter addressed to Administrative Agent, and (b) insurance against environmental risks with respect to the real properties listed on Schedule 5.23 in form and substance satisfactory to Administrative Agent.
(s)    The Administrative Agent shall have received evidence, in form and substance acceptable to Administrative Agent, and Title Insurer if required by it, that each of the real properties listed on Schedule 5.23 is properly zoned for its current and/or intended use.

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(t)    The Administrative Agent shall have received evidence of a certificate of occupancy and all permits required for the occupancy and use of each of the real properties listed on Schedule 5.23.
(u)    The Administrative Agent shall have received evidence, in form and substance acceptable to Administrative Agent, and Title Insurer if required by it, that all real estate and property taxes for each of the real properties listed on Schedule 5.23 have been paid in full.
(v)    The Administrative Agent shall have received, for each of the real properties listed on Schedule 5.23, a written appraisal report prepared by an appraiser acceptable to Administrative Agent in its sole discretion and prepared in compliance with applicable regulatory requirements including, without limitation, the Financial Institutions Recovery, Reform and Enforcement Act of 1989, as amended from time to time, and subject to Administrative Agent’s customary independent appraisal requirements, setting forth the fair market value of the applicable real property.
(w)    The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where the initial Borrowers are organized, and such search shall reveal no Liens on any of the assets of the initial Borrowers except for Liens permitted by Section 6.14 or discharged on or prior to the Effective Date pursuant to a payoff letter or other documentation satisfactory to the Administrative Agent.
(x)    The Administrative Agent shall have received copies of all leases related to any of the real properties listed on Schedule 5.23.
(y)    The Administrative Agent shall have received such subordination agreements and tenant estoppel certificates as Administrative Agent may request with respect to any tenants for the real properties listed on Schedule 5.23.
(z)    The Administrative Agent shall have received a written appraisal report prepared by an appraiser acceptable to Administrative Agent in its sole discretion, subject to Administrative Agent’s customary independent appraisal requirements, setting forth the fair market value of all equipment owned by Borrowers.
(aa)    The Administrative Agent shall have received a payoff letter and UCC-3 termination statements from Wells Fargo Bank, N.A. and TCW Asset Management Company LLC, in each case acceptable to Administrative Agent in its sole discretion.
(bb)    Each document (including any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described herein, prior and superior in right to any other Person, shall be in proper form for filing, registration or recordation.
(cc)    Upon the reasonable request of any Lender made at least ten days prior to the Effective Date, each Borrower must have provided to such Lender the documentation

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and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least five days prior to the Effective Date.
(dd)    At least five Business Days prior to the Effective Date, if a Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, such Borrower must deliver a Beneficial Ownership Certification in relation to such Borrower.
(ee)    Borrowers shall have satisfied any and all of Administrative Agent’s loan opening requirements or conditions, including without limitation to execution of such additional agreements, instruments, documents, certificates, account opening forms, signature cards, and other instruments as Administrative Agent may require or request.
4.2    Each Credit Extension. The Lenders shall not (except as otherwise set forth in Section 2.14(e) with respect to Revolving Loans made for any Reimbursement Obligations for draws under a Facility Letter of Credit) be required to make any Credit Extension unless on the applicable Borrowing Date:
(a)    There exists no Default or Event of Default, nor would a Default or Event of Default result from such Credit Extension.
(b)    The representations and warranties contained in Article V are (i) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as of such Borrowing Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all respects on and as of such earlier date and (ii) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of such Borrowing Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.
(c)    No event shall have occurred and no condition shall exist which has or which could be reasonably expected to have a Material Adverse Effect.
(d)    Administrative Agent shall have received a Borrowing Notice or request for issuance of a Facility Letter of Credit, as applicable.
(e)    Borrowers shall have satisfied any and all of Administrative Agent’s reasonable and customary requirements or conditions, including without limitation the execution of such additional agreements, instruments, documents, certificates, account opening forms, signature cards, and other instruments as Administrative Agent may require or request.
Each Borrowing Notice or request for issuance of a Facility Letter of Credit with respect to each such Credit Extension shall constitute a representation and warranty by Borrowers that the conditions contained in this Section 4.2 have been satisfied.

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4.3    Surveys. Prior to any Credit Extension after the date which is ninety (90) days after the date hereof, Borrower shall deliver to the Administrative Agent a current survey of each of the real properties listed on Schedule 5.23 and identified below, including dimensions, delineations and locations of all easements thereto, certified to Administrative Agent and in form and substance acceptable to Administrative Agent, and satisfactory to Title Insurer if required by it. It shall be an Event of Default if Borrower fails to deliver such surveys with such period with respect to the property located on Buchanan St. in Phoenix, AZ and the properties located in Eloy, AZ, Bellemont, AZ, Stockton, CA, Houston, TX and Ottawa, KS.
4.4    Collateral Access Agreements. Prior to any Credit Extension after the date which is thirty (30) days after the date hereof, Borrower shall deliver to the Administrative Agent a waiver and agreement from the lessor of each of the real properties listed on Schedule 4.4 in form and substance acceptable to Administrative Agent. It shall be an Event of Default if Borrower fails to deliver each such agreement with such period.
4.5    Equipment Appraisals. Prior to any Credit Extension after the date which is ninety (90) days after the date hereof, Administrative Agent shall have receive updated appraisals of the equipment acquired in the Banker Steel Acquisition in form and substance acceptable to Administrative Agent. It shall be an Event of Default if Administrative Agent does not receive any such appraisal with such period.

ARTICLE V

REPRESENTATIONS AND WARRANTIES
The Borrowers represent and warrant to the Lenders that:
5.1    Existence and Standing. Each of the Borrowers and their Subsidiaries is a corporation, partnership or limited liability company duly and properly incorporated or formed, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.
5.2    Authorization and Validity. Each Borrower, Guarantor, and Subsidiary of Holdings has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each Borrower, Guarantor, and Subsidiary of Holdings of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate or limited liability company proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrowers, Guarantors, and Subsidiaries of Holdings party thereto enforceable against the Borrowers, Guarantors, and Subsidiaries of Holdings in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.
5.3    No Conflict; Government Consent. Neither the execution and delivery by the Borrowers and Guarantors of the Loan Documents to which each is a party, nor the

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consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrowers or any of their Subsidiaries or (ii) the Borrowers’ or any Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrowers or any of their Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrowers or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrowers or any of their Subsidiaries, is required to be obtained by the Borrowers or any of their Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrowers and Guarantors of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.
5.4    Financial Statements. The January 2, 2021 audited consolidated financial statements of Holdings and its Subsidiaries were prepared in accordance with GAAP in effect on the date such statements were prepared, and the unaudited financial statements of Holdings and its Subsidiaries dated as of April 3, 2021 were prepared on a materially consistent basis with prior financial statements; and each such financial statements fairly present the consolidated financial condition and operations of Holdings and its Subsidiaries at such dates and the consolidated results of their operations for the periods then ended.
5.5    Material Adverse Change. Since the date of the most recent audited financial statements delivered to the Administrative Agent there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of Holdings and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.
5.6    Taxes. The Borrowers and their Subsidiaries have filed all United States federal and state income Tax returns and all other material Tax returns which are required to be filed by them and have paid all United States federal and state income Taxes and all other material Taxes due from the Borrowers and their Subsidiaries, including, without limitation, pursuant to any assessment received by the Borrowers or any of their Subsidiaries, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and as to which no Lien exists. No Tax Liens have been filed and no claims are being asserted with respect to any such Taxes. The charges, accruals and reserves on the books of Holdings and its Subsidiaries in respect of any Taxes or other governmental charges are adequate.
5.7    Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting a Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions. Other than any liability incident to any litigation,

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arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, no Borrower has material Contingent Obligations not provided for or disclosed in the financial statements referred to in Section 5.4.
5.8    Subsidiaries. Schedule 5.8 contains an accurate list of all Subsidiaries of Holdings as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrowers or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.
5.9    ERISA. With respect to each Plan, each Borrower, each Subsidiary and all ERISA Affiliates have paid all required minimum contributions and installments on or before the due dates provided under Section 430(j) of the Code and could not reasonably be subject to a lien under Section 430(k) of the Code or Title IV of ERISA. Neither any Borrower, any Subsidiary nor any ERISA Affiliate has filed, pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, an application for a waiver of the minimum funding standard. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.
5.10    Accuracy of Information.
(a)    No information, exhibit or report furnished by the Borrowers or any of their Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.
(b)    As of the Effective Date and as of each date on which a notice is required under Section 6.3(f), the information included in any Beneficial Ownership Certification is true and correct in all respects.
5.11    Regulations; Margin Stock. Neither any Borrower nor any Subsidiary owns or is carrying any Margin Stock or is engaged principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loans nor the use of the proceeds of any Loan will violate, or be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of the Board of Governors of the Federal Reserve System.
5.12    Material Agreements. None of the Borrowers nor any Subsidiary of any Borrower is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. None of the Borrowers nor any Subsidiary of the Borrowers is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a

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party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.
5.13    Compliance With Laws. Each Borrower and its Subsidiaries are in compliance in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property.
5.14    Ownership of Properties. On the date of this Agreement, each Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.14, to all of their respective Property and assets reflected in Holdings’ most recent consolidated financial statements provided to the Administrative Agent as owned by Holdings and its Subsidiaries (other than as may have been disposed of in a manner permitted by Section 6.12(a)).
5.15    Plan Assets; Prohibited Transactions. No Borrower or Subsidiary is an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code) which is subject to Section 4975 of the Code, and neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. No Borrower or Subsidiary is subject to any law, rule or regulation which is substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.
5.16    Environmental Matters.
(a) The Property and operations of each Borrower and each of their Subsidiaries are in material compliance with applicable Environmental Laws and no Borrower or Subsidiary is subject to any liability under Environmental Laws that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
(b) No Borrower or Subsidiary is aware that, or has received any notice to the effect that (i) its Property and/or operations are not in material compliance with any of the requirements of applicable Environmental Laws, (ii) any location to which any Borrower or Subsidiary has actually or allegedly sent materials for disposal or recycling is the subject of environmental investigation or remediation pursuant to Environmental Laws, or (iii) its Property and/or operations are the subject of any federal, state or local remedial action, or investigation evaluating whether any remedial action is needed, which, with respect to (i) through (iii), such non-compliance or remedial action individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
(c) There has been no release of Hazardous Materials at, from, or affecting the Property in concentrations that exceed applicable local, state, or federal standards for the current and expected future use of the Property, the remediation of which to meet applicable standards could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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5.17    Investment Company Act. None of the Borrowers nor any Subsidiary of the Borrowers is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940.
5.18    Insurance. Holdings maintains, and has caused each Subsidiary to maintain, with financially sound and reputable insurance companies, insurance on all their Property, liability insurance and environmental insurance in such amounts, subject to such deductibles and self- insurance retentions and covering such Properties and risks as is consistent with sound business practice.
5.19    Subordinated Indebtedness. The Obligations constitute senior Indebtedness which is entitled to the benefits of the subordination provisions of all agreements evidencing or governing outstanding Subordinated Indebtedness.
5.20    Solvency.
(a)    Immediately after the consummation of the Banker Steel Acquisition and the other transactions to occur on the Effective Date and immediately following the making of each Credit Extension and after giving effect to the application of the proceeds of each Credit Extension, (a) the fair value of the assets of Holdings and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of Holdings and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of Holdings and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of Holdings and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) Holdings and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) Holdings and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the Effective Date.
(b)    Holdings does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature.
5.21    No Default. No Default or Event of Default has occurred and is continuing.
5.22    Anti-Corruption Laws; Sanctions. Holdings, its Subsidiaries and their respective officers and employees and to the knowledge of Holdings, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of Holdings, any Subsidiary or to the knowledge of Holdings, any of their respective directors, officers or employees, is a Sanctioned Person.
5.23    Real Property. Set forth on Schedule 5.23A is a complete and accurate list, as of the Effective Date, of the addresses of all real property owned or leased by any Borrower or

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Subsidiary, together with, in the case of leased property, the names and mailing addresses of the lessors of such property.
5.24    Intellectual Property. Each Borrower and each of their Subsidiaries owns and possesses or has a license or other right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as are necessary for the conduct of the businesses of the Borrowers and their Subsidiaries, without any infringement upon rights of others that could reasonably be expected to have a Material Adverse Effect.
ARTICLE VI

COVENANTS
During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:
6.1    Financial Reporting. Holdings will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Administrative Agent and the Lenders:
(a)    Within 120 days after the close of each of its fiscal years, an unqualified audit report, with no going concern modifier, certified by independent certified public accountants acceptable to the Administrative Agent and the Lenders, prepared in accordance with GAAP on a consolidating and consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by any management letter prepared by said accountants.
(b)    Within 45 days after the close of each of its fiscal quarters (or 75 days in the case of the last quarter of any fiscal year) for itself and its Subsidiaries, consolidating and consolidated financial statements and consolidating and consolidated unaudited balance sheets as of the close of each such period and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.
(c)    Together with the financial statements required under Sections 6.1(a) and (b), a Compliance Certificate in substantially the form of Exhibit B signed by Holdings’ as Borrower Agent showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof.
(d)    Within 30 days after the end of each calendar month, an accounts receivables aging report, and order backlog and work in process schedules for the Borrowers and their Subsidiaries.
(e)    As soon as practicable, and in any event not later than 30 days after the commencement of each fiscal year of Holdings, financial projections for the Borrowers

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and their Subsidiaries for such fiscal year (including monthly operating and cash flow budgets) prepared in a manner consistent with the projections delivered by the Borrowers to the Administrative Agent prior to the Effective Date or otherwise in a manner reasonably satisfactory to the Administrative Agent, accompanied by a certificate of an Authorized Officer to the effect that (i) such projections were prepared by the Borrowers in good faith, (ii) the Borrowers have a reasonable basis for the assumptions contained in such projections and (iii) such projections have been prepared in accordance with such assumptions.
(f)    Such other information as the Administrative Agent or any Lender may from time to time reasonably request, including information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws.
(g)    If any information which is required to be furnished to the Lenders under this Section 6.1 is required by law or regulation to be filed by any Borrower with a government body on an earlier date, then the information required hereunder shall be furnished to the Lenders at such earlier date.
6.2    Use of Proceeds. The Borrowers will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions to pay existing indebtedness, for the Banker Steel Acquisition and for working capital. The Borrowers will not, nor will they permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any “margin stock” (as defined in Regulation U). The Borrowers will not request any Loan or Facility Letter of Credit, and will not use, and the Borrowers will ensure that their Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Facility Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (ii) in any manner that would result in the violation of any applicable Sanctions.
6.3    Notice of Material Events. The Borrowers will, and will cause each Subsidiary to, give notice in writing to the Administrative Agent and each Lender, promptly and in any event within 10 days after an officer of any Borrower obtains knowledge thereof, of the occurrence of any of the following:
(a)    any Default or Event of Default;
(b)    (i) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Borrower or any Affiliate thereof that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect and (ii) any material adverse development which occurs in any litigation, arbitration or governmental investigation or proceeding previously disclosed by any Borrower or any Subsidiary pursuant to clause 6.3(b)(i);
(c)    with respect to a Plan, (i) any failure to pay all required minimum contributions and installments on or before the due dates provided under Section 430(j) of

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the Code or (ii) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard;
(d)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;
(e)    any material change in accounting policies of, or financial reporting practices by, any Borrower or any Subsidiary, the receipt by Borrowers or any Subsidiary of any comment letter or management report submitted by its auditor (together with a copy thereof) as to any material accounting matters, or any discharge, resignation or withdrawal by or of Borrower’s present auditor;
(f)    any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification;
(g)    any Material Adverse Effect upon a material portion of the Collateral or the commencement of any action or proceeding for the taking of any interest in a material portion of the Collateral;
(h)    the creation or acquisition of any Subsidiary;
(i)    any change in Holdings’ senior executive officers; and
(j)    any other development, financial or otherwise, which would reasonably be expected to have a Material Adverse Effect.
Each notice delivered under this Section 6.3 shall be accompanied by a statement of an officer of the relevant Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
6.4    Conduct of Business. Each Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.
6.5    Taxes. Each Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings, with respect to which adequate reserves have been set aside in accordance with GAAP and which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

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6.6    Insurance. Each Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies, insurance on all their Property, liability insurance and environmental insurance in such amounts, subject to such deductibles and self- insurance retentions and covering such Properties and risks as is consistent with sound business practice, customarily carried under similar circumstances by Persons engaged in the same or similar business and reasonably acceptable to Administrative Agent, and each Borrower will furnish to any Lender upon request full information as to the insurance carried. With respect to such insurance, the Administrative Agent shall be named as an additional insured and as mortgagee and lender loss payee pursuant to endorsements acceptable to the Administrative Agent, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notices before any such policy or policies shall be cancelled. The Borrowers shall notify the Administrative Agent in writing if (i) any such policy or policies shall be materially altered in a manner adverse to the Administrative Agent and/or the Lenders or (ii) the amount of coverage thereunder shall be reduced. Without limiting the foregoing, (a) the Administrative Agent and each Lender shall be permitted to obtain a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to all real property Collateral, prior to execution and recording of any mortgage instrument with respect to such real property Collateral, and (b) if any real property Collateral is located in an area designated by the Federal Emergency Management Agency as having special flood or mudslide hazards, the Borrowers shall (i) deliver to the Administrative Agent and any Lender upon request, prior to execution and recording of any mortgage instrument with respect to such real property Collateral, evidence of applicable flood insurance, if available, in such form, on such terms and in such amounts as required by applicable flood insurance laws or as otherwise required by the Lenders, and (ii) maintain with a financially sound and reputable insurer at all times flood insurance, if available, with respect to such real property Collateral in such form, on such terms and in such amounts as required by applicable flood insurance laws or as otherwise required by the Lenders.
6.7    Compliance with Laws and Material Contractual Obligations. The Borrowers will, and will cause each Subsidiary to, (i) comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, Anti-Corruption Laws and applicable Sanctions and (ii) perform in all material respects its obligations under material agreements to which it is a party.
6.8    Maintenance of Properties. The Borrowers will, and will cause each Subsidiary to, (i) do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, ordinary wear and tear excepted, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times; and (ii) to the extent the Property has any structures associated with Land Use Controls, inspect, maintain, repair and replace such structures as necessary to realize the benefit of such Land Use Controls.
6.9    Books and Records; Inspection. The Borrowers will, and will cause each of their Subsidiaries to, keep appropriate books of record and account in which it shall maintain full, true and correct entries of all dealings and transactions in relation to its business and activities. The

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Borrowers will, and will cause each Subsidiary to, permit the Administrative Agent and the Lenders, by their respective representatives and agents, at the Borrowers’ expense, to inspect any of the Property, books and financial records of the Borrowers and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrowers and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrowers and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent or any Lender may designate.
6.10    Indebtedness. The Borrowers will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except:
(a)    Obligations under this Agreement and the other Loan Documents;
(b)    Indebtedness secured by Liens permitted by Section 6.14(h), and extensions, renewals and refinancings thereof; provided that the aggregate amount of all such Indebtedness at any time outstanding shall not exceed $1,000,000.00;
(c)    Indebtedness of any Borrower or Guarantor to any other Borrower or Guarantor;
(d)    Subordinated Indebtedness incurred as part of the Banker Steel Acquisition;
(e)    Hedging Obligations approved by the Administrative Agent and incurred in favor of a Lender or an Affiliate thereof for bona fide hedging purposes and not for speculation;
(f)    Debt described on Schedule 6.10 and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased;
(g)    Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with Dispositions permitted under Section 6.12;
(h)    Indebtedness owing by a Foreign Subsidiary to a Borrower or Guarantor that constitutes a Permitted Foreign Subsidiary Investment;
(i)    Indebtedness associated with trade payables incurred in the ordinary course of business;
(j)    Indebtedness secured by Permitted Liens incurred under Section 6.14(g) or 6.14(h) or comprising Investments permitted by this Agreement, provided that with respect to Permitted Liens permitted under Section 6.14(g), this clause (j) shall be construed to permit only indebtedness existing on the date of such Permitted Acquisition and that was not created in contemplation of such Permitted Acquisition;

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(k)    Unsecured Indebtedness representing deferred compensation to employees or directors of a Borrower or any Subsidiary of any Borrower incurred in the ordinary course of business and in an aggregate outstanding amount not to exceed $7,500,000.00;
(l)    Indebtedness incurred in the ordinary course of business and owed in respect to any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds;
(m)    Indebtedness (other than for borrowed money) that may be deemed to exist pursuant to any warranty or contractual service obligations, performance, surety, statutory, appeal, bid, payment (other than the payment of Indebtedness) or completion of performance guarantees or similar obligations incurred in the ordinary course of business;
(n)    Indebtedness in respect of workers’ compensation claims, payment obligations incurred in connection with health, disability or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations, in each case in the ordinary course of business;
(o)    Contingent Obligations arising in connection with the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;
(p)    Guaranties incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds and similar obligations;
(q)    Guaranties of any obligations of any other Borrower or Subsidiary to the extent that such obligations that are guaranteed are permitted to be incurred by this Agreement; and
(r)    Other unsecured Indebtedness, in addition to the Indebtedness listed above, in an aggregate outstanding amount not at any time exceeding $1,000,000.00.
6.11    Merger. The Borrowers will not, nor will they permit any of their Subsidiaries to, merge or consolidate with or into any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that (i) a Subsidiary may merge, consolidate, liquidate or dissolve into a Borrower or a Guarantor (with the applicable Borrower or a Guarantor being the survivor thereof, and with the applicable Borrower being the survivor of any merger with any Guarantor or Subsidiary), (ii) a non-Guarantor Subsidiary may merge, consolidate, liquidate or dissolve into another non-Guarantor Subsidiary, and (iii) a Borrower or any Subsidiary may merge or consolidate with or into any Person other than a Borrower or a Subsidiary in order to effect a Permitted Acquisition (with the applicable Borrower or such Subsidiary being the survivor thereof).

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6.12    Sale of Assets. No Borrower will, nor will it permit any of its Subsidiaries to, engage in or permit to occur a Disposition (not including any such Disposition by any Borrower or Guarantor to any other Borrower or Guarantor), except:
(a)    Sales of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;
(b)    The sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are applied with reasonable promptness to the purchase price of such replacement equipment; and
(c)    Other Dispositions involving Property (other than equity interests in a Subsidiary) with a fair market value not in excess of $5,000,000.00 in any fiscal year.
6.13    Acquisitions. No Borrower will, nor will it permit any of its Subsidiaries to, make any Acquisition other than the Banker Steel Acquisition and Permitted Acquisitions.
6.14    Liens. No Borrower will, nor will it permit any of its Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on the Property of the applicable Borrower or any of its Subsidiaries (including, without limitation, the GrayWolf Specified Properties), except:
(a)    Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;
(b)    Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;
(c)    Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;
(d)    Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature, generally existing with respect to Properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the applicable Borrower or its Subsidiaries; and in the case of any Liens on Property which is or will be subject to a deed of trust or mortgage in favor of Administrative Agent, which Liens are approved by Administrative Agent at the time such deed of trust or mortgage is granted to Administrative Agent;

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(e)    Liens arising solely by virtue of any statutory or common law provision relating to bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts, securities accounts or other funds maintained with a creditor depository institution; provided that (i) such account is not a dedicated cash collateral account and is not subject to restriction against access by a Borrower or a Subsidiary in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve, and (ii) such account is not intended by the applicable Borrower or any Subsidiary to provide collateral to the depository institution.
(f)    Liens existing on the date hereof and described in Schedule 6.14;
(g)    Liens on Property acquired in a Permitted Acquisition, provided that such Liens extend only to the Property so acquired and were not created in contemplation of such Permitted Acquisition;
(h)    Subject to the limitation set forth in Section 6.10(b), (i) Liens arising in connection with Finance Leases (and attaching only to the property being leased), and (ii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within 60 days of the acquisition thereof and attaches solely to the property so acquired;
(i)    Attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $1,000,000.00 in the aggregate arising in connection with court proceedings, provided the execution or enforcement of such Liens is effectively stayed and claims secured thereby are being contested in good faith and by appropriate proceedings;
(j)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(k)    Liens not otherwise permitted by this Section so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value of the assets subject thereto exceeds $250,000.00 in the aggregate for the foregoing clauses (i) and (ii) at any one time; and
(l)    Liens in favor of the Administrative Agent, for the benefit of the Lenders, granted pursuant to any Collateral Document.
6.15    Affiliates. No Borrower will, nor will not permit any of its Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than transfers in favor of Borrowers and Guarantors) except (a) in the ordinary course of business and pursuant to the reasonable requirements of the applicable Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the applicable Borrower or Guarantor than the applicable Borrower or Guarantor would obtain in a comparable arms-length transaction, and (b) Permitted Foreign Subsidiary Investments. Notwithstanding the foregoing, and without

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limitation, no Borrower or Subsidiary shall transfer any assets to Schuff Steel Management Company – Colorado L.L.C. or Schuff Steel Management Company – Southeast L.L.C.
6.16    Subordinated Indebtedness. No Borrower will, nor will it permit any of its Subsidiaries to, make any amendment or modification to the indenture, note or other agreement evidencing or governing any Subordinated Indebtedness, or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, or grant any security for, any Subordinated Indebtedness other than as expressly permitted under the applicable Subordination Agreement~~.~~, provided that Borrowers may make the Banker Trust 2023 Prepayment on or prior to December 31, 2023 so long as (a) no Default or Event of Default shall exist before or after giving effect to such payment, and (b) Holdings, The Banker Family Irrevocable Trust #3 U/A/D December 22, 2009 and Donald W. Banker have entered into a letter agreement in the form previously provided to Administrative Agent regarding the Banker Trust 2023 Prepayment, Donald W. Banker’s employment transition, the aircraft lease agreement between Banker Steel Co., L.L.C. and Banker Aviation, LLC and the building lease between Banker Steel Co., L.L.C. and 2940 Fulks Street, LLC.
6.17    Sale of Accounts. No Borrower will, nor will it permit any of its Subsidiaries to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse other than in the ordinary course of business.
6.18    Restricted Payments. No Borrower will, nor will any Borrower permit any of its Subsidiaries to, make any Restricted Payment, except that (i) any Borrower or Subsidiary may declare and pay dividends or make distributions to a Borrower or to a Subsidiary of a Borrower, and (ii) Holdings may declare and pay dividends on is capital stock provided that (x) no Default or Event of Default shall exist before or after giving effect to such dividends or be created as a result thereof, (y) the amount of such dividends paid in any fiscal year of Holdings shall not exceed the sum of (a) 60% of Net Income for such fiscal year, and (b) the difference between 60% of Net Income for the prior fiscal year and the amount of Restricted Payments actually made in the prior fiscal year, and (z) at least five Business Days prior to making any Restricted Payment permitted by this clause (ii), Borrowers shall deliver to Administrative Agent pro forma calculations showing that after giving effect to such Restricted Payment, (a) Borrowers will be in compliance with the foregoing clause (y), ~~and~~ (b) Borrowers will be, and will remain, in compliance with Section 6.19, and (c) Pro Forma Liquidity will be at least $25,000,000.00.
6.19    Financial Covenants.
6.19.1    Fixed Charge Coverage Ratio. Holdings shall not permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter of Holdings for the period of four fiscal quarters ending on such day to be less than (a) for the fiscal quarter ending on June 30, 2022, 1.20 to 1.00, (b) thereafter, 1.30 to 1.00.
6.19.2    Senior Funded Indebtedness to EBITDA Ratio. Holdings shall not permit the Senior Funded Indebtedness to EBITDA Ratio as of the last day of any fiscal quarter of Holdings to be greater than 2.50 to 1.0.

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6.20    Collateral Audits/Inspections. The Borrowers and their Subsidiaries shall permit the Administrative Agent, along with any Lender accompanying Administrative Agent, and each of their respective representatives or agents, to inspect their Property, and to inspect, audit, check and make copies of, and extracts from, their books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data, the results of which must be satisfactory in the discretion of the Administrative Agent. Any Lender and each of its duly authorized representatives or agents may accompany Administrative Agent on any such visits or inspections, at the expense of such Lender. Each Borrower and Subsidiary shall also permit and facilitate, where appropriate, the opportunity of Administrative Agent, any Lender, or any of their respective representatives or agents to discuss such audit/inspection with relevant officers, employees and accountants. All such inspections or audits by the Administrative Agent shall be at the Borrowers’ sole expense for expenses based on $1,100 per examiner per day (plus out-of-pocket expenses (including reasonable and documented costs of travel, meals, and lodging)). Notwithstanding the foregoing, so long as no Event of Default has occurred, the Borrowers shall not be required to pay the expenses of more than one such audit or inspection during any calendar year.
6.21    Anti-Money Laundering Compliance. Each Borrower shall, and shall cause each of its Subsidiaries to, provide such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with anti-money laundering laws and regulations.
6.22    Deposit Accounts. Each Borrower and its Subsidiaries will move all of their deposit accounts (other than accounts maintained with a Lender) to the Administrative Agent within 180 days after the Effective Date and will thereafter maintain all of such deposit accounts (other than deposit accounts maintained with a Lender) with the Administrative Agent. Within 180 days after the Effective Date, all such deposit accounts (other than (i) deposit accounts used solely for payroll, payroll taxes and other employee wage and benefit programs, and (ii) to the extent Administrative Agent has approved the maintenance of such deposit accounts at another institution, zero balance accounts) of the Borrowers and their Subsidiaries shall at all times thereafter be subject to a Control Agreement. Notwithstanding the foregoing, (i) in no event shall any deposit account of any Foreign Subsidiary be required to be moved to the Administrative Agent or be subject to a Control Agreement if such actions would create a negative tax consequence for any Borrower, Guarantor or Subsidiary, and (ii) at all times during the term of this Agreement, Holdings and its domestic Subsidiaries may have operating accounts at financial institutions that are other than the Administrative Agent or a Lender and such deposit accounts shall not be required to be subject to a Control Agreement provided that the aggregate amount of deposits in such deposit accounts do not at any time exceed $250,000 in the aggregate.
6.23    Investments. No Borrower will, nor will any Borrower permit any of its Subsidiaries to, make or permit to exist any Investment in any other Person, except the following:
(a)    At any time that no Default or Event of Default exists, contributions by any Borrower to the capital of any other Borrower or any Guarantor, or by any Subsidiary to the capital of any Borrower or Guarantor, so long as the recipient of any such capital

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contribution has guaranteed the Obligations and such guaranty is secured by a pledge of all of its Equity Interests and substantially all of its real and personal property;
(b)    Travel advances or loans to officers and employees of any Borrower or any of its Subsidiaries not exceeding at any one time $100,000.00 in the aggregate;
(c)    Advances in the form of (i) progress payments, (ii) prepaid rent not exceeding two (2) months, or (iii) security deposits;
(d)    Extensions of trade credit in the ordinary course of business;
(e)    Promissory notes or other non-cash consideration received in connection with any dispositions permitted by this Agreement;
(f)    Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in the ordinary course of business;
(g)    Investments constituting Permitted Investments;
(h)    Deposits of cash made in the ordinary course of business to secure the performance of operating leases;
(i)    Investments existing as of the Effective Date and listed on Schedule 6.23; and
(j)    Permitted Foreign Subsidiary Investments; and
(k)    Other Investments in an aggregate amount not to exceed $250,000.00 during the term of this Agreement.
6.24    Further Assurances.
(a)    Each Borrower shall take, and cause each Subsidiary (other than Foreign Subsidiaries) to take, such actions as are necessary (including the execution and delivery of such guaranties, security agreements, mortgages, deeds of trust, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, certificates, assurances and other instruments as the Administrative Agent or the Required Lenders may reasonably request from time to time) or that the Administrative Agent or the Required Lenders may reasonably request from time to time in order (i) to ensure that (x) all of the Obligations are secured by substantially all of the assets of the Borrowers and Guarantors and guaranteed by all Domestic Subsidiaries (including, promptly upon the acquisition or creation thereof, any Domestic Subsidiary created or acquired after the date hereof) pursuant to guaranties, security agreements and other Collateral Documents in form and substance satisfactory to the Administrative Agent and (y) the Obligations of each Guarantor under such party’s Guaranty are secured by substantially all of the assets of such Guarantor, (ii) to perfect and maintain the validity, perfection and priority of the Liens intended to be created by

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the Collateral Documents and (iii) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Administrative Agent and the Lenders the rights granted or now or hereafter intended to be granted to the Administrative Agent and the Lenders under any Loan Document or under any other document executed in connection therewith. Notwithstanding the foregoing, (A) no Foreign Subsidiary shall be required to issue any guaranty or grant any collateral (and no Foreign Subsidiary shall become a Borrower or Guarantor hereunder without the consent of each Lender), (B) no Borrower or Guarantor shall be required to pledge more than 65% of the stock of any Foreign Subsidiary if such action would result in adverse tax consequences to the Borrowers or any other Subsidiaries, (C) unless otherwise requested by Lenders at any time, GrayWolf Integrated Construction Company – Southeast, Inc., a Georgia corporation, shall not be required to grant Liens on the property located at (a) 3550 Francis Circle, Alpharetta, GA 3003; (b) 37 Artley Road, Savannah, GA 31408; and (c) 3033 County Road 49, Loxley, AL 36551 (collectively, the “GrayWolf Specified Properties”) and (D) the Administrative Agent shall have the right (but not the obligation unless requested by the Required Lenders) to perfect its security interest in shares or other Equity Interests of any foreign Person pledged to the Administrative Agent in accordance with the laws of the applicable foreign jurisdiction. Notwithstanding any agreement by Administrative Agent not to require compliance with this Section 6.24 in any respect as of the Effective Date or any other date (including but not limited to Administrative Agent not requiring Liens on the GrayWolf Specified Properties as permitted by the foregoing clause (C) as of the First Amendment Date and not requiring compliance with the laws of any applicable foreign jurisdiction as permitted by the foregoing clause (D) as of the Effective Date) shall not be deemed a waiver of Administrative Agent's right thereafter to require full compliance with all or any portion of this Section 6.24.
(b)    Without limitation of Section 6.24(a), on or before October 31, 2022, Borrowers shall, at Borrowers' expense, deliver to Administrative Agent such amendments to mortgages, amendments to deeds of trust, title policy endorsements and other documents and deliveries as Administrative Agent or the Title Insurer, as applicable, may request to confirm to Administrative Agent's satisfaction that all of the Collateral secures all of the Obligations, including but not limited to the First Amendment Increase, and that all of the title insurance policies insuring liens in favor Administrative Agent remain in full force and effect insuring the applicable Collateral Documents, as amended.
ARTICLE VII

DEFAULTS
The occurrence of any one or more of the following events shall constitute an Event of Default (each, an “Event of Default”):
7.1    Any representation or warranty made or deemed made by or on behalf of a Borrower or any of its respective Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any other Loan Document, any Credit Extension, or any

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certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date made or confirmed.
7.2    Nonpayment of (i) principal of, or interest on, any Loan (ii) any Reimbursement Obligation, any commitment fee or Letter of Credit Fee, or any other obligation under any of the Loan Documents (other than principal of, or interest on, any Loan), and in case of clause (ii), continuation of any nonpayment for five (5) Business Days after the same becomes due.
7.3    The breach by a Borrower of any of the terms or provisions of Article VI.
7.4    (i) Failure of a Borrower or any of its Subsidiaries to pay when due any payment (whether of principal, interest or any other amount) in respect of any Material Indebtedness that is not subject to a good faith dispute, (ii) the default by a Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any Material Indebtedness Agreement, or any other event shall occur or condition exist, the effect of which default, event or condition, provided such default, event or condition is not subject to a good faith dispute, under this clause (ii) is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, any portion of such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date, (iii) any portion of Material Indebtedness of a Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof and such requirement is not subject to a good faith dispute, or (iv) a Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.
7.5    A Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate, limited liability company or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.5, (vi) fail to contest in good faith any appointment or proceeding described in Section 7.6, or (vii) a Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.
7.6    Without the application, approval or consent of a Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for such Borrower or any of its Subsidiaries or any portion of its Property, or a proceeding described in Section 7.5(iv) shall be instituted against a Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a

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period of sixty (60) consecutive days.
7.7    Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of a Borrower and its Subsidiaries.
7.8    A Borrower or any of its Subsidiaries shall fail within sixty (60) days to pay, obtain a stay with respect to, or otherwise discharge one or more (i) non-appealable judgments or orders for the payment of money in excess of $1,000,000.00 (or the equivalent thereof in currencies other than Dollars) in the aggregate to the extent not covered by insurance, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of a Borrower or any of its Subsidiaries to enforce any such judgment.
7.9    (i) With respect to a Plan, a Borrower or an ERISA Affiliate is subject to a lien pursuant to Section 430(k) of the Code or Section 302(c) of ERISA or Title IV of ERISA, or (ii) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.
7.10    Any Change in Control shall occur.
7.11    The occurrence of any “default” or an “event of default”, each as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default, event of default, or breach continues beyond any period of grace therein provided.
7.12    Any Loan Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall challenge the terms or provisions of any Guaranty to which it is a party, any Guarantor repudiates or purports to revoke its Guaranty or any Guarantor shall otherwise deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.
7.13    Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any Collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document or the terms hereof, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or any Borrower or Guarantor shall fail to comply with any of the terms or provisions of any Collateral Document to which it is a party.
ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

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8.1    Acceleration; Remedies.
(a)    If any Event of Default described in Section 7.5 or 7.6 occurs with respect to any Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations under this Agreement and the other Loan Documents shall immediately become due and payable without any election or action on the part of the Administrative Agent. If any other Event of Default occurs, the Administrative Agent may, and at the request of the Required Lenders shall, terminate the obligations of the Lenders to make Loans hereunder and the obligation and power of the Letter of Credit Issuer to issue Facility Letters of Credit, or declare the Obligations under this Agreement and the other Loan Documents to be due and payable, or both, whereupon the Obligations under this Agreement and the other Loan Documents shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which each Borrower hereby expressly waives, and (b) upon notice to the Borrowers and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrowers to pay, and the Borrowers will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the difference between 105% of the aggregate face amount of the Facility Letters of Credit and the balance of cash in the Facility Letter of Credit Collateral Account (“Collateral Shortfall Amount”), which funds shall be deposited in the Facility Letter of Credit Collateral Account.
(b)    If at any time while any Event of Default is continuing, the Administrative Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Administrative Agent may make demand on the Borrowers to pay, and the Borrowers will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility Letter of Credit Collateral Account.
(c)    The Administrative Agent may at any time or from time to time after funds are deposited in the Facility Letter of Credit Collateral Account, apply such funds to the payment of the Obligations under this Agreement and the other Loan Documents and any other amounts as shall from time to time have become due and payable by the Borrowers to the Lenders or the Letter of Credit Issuer under the Loan Documents, as provided in Section 8.2.
(d)    At any time while any Event of Default is continuing, neither the Borrowers nor any Person claiming on behalf of or through the Borrowers shall have any right to withdraw any of the funds held in the Facility Letter of Credit Collateral Account. After all of the Obligations under this Agreement and the other Loan Documents have been indefeasibly paid in full and the Revolving Commitment has been terminated, any funds remaining in the Facility Letter of Credit Collateral Account shall be returned by the Administrative Agent to the applicable Borrowers or paid to whomever may be legally entitled thereto at such time.
(e)    If, within thirty (30) days after acceleration of the maturity of the Obligations under this Agreement and the other Loan Documents or termination of the

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obligations of the Lenders to make Loans and the obligation and power of the Letter of Credit Issuer to issue Facility Letters of Credit hereunder as a result of any Event of Default (other than any Event of Default as described in Section 7.5 or 7.6 with respect to any Borrower or Guarantor) and before any judgment or decree for the payment of the Obligations due under this Agreement and the other Loan Documents shall have been obtained or entered, the Required Lenders (in their sole discretion) so direct, the Administrative Agent shall, by notice to the Borrowers, rescind and annul such acceleration and/or termination.
(f)    Upon the occurrence and during the continuation of any Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise all rights and remedies under the Loan Documents and enforce all other rights and remedies under applicable law.
8.2    Application of Funds. After the exercise of remedies provided for in Section 8.1 (or after the Obligations under this Agreement and the other Loan Documents have automatically become immediately due and payable as set forth in the first sentence of Section 8.1(a)), any amounts received by the Administrative Agent on account of the Obligations shall be applied by the Administrative Agent in the following order:
(a)    first, to payment of fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
(b)    second, to payment of fees, indemnities and other reimbursable expenses (other than principal, interest, Letter of Credit Fees and commitment fees) payable to the Lenders and the Letter of Credit Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the Letter of Credit Issuer as required by Section 9.6 and amounts payable under Article III), ratably among the Lenders and the Letter of Credit Issuer in respect of the respective amounts payable to them;
(c)    third, to payment of accrued and unpaid Letter of Credit Fees, commitment fees and interest on the Loans and Reimbursement Obligations, ratably among the Lenders and the Letter of Credit Issuer in respect of the respective amounts payable to them;
(d)    fourth, to payment of all Obligations ratably among the Lenders, the Letter of Credit Issuer and any Affiliate of any of the foregoing, including with respect to Cash Management Services;
(e)    fifth, to the Administrative Agent for deposit to the Facility Letter of Credit Collateral Account in an amount equal to the Collateral Shortfall Amount, if any; and
(f)    last, the balance, if any, to the Borrowers or as otherwise required by law.

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8.3    Amendments. The Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to this Agreement or any other Loan Document or changing in any manner the rights of the Lenders or the Borrowers hereunder or thereunder or waiving any Default or Event of Default hereunder; provided, however, that no such supplemental agreement shall:
(a)    without the consent of each Lender directly affected thereby, extend the final maturity of any Loan, or extend the expiry date of any Facility Letter of Credit to a date after the Revolving Loan Maturity Date (except to the extent expressly permitted hereby for Facility Letters of Credit that have been cash collateralized) or postpone any regularly scheduled payment of principal of any Loan (excluding mandatory repayments, which shall require the consent of all Lenders) or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto or increase the amount of any Commitment of such Lender hereunder (provided that only the consent of the Required Lenders shall be necessary (x) to amend Section 2.5.2 or to waive the obligation of Borrowers to pay default interest as set forth in Section 2.5.2 or (y) to amend any financial covenant (or any defined term directly or indirectly used therein), even if the effect of such amendment would be to reduce the rate of interest applicable to any (1) Loan or (2) other Obligation solely by virtue of abstaining from the application of the Default Rate thereon, or to reduce any fee payable hereunder);
(b)    without the consent of all of the Lenders, amend the definition of “Required Lenders” or “Pro Rata Share,” or amend any of the provisions hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder;
(c)    without the consent of all of the Lenders, amend Section 8.2, this Section 8.3 or Section 11.2; provided, that the foregoing limitation in respect of Section 11.2 shall not prohibit each Lender directly affected thereby from consenting to the extension of the final maturity date of its Loans or expiry date of its Facility Letters of Credit beyond the Revolving Loan Maturity Date as contemplated by Section 8.3(a) above;
(d)    without the consent of all of the Lenders, except as otherwise provided in Section 10.15, release all or substantially all of the Collateral;
(e)    without the consent of all of the Lenders, contractually subordinate any Liens granted by any Borrower or any Guarantor to Administrative Agent pursuant to the Loan Documents and securing the Obligations;
(f)    without the consent of all of the Lenders, amend Section 4.1 or Section 4.2 hereof;
(g)    without the consent of all of the Lenders, other than in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by the terms

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hereof or the other Loan Documents, release any of the Borrowers or Guarantors from any obligation for the payment of money or consent to the assignment or transfer by any such Person of any of its rights or duties under this Agreement or the other Loan Documents;
(h)    without the consent of all of the Lenders, amend Section 10.15; or
(i)    No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent, and no amendment of any provision relating to the Letter of Credit Issuer shall be effective without the written consent of the Letter of Credit Issuer. Notwithstanding anything to the contrary herein, the Administrative Agent may, with the consent of the Borrowers only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency of a technical or immaterial nature, as determined in good faith by the Administrative Agent.
8.4    Preservation of Rights. No delay or omission of the Lenders, the Letter of Credit Issuer or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of an Event of Default or the inability of the Borrowers to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.3, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent, the Letter of Credit Issuer and the Lenders until the Obligations have been paid in full.
ARTICLE IX

GENERAL PROVISIONS
9.1    Survival of Representations. All representations and warranties of the Borrowers contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.
9.2    Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither the Letter of Credit Issuer nor any Lender shall be obligated to extend credit to the Borrowers in violation of any limitation or prohibition provided by any applicable statute or regulation.
9.3    Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

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9.4    Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrowers, the Administrative Agent, the Letter of Credit Issuer and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Administrative Agent, the Letter of Credit Issuer and the Lenders relating to the subject matter thereof.
9.5    Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that for avoidance of doubt the Administrative Agent shall enjoy the benefits of the provisions of Sections 9.6, 9.10, 10.11 and the other provisions of this Agreement to the extent specifically set forth therein.
9.6    Expenses; Indemnification.
(a)    The Borrowers shall reimburse the Administrative Agent upon demand for all reasonable out-of-pocket expenses paid or incurred by the Administrative Agent, including, without limitation, filing and recording costs and fees, costs of any environmental review, and consultants’ fees, travel expenses and reasonable fees, charges and disbursements of outside counsel to the Administrative Agent incurred from time to time, in connection with the due diligence, preparation, administration, negotiation, execution, delivery, syndication, distribution (including, without limitation, via DebtX and any other internet service selected by the Administrative Agent), review, amendment, modification, and administration of the Loan Documents, and expenses incurred in connection with assessing and responding to any subpoena, garnishment or similar process served on the Administrative Agent relating to the Borrowers, any Collateral, any Guarantor, any Loan Document or the extensions of credit evidenced thereby. The Borrowers also agree to reimburse the Administrative Agent, the Letter of Credit Issuer and the Lenders for any costs, internal charges and out-of-pocket expenses, including, without limitation, filing and recording costs and fees, costs of any environmental review, and consultants’ fees, travel expenses and reasonable fees, charges and disbursements of outside counsel to the Administrative Agent, the Letter of Credit Issuer and the Lenders incurred from time to time, paid or incurred by the Administrative Agent, the Letter of Credit Issuer or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrowers under this Section 9.6(a) include, without limitation, costs and expenses incurred in connection with the Reports described in the following sentence. The Borrowers acknowledge that from time to time Administrative Agent may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the “Reports”) pertaining to the Borrowers’ assets for internal use by Administrative Agent from information furnished to it by or on behalf of the Borrowers, after Administrative Agent has exercised its rights of inspection pursuant to this Agreement.

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(b)    The Borrowers hereby further agree to indemnify, defend and hold harmless the Administrative Agent, the Letter of Credit Issuer, each Lender, their respective affiliates, and each of their directors, officers and employees, agents and advisors (each, an “Indemnitee”) against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements and settlement costs (including, without limitation, all expenses of litigation or preparation therefor) whether or not the Administrative Agent, any Lender or any affiliate is a party thereto) which any such Indemnitee may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby, any actual or alleged presence or release of Hazardous Materials on or from any Property owned or operated by the Borrowers or any of their Subsidiaries, any environmental liability related in any way to the Borrowers or any of their Subsidiaries, or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any of their Subsidiaries, or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that there has been a final determination, whether by mutual agreement or judicial finding, that any such losses, claims, damages, penalties, judgments, liabilities and expenses resulted from the gross negligence or willful misconduct of the applicable Indemnitee. The obligations of the Borrowers under this Section 9.6 shall survive the termination of this Agreement.
9.7    Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.
9.8    Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP in a manner consistent with that used in preparing the financial statements referenced in Section 5.4; provided that if the Borrowers notify the Administrative Agent that the Borrowers wish to amend any covenant in this Agreement (or any related definition) to eliminate or to take into account the effect of any change in GAAP or the application thereof on the operation of such covenant (or if the Administrative Agent notifies the Borrowers that the Required Lenders wish to amend any such covenant (or any related definition) for such purpose), then the Borrowers’ compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP or the application thereof became effective, until either such notice is withdrawn or such covenant (or related definition) is amended in a manner satisfactory to the Borrowers and the Required Lenders..
9.9    Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

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9.10    Nonliability of Lenders. The relationship between the Borrowers on the one hand and the Lenders, the Letter of Credit Issuer and the Administrative Agent on the other hand shall be solely that of borrower and lender. Neither the Administrative Agent, the Letter of Credit Issuer nor any Lender shall have any fiduciary responsibilities to the Borrowers. Neither the Administrative Agent, the Letter of Credit Issuer nor any Lender undertakes any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of the Borrowers’ business or operations. The Borrowers agree that neither the Administrative Agent, the Letter of Credit Issuer nor any Lender shall have liability to the Borrowers (whether sounding in tort, contract or otherwise) for losses suffered by the Borrowers in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Administrative Agent, the Letter of Credit Issuer nor any Lender shall have any liability with respect to, and the Borrowers hereby waive, release and agree not to sue for, any lost profits or special, indirect, consequential or punitive damages suffered by the Borrowers in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby; provided that nothing contained in this sentence shall limit or otherwise relieve the Borrowers’ indemnity obligations.
9.11    Confidentiality. The Administrative Agent and each Lender agrees to hold any confidential information which it may receive from the Borrowers in connection with this Agreement in confidence, except for disclosure (i) to its Affiliates and to the Administrative Agent and any other Lender and their respective Affiliates, and, in each case, their respective employees, directors, and officers, (ii) to legal counsel, accountants, and other professional advisors to the Administrative Agent or such Lender provided such parties have been notified of the confidential nature of such information, (iii) as provided in Section 12.3(e), (iv) to regulatory officials, (v) to any Person as requested pursuant to or as required by law, regulation, or legal process, (vi) to any Person in connection with any legal proceeding to which it is a party, (vii) to its direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties provided such parties have been notified of the confidential nature of such information, (viii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder, (ix) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, and (x) to the extent such information (1) becomes publicly available other than as a result of a breach of this Section 9.11 or (2) becomes available to the Administrative Agent, the Letter of Credit Issuer or any other Lender of a non-confidential basis from a source other than the Borrowers.
9.12    Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U) for the repayment of the Credit Extensions provided for herein.

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9.13    Disclosure. The Borrowers and each Lender hereby acknowledge and agree that UMB Bank, N.A. and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrowers and their Affiliates.
9.14    USA PATRIOT ACT NOTIFICATION. The following notification is provided to each Borrower pursuant to Section 326 of the PATRIOT Act:
Each Lender that is subject to the requirements of the PATRIOT Act hereby notifies the Borrowers that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender to identify such Borrower in accordance with the PATRIOT Act.
9.15    Borrower Agent Designation; Nature of Relationship.
(a)    Each Borrower herby irrevocably designates DBM Global Inc., as “Borrower Agent” to be its attorney and agent and in such capacity , whether verbally, in writing or through electronic methods to (i) borrow, (ii) request Advances, (iii) request the issuance of Facility Letters of Credit, (iv) sign and endorse notes, (v) execute and deliver all instruments, documents, application, security agreements, reimburse agreements and letter of credit agreements for Facility Letters of Credit and all other certificates, notice, writings and further assurances now or hereafter required hereunder, (vi) make elections regarding interest rate, (vii) give instructions regarding Facility Letters of Credit and agree with Letter of Credit Issuer upon any amendment, extension or renewal of any Facility Letter of Credit and (viii) otherwise take action under and in connection with this Agreement and the Loan Documents, all on behalf of and in the name such Borrower or Borrowers, and hereby authorizes Administrative Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrower Agent.
(b)    The handling of this credit facility as a co-borrowing facility with a borrower agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Neither Administrative Agent nor any Lender shall incur liability to Borrowers as a result thereof. To induce Administrative Agent and Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Administrative Agent and each Lender and holds Administrative Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages, and claims of damage or injury asserted against Administrative Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Administrative Agent or any Lender on any request or instruction from Borrower Agent or any other action taken by Administrative Agent or any Lender with respect to this Section 9.15 except due to willful misconduct or gross (not mere) negligence by the indemnified party (as determined by a court of competent jurisdiction in a final and non-appealable judgment).
(c)    All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such

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obligation and liability on the part of each Borrower shall in no way be affected by any extension, renewals and forbearance granted by Administrative Agent or any Lender to any Borrower, failure of Administrative Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of Administrative Agent or any Lender to pursue or preserve its rights against any Borrower, the release by Administrative Agent or any Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any noticed issued pursuant thereto is unconditional and unaffected by prior recourse by the lack thereof. Each Borrower waives all suretyship defenses.
9.16    Waiver of Subrogation. Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against any other Borrower liable for the Obligations hereunder, or against or with respect to any other Borrowers’ property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this agreement and repayment in full of the Obligations (other than contingent indemnification obligations in respect of which no assertion of liability has been made).
9.17    Common Enterprise. The successful operation and condition of each of the Borrowers is dependent on the continued successful performance of the functions of the group of Borrowers as a whole and the successful operation of each Borrower is dependent on the successful performance and operation of each other Borrower. Each of the Borrowers expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from successful operations of each of the other Borrowers. Each Borrower expects to derive benefit (and the boards of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Borrower has determined that execution, delivery, and performance of this Agreement and any Loan Documents to be executed by such Borrower is within its corporate purpose, will be of direct and indirect benefit to such Borrower, and is in its best interest.
9.18    Concerning Joint and Several Liability of Borrowers.
(a)    Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.
(b)    Each Borrower shall be jointly and severally liable for all amounts due to the Lenders under this Agreement and the other Loan Documents, regardless of which Borrower actually receives Loans or Credit Extensions hereunder or the amount of such Loans or other Credit Extensions received or the manner in which the Lenders account for such Loans or other Credit Extensions on its books and records. Each Borrower’s Obligations with respect to Loans or other Credit Extensions made to it, and each

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Borrower’s Obligations arising as a result of the joint and several liability of such Borrower hereunder, with respect to Loans or other Credit Extensions made to the other Borrower hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of each Borrower.
(c)    If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation.
(d)    Each Borrower’s Obligations arising as a result of the joint and several liability of such Borrower hereunder with respect to Loans or other Credit Extensions made to the other Borrowers hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance or subordination of the Obligations of any other Borrower or of any promissory note or other document evidencing all or any part of the Obligations of any other Borrower, (ii) the absence of any attempt to collect the Obligations from any other Borrower, any other guarantor, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by the Administrative Agent or the Lenders with respect to any provision of any instrument evidencing the Obligations of any other Borrower, or any part thereof, or any other agreement now or hereafter executed by any other Borrower and delivered to the Administrative Agent or the Lenders, (iv) the failure by the Administrative Agent or the Lenders to take any steps to perfect and maintain their security interest in, or to preserve its rights to, any security or collateral for the Obligations of any other Borrower, (v) the Administrative Agent’s or any Lender’s election, in any proceeding instituted under the Bankruptcy Code of the United States, of the application of Section 1111(b)(2) of the Bankruptcy Code of the United States, (vi) any borrowing or grant of a security interest by any other Borrower, as Debtor In Possession under Section 364 of the Bankruptcy Code of the United States, (vii) the disallowance of all or any portion of the Administrative Agent’s or any Lender’s claim(s) for the repayment of the Obligations of any other Borrower under Section 502 of the Bankruptcy Code of the United States, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of any other Borrower. With respect to each Borrower’s Obligations arising as a result of the joint and several liability of such Borrower hereunder with respect to Loans or other Credit Extensions made to any other Borrower hereunder, such Borrower waives, until the Obligations shall have been paid in full and this Agreement and the other Loan Documents shall have been terminated, any right to enforce any right of subrogation or any remedy which the Administrative Agent or any Lender now has or may hereafter have against such other Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Administrative Agent or any Lender to secure payment of the Obligations or any other liability of the Borrowers to the Administrative Agent or the Lenders.
(e)    Upon the occurrence and during the continuation of any Event of Default, the Lenders may proceed directly and at once, without notice, against any Borrower to

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collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that the Lenders shall be under no obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the Obligations.
(f)    Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, the obligations of each Borrower hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable Debtor Relief Laws.
9.19    Conflicts. Notwithstanding anything in this Agreement to the contrary, in the event of any conflict with any other Loan Document or Collateral Document, the terms and provisions of this Agreement shall control.
9.20    Closing Date Joinder. The Borrowers hereby represent, warrant and agree that the Banker Steel Acquisition will be consummated immediately upon the Lenders making the initial advance of the Loans and that there are no conditions to the Banker Steel Acquisition being effective other than the initial advance of the Loans. Immediately upon the consummation of the Banker Steel Acquisition, without further act or deed, each Banker Steel Borrower shall automatically be joined in this Agreement and the other Loan Documents as a Borrower and shall comply with and be bound by all of the terms, conditions, covenants and other provisions of this Agreement and the other Loan Documents. Without limiting the generality of the preceding sentence, the Banker Steel Borrowers are jointly and severally liable for the payment and performance of all Obligations and shall be bound by the provisions governing its joint and several obligations set forth in Section 9.18 and other applicable provisions of the Loan Documents. Each Banker Steel Borrower hereby (a) ratifies and affirms all of its obligations under this Agreement and the other Loan Documents; (b) affirms that this Agreement and each of the other Loan Documents is in full force and effect; and (c) ratifies and confirms all of its payment, performance and observance obligations and liabilities under this Agreement and the other Loan Documents, whether contingent or otherwise, as a borrower, debtor, grantor, mortgagor, pledgor, guarantor or assignor, or in any other similar capacities in which such Person grants Liens or security interests in its assets and other property, as the case may be, from and after the consummation of the Banker Steel Acquisition. Each Borrower, on behalf of itself and the other Borrowers, acknowledges, represents and warrants that (a) upon Lenders making the initial advance of the Loans, there will exist no Default or Event of Default under this Agreement or any other Loan Documents, (b) it has duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in this Agreement and the other Loan Documents to which it is a party, and (c) each of the representations and warranties contained in Article V of this Agreement or in any other Loan Document delivered on or before the date hereof is true and correct in all respects on the date hereof (or, to the extent stated to relate to a specific earlier date, on and as of such earlier date). Notwithstanding anything to the contrary contained herein or in any other Loan Document, the signature pages executed and delivered by the Banker Steel Borrowers to this Agreement and the other Loan Documents shall be deemed executed and delivered immediately upon the making of the initial

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advance of the Loans and shall be given full force and effect at such time without any further act or deed required by any Person hereunder or thereunder.
ARTICLE X

THE ADMINISTRATIVE AGENT
10.1    Appointment; Nature of Relationship. UMB Bank, N.A. is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the “Administrative Agent”) hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term “Administrative Agent,” it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders’ contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, and (ii) is a “representative” of the Lenders within the meaning of the term “secured party” as defined in the Arizona Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.
10.2    Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.
10.3    General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrowers, the Lenders or any Lender for any action taken or omitted to be taken by it or them in the role of, or on behalf of, the Administrative Agent hereunder or under any other Loan Document or in connection herewith or therewith except to the extent there has been a final determination, whether by mutual agreement or judicial finding, that such action or inaction was due to the gross negligence or willful misconduct of such Person.
10.4    No Responsibility for Loans, Recitals, etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without

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limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any Default or Event of Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrowers or any Guarantor of any of the Obligations or of any of the Borrowers’ or any such Guarantor’s respective Subsidiaries.
10.5    Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (which may include electronic mail), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action. The Administrative Agent may, at any time, request instructions from the Required Lenders with respect to any actions or approvals which, by the terms of this Agreement or any of the Loan Documents, the Administrative Agent is permitted or required to take or to grant without consent or approval from the Required Lenders, and if such instructions are promptly requested, the Administrative Agent will be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents and will not have any liability for refraining from taking any action or withholding any approval under any of the Loan Documents until it has received such instructions from the Required Lenders.
10.6    Employment of Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact. The Administrative Agent will not be responsible for the negligence or misconduct of any agents or attorneys-in-fact except to the extent that there has been a final determination, whether by mutual agreement or judicial finding, that the Administrative Agent acted with gross negligence or willful misconduct in the selection of agents or attorneys-in-fact.
10.7    Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail message, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent. For purposes of determining compliance with the conditions specified in Sections 4.1 and 4.2, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory

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to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the applicable date specifying its objection thereto.
10.8    Administrative Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Pro Rata Shares (i) for any amounts not reimbursed by the Borrowers for which the Administrative Agent is entitled to reimbursement by the Borrowers under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent and (ii) any indemnification required pursuant to Section 3.3(d) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.
10.9    Notice of Event of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrowers referring to this Agreement describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders; provided that, except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.
10.10    Rights as a Lender. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Revolving Commitment and its Loans as any Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrowers or any of their Subsidiaries in

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which the Borrowers or Subsidiaries is not restricted hereby from engaging with any other Person.
10.11    Lender Credit Decision, Legal Representation.
(a)    Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrowers and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents. Except for any notice, report, document or other information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility (either initially or on a continuing basis) to provide any Lender with any notice, report, document, credit information or other information concerning the affairs, financial condition or business of the Borrowers or any of their Affiliates that may come into the possession of the Administrative Agent (whether or not in their capacity as Administrative Agent) or any of their Affiliates; provided, that Administrative Agent shall promptly provide to each Lender such information as may be specifically requested by such Lender.
(b)    Each Lender further acknowledges that it has had the opportunity to be represented by legal counsel in connection with its execution of this Agreement and the other Loan Documents, that it has made its own evaluation of all applicable laws and regulations relating to the transactions contemplated hereby, and that the counsel to the Administrative Agent represents only the Administrative Agent and not the Lenders in connection with this Agreement and the transactions contemplated hereby.
10.12    Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and Holdings, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, thirty (30) days after the resigning Administrative Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent. So long as no Event of Default has occurred, Holdings shall have the right to approve any such successor Administrative Agent and such approval shall not be unreasonably withheld. If no successor Administrative Agent shall have been so appointed by the Required Lenders within fifteen (15) days after the resigning Administrative Agent’s giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrowers or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If the Administrative Agent has resigned and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrowers shall make all payments in respect of the Obligations to the

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applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the effectiveness of the resignation of the Administrative Agent, the resigning Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Administrative Agent, the provisions of this Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term “Prime Rate” as used in this Agreement shall mean the prime rate or other analogous rate of the new Administrative Agent.
10.13    Delegation to Affiliates. The Borrowers and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles IX and X.
10.14    Execution of Collateral Documents. The Lenders hereby empower and authorize the Administrative Agent to execute and deliver to the Borrowers on their behalf the Collateral Documents and all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Collateral Documents.
10.15    Collateral and Guarantor Releases. The Lenders hereby empower and authorize the Administrative Agent to execute and deliver to the Borrowers on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral which shall be permitted by the terms hereof or of any other Loan Document (including, without limitation, in connection with any asset sale permitted hereunder or in connection with any release of a Guarantor made in accordance with the Loan Documents) or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 8.3, all of the Lenders) in writing. In addition, the Lenders authorize the Administrative Agent to release any Guarantor from its obligations under the Loan Documents if such Person is no longer required to be a Guarantor hereunder or if such Person is sold, transferred or assigned in accordance with and to the extent permitted by the terms of this Agreement. Upon the request of the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of Collateral, or to release any Guarantor from its obligations under the Loan Documents pursuant to the foregoing. In each case as specified herein, the Administrative Agent may (and each Lender hereby authorizes the Administrative Agent to), at the Borrowers’ expense, execute and deliver to the applicable Borrower such documents as such Borrower may reasonably request to evidence the release of such item of Collateral from the security interest granted under the

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Loan Documents or to subordinate its interest therein, or to release a Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents.
10.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lenders are arm’s-length commercial transactions between the applicable Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) each Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the applicable Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor any Lender has any obligation to each Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and neither the Administrative Agent nor any Lender has any obligation to disclose any of such interests to the Borrowers or its Affiliates. To the fullest extent permitted by law, the Borrowers hereby waive and release any claims that they may have against the Administrative Agent and each of the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. Nothing contained in this Section 10.16 shall serve to release, eliminate, or otherwise reduce any duty or obligation of any party to perform its obligations under this Agreement.
10.17    Acknowledgements Regarding Erroneous Payments.
        (a)    Each Lender and Letter of Credit Issuer hereby agrees that (i) if the Administrative Agent notifies such Lender or such Letter of Credit Issuer that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or such Letter of Credit Issuer from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or such Letter of Credit Issuer (whether or not known to such Lender or such Letter of Credit Issuer), and demands the return of such Payment (or a portion thereof), such Lender or such Letter of Credit Issuer shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or such Letter of Credit Issuer to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect,

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and (ii) to the extent permitted by applicable law, such Lender or such Letter of Credit Issuer shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or such Letter of Credit Issuer under this Section 10.17 shall be conclusive, absent manifest error.
        (b)    Each Lender and Letter of Credit Issuer hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (i) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (ii) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and Letter of Credit Issuer agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or Letter of Credit Issuer shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Letter of Credit Issuer to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
        (c)    Borrowers and Guarantors hereby agree that (i) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender or such Letter of Credit Issuer that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or such Letter of Credit Issuer with respect to such amount and (ii) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or Guarantor.
    (d)    Each party’s obligations under this Section 10.17 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or a Letter of Credit Issuer, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
10.18    Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “book manager,” “bookrunner,” “lead manager,” “arranger,” “lead arranger” or “co-arranger,” if any, shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other

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Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
ARTICLE XI

SETOFF; RATABLE PAYMENTS
11.1    Setoff. Each Borrower hereby grants each Lender a security interest in all deposits, credits and deposit accounts (including all account balances, whether provisional or final and whether or not collected or available) of the applicable Borrower with such Lender or any Affiliate of such Lender (the “Deposits”) to secure the Obligations. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the applicable Borrower becomes insolvent, however evidenced, or any Event of Default occurs, such Borrower authorizes each Lender, with the prior written consent of the Administrative Agent, to offset and apply all such Deposits toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to such Lender or the Lenders; provided, that in the event that any Defaulting Lender shall exercise such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Letter of Credit Issuer, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.
11.2    Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Term Loan or its Revolving Exposure (other than payments received pursuant to Section 3.1, 3.2, or 3.3) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Term Loan or Revolving Exposure, as applicable, held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Term Loan and Revolving Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral or other protection ratably in proportion to their respective Pro Rata Shares of the Term Loan and Revolving Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.
ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
12.1    Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns permitted hereby, except that (i) none of the Borrowers shall have the right to assign its rights or obligations under the Loan Documents without the prior written

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consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 12.3, and (iii) any transfer by participation must be made in compliance with Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with the terms of this Agreement. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.
12.2    Participations.
(a)    Permitted Participants; Effect. Any Lender may at any time sell to one or more entities (“Participants”) participating interests in any Term Loan or Revolving Exposure owing to such Lender, any Note held by such Lender, any Revolving Commitment of such Lender or any other interest of such Lender under the Loan Documents. So long as no Event of Default has occurred, Holdings shall have the right to approve any such successor Participants and such approval shall not be unreasonably withheld. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Term Loan and Revolving Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.
(b)    Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents provided that each such Lender may agree in its participation

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agreement with its Participant that such Lender will not vote to approve any amendment, modification or waiver with respect to any Term Loan, Revolving Exposure or Revolving Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.3 or of any other Loan Document.
(c)    Benefit of Certain Provisions. The Borrowers agree that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender. The Borrowers further agree that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.3, 9.6 and 9.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, provided that (i) a Participant shall not be entitled to receive any greater payment under Section 3.1 or 3.2 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrowers, and (ii) a Participant shall not be entitled to receive any greater payment under Section 3.3 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account (A) except to the extent such entitlement to receive a greater payment results from a change in treaty, law or regulation (or any change in the interpretation or administration thereof by any Governmental Authority) that occurs after the Participant acquired the applicable participation and (B), in the case of any Participant that would be a Non-U.S. Lender if it were a Lender, such Participant agrees to comply with the provisions of Section 3.3 to the same extent as if it were a Lender (it being understood that the documentation required under Section 3.3(f) shall be delivered to the participating Lender). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in any Term Loan, any Revolving Exposure, any Note, any Revolving Commitment or any other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Term Loan, any Revolving Exposure, any Note, any Revolving Commitment or any other obligations under the Loan Documents) to any Person except to the extent that such disclosure is necessary to establish that such Term Loan, Revolving Exposure, any Note, any Revolving Commitment or any other obligations under the Loan Documents is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such

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participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
12.3    Assignments.
(a)    Permitted Assignments. Any Lender may at any time assign to one or more Eligible Assignees (“Purchasers”) all or any part of its rights and obligations under the Loan Documents subject to Holdings’ consent rights provided in Section 12.3(b), which shall not be unreasonably withheld. Such assignment shall be substantially in the form of Exhibit C or in such other form reasonably acceptable to the Administrative Agent as may be agreed to by the parties thereto. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender shall either be in an amount equal to the entire applicable Term Loan, Revolving Commitment and Revolving Exposure of the assigning Lender or (unless each of the Borrowers and the Administrative Agent otherwise consents) be in an aggregate amount not less than $5,000,000 (except such minimum amount shall not apply to (i) an assignment or delegation by any Lender to any other Lender, an Affiliate of any Lender, or a Related Fund of such Lender or (ii) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000). The amount of the assignment shall be based on the Term Loan and the Revolving Commitment or Revolving Exposure (if the Revolving Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the “Trade Date,” if the “Trade Date” is specified in the assignment.
(b)    Consents. The consent of Holdings shall be required prior to an assignment becoming effective unless the Purchaser is a Lender or an Affiliate of a Lender, provided that the consent of Holdings shall not be required if (i) an Event of Default has occurred and is continuing, (ii) in connection with an assignment or a delegation to a Person that is a Lender or an Affiliate (other than natural persons) of a Lender, (iii) if such assignment or delegation is in connection with a sale or other disposition of all or substantially all of any Lender’s loan portfolio, or (iv) such assignment or delegation is required or deemed advisable by any Governmental Authority to which Administrative Agent or any Lender is subject; provided further that Holdings shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within three (3) Business Days after having received notice thereof. The consent of the Administrative Agent shall be required prior to an assignment becoming effective. The consent of the Letter of Credit Issuer shall be required prior to an assignment of a Revolving Commitment becoming effective. Any consent required under this Section 12.3(b) other than with respect to the Letter of Credit Issuer shall not be unreasonably withheld or delayed.
(c)    Effect; Assignment Effective Date. Upon (i) delivery to the Administrative Agent of an assignment, together with any consents required by Sections 12.3(a) and 12.3(b), and (ii) payment of a $5,000 fee to the Administrative Agent for processing such assignment (unless such fee is waived by the Administrative Agent), such assignment

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shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Term Loan, Revolving Commitment and Revolving Exposure, as applicable, under the applicable assignment agreement constitutes “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Term Loan, Revolving Commitment and Revolving Exposure assigned to such Purchaser without any further consent or action by the Borrowers, the Lenders or the Administrative Agent. In the case of an assignment covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3(c), the transferor Lender, the Administrative Agent and the Borrowers shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Term Loans and Revolving Commitments, as adjusted pursuant to such assignment.
(d)    Register. The Administrative Agent, acting solely for this purpose as a non- fiduciary agent of the Borrowers, shall maintain at one of its offices in the United States of America, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Term Loans and Revolving Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender, and participations of each Lender in Facility Letters of Credit, pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each Borrower and each Lender at any reasonable time and from time to time upon reasonable prior notice.
(e)    Dissemination of Information. The Borrowers authorize each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this

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Agreement.
ARTICLE XIII

NOTICES
13.1    Notices; Effectiveness; Electronic Communication.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:
If to the Borrowers:

DBM Global Inc.
3020 East Camelback Road
Suite 310
Phoenix, Arizona 85016
Telephone: (602) 445-4480
Attn: Scott D. Sherman, Esq.

If to Administrative Agent:

UMB Bank, N.A.
2777 E. Camelback Rd., Suite 350
Phoenix, AZ 85016
Attn: Kyle McMillian

With a copy to: UMB Bank, N.A.
2777 E. Camelback Rd., Suite 350
Phoenix, AZ 85016
Attn: Kyle McMillian

UMB Bank, N.A.
1010 Grand Blvd.
Kansas City, MO 64106
Attn: Derek E. Feagans

and

Quarles & Brady, LLP
411 East Wisconsin Avenue

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Milwaukee, Wisconsin 53202
Attention: Kim Wynn

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, except that notices to the Administrative Agent, a Lender or the Letter of Credit Issuer under Article II shall not be effective unless and until actually received by the addressee thereof. Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)    Electronic Communications. Notices and other communications to the Lenders and the Letter of Credit Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent or as otherwise determined by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Letter of Credit Issuer pursuant to Article II if such Lender or the Letter of Credit Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines, provided that such determination or approval may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)    Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto given in the manner set forth in this Section 13.1.
ARTICLE XIV

COUNTERPARTS; INTEGRATION; EFFECTIVENESS;
ELECTRONIC EXECUTION; ELECTRONIC RECORDS
14.1    Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Administrative Agent, and when the Administrative Agent shall have received

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counterparts hereof which, when taken together, bear the signatures of each of the parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or PDF shall be effective as delivery of a manually executed counterpart of this Agreement.
14.2    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any assignment and assumption agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other state laws based on the Uniform Electronic Transactions Act.
14.3    Electronic Records. The Borrowers hereby acknowledge the receipt of a copy of this Agreement and all other Loan Documents. The Administrative Agent and each Lender may, on behalf of the Borrowers, create a microfilm, optical disk or other electronic image of this Agreement and any or all of the Loan Documents. The Administrative Agent and each Lender may store the electronic image of this Agreement and Loan Documents in its electronic form and then destroy the paper original as part of the Administrative Agent’s and each Lender’s normal business practices, with the electronic image deemed to be an original and of the same legal effect, validity and enforceability as the paper originals. The Administrative Agent and each Lender are authorized, when appropriate, to convert any note into a “transferable record” under the Uniform Electronic Transactions Act.
ARTICLE XV

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; STATUTORY STATEMENTS
15.1    CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ARIZONA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
15.2    CONSENT TO JURISDICTION. EACH OF THE BORROWERS HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN ARIZONA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWERS HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT

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SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE LETTER OF CREDIT ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWERS OR TO ENFORCE RIGHTS AND REMEDIES IN RESPECT OF COLLATERAL IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY OF THE BORROWERS AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN ARIZONA.
15.3    WAIVER OF JURY TRIAL. THE BORROWERS, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ADMINISTRATIVE AGENT AND LENDER:

UMB BANK, N.A., as a Lender and as Administrative Agent

By: ___________________________________
Name: Kyle McMillan
Title: Senior Vice President

Contact:
UMB Bank, N.A.
2777 E. Camelback Rd., Suite 350
Phoenix, AZ 85016
Attn: Kyle McMillian

Administrative Agent and Lender Signature Page – Credit Agreement

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SYNDICATION AGENT AND LENDER:

BMO HARRIS BANK N.A., as a Lender and as Syndication Agent

By: ______________________________________
Name: _____________________________________
Title: ______________________________________

Contact:
BMO HARRIS BANK, N.A.
___________________________________________
___________________________________________
Attn: ______________________________________

    Syndication Agent and Lender Signature Page – Credit Agreement

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

LENDER:

ARIZONA BANK & TRUST, as a Lender

By: ______________________________________
Name: _____________________________________
Title: ______________________________________

Contact:
Arizona Bank & Trust
___________________________________________
___________________________________________
Attn: ______________________________________

    Lender Signature Page – Credit Agreement

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

LENDER:

FIFTH THIRD BANK, NATIONAL
ASSOCIATION, as a Lender

By: ______________________________________
Name: _____________________________________
Title: ______________________________________

Contact:
Fifth Third Bank, National Association
___________________________________________
___________________________________________
Attn: ______________________________________

    Lender Signature Page – Credit Agreement

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

LENDER:

ACADEMY BANK, as a Lender

By: ______________________________________
Name: _____________________________________
Title: ______________________________________

Contact:
 Academy Bank
___________________________________________
___________________________________________
Attn: ______________________________________

    Lender Signature Page – Credit Agreement

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

INITIAL BORROWERS:
AITKEN MANUFACTURING INC.
By:
Michael R. Hill, Vice President, Chief Financial
Officer, Secretary, and Treasurer
DBM GLOBAL INC.
By:
Michael R. Hill, Vice President, Chief Financial
Officer, Assistant Secretary, and Treasurer
DBM VIRCON SERVICES (USA) INC.
By:
Michael R. Hill, Chairman, President, Secretary,
and Treasurer
GRAYWOLF INDUSTRIAL, INC.
By:
Michael R. Hill, Vice President
GRAYWOLF INTEGRATED CONSTRUCTION COMPANY
By:
Michael R. Hill, Vice President
SCHUFF STEEL MANAGEMENT COMPANY – SOUTHWEST, INC.
By:
Michael R. Hill, Vice President, Chief Financial
Officer, Secretary, and Treasurer

    Initial Borrowers Signature Page – Credit Agreement

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SCHUFF STEEL COMPANY
By:
Michael R. Hill, Vice President, Chief Financial
Officer, Secretary, and Treasurer
MILCO NATIONAL CONSTRUCTORS, INC.
By:
Michael R. Hill, Vice President
GRAYWOLF INTEGRATED CONSTRUCTION COMPANY – SOUTHEAST, INC.
By:
Michael R. Hill, Vice President

Initial Borrowers Signature Page – Credit Agreement

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BANKER STEEL BORROWERS:
Each of the undersigned Banker Steel Borrowers hereby confirms that, immediately upon the consummation of the Banker Steel Acquisition, it hereby joins this Agreement and the other Loan Documents as more fully set forth in Section 9.20 above and is a Borrower under this Agreement.

BANKER STEEL CO., L.L.C.

By:
Michael R. Hill, Vice President and Treasurer

BANKER STEEL HOLDCO LLC

By:
Michael R. Hill, Chief Financial Officer and Treasurer

BANKER STEEL SOUTH, LLC

By:
Michael R. Hill, Vice President and Treasurer

DERR AND ISBELL CONSTRUCTION, LLC

By:
Michael R. Hill, Vice President and Treasurer

INNOVATIVE ENGINEERING SOLUTIONS LLC

By:
Michael R. Hill, Vice President and Treasurer

    Banker Steel Borrowers Signature Page – Credit Agreement

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LYNCHBURG FREIGHT & SPECIALTY LLC

By:
Michael R. Hill, Vice President and Treasurer

MEMCO LLC

By:
Michael R. Hill, Vice President and Treasurer

NYC CONSTRUCTORS, LLC

By:
Michael R. Hill, Vice President and Treasurer

NYC EQUIPMENT COMPANY, LLC

By:
Michael R. Hill, Vice President and Treasurer

NYCC CONSTRUCTION SERVICES, LLC

By:
Michael R. Hill, Vice President and Treasurer

US CONSTRUCTION SERVICES INC.

By:
Michael R. Hill, Vice President and Treasurer

US ERECTORS LLC

By:
Michael R. Hill, Vice President and Treasurer

Banker Steel Borrowers Signature Page – Credit Agreement

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INDEX OF EXHIBITS AND SCHEDULES

Exhibit A – Required Opinions
Exhibit B – Form of Compliance Certificate
Exhibit C – Form of Assignment and Assumption Agreement
Exhibit D – Form of Borrowing Notice
Exhibit E-1 – Form of Revolving Loan Note
Exhibit E-2 – Form of Term Note
Exhibit H – Closing Documents

Schedule 1.1 – List of Borrowers
Schedule 1.2 – List of Guarantors
Schedule 2 – Lenders, Commitments, and Pro Rata Shares
Schedule 4.4 – Collateral Access Agreement Locations
Schedule 5.8 – Subsidiaries
Schedule 5.23 – Mortgaged Property
Schedule 5.23A – Real Property
Schedule 6.10 – Debt
Schedule 6.14 – Existing Liens
Schedule 6.23 – Investments

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EXHIBIT A

REQUIRED OPINIONS

1.    Borrowers’/Guarantors’ Counsel Existence, Due Authorization, Execution and Delivery, Enforceability, and Creation and Perfection of Liens and Security Interests (including Texas, Arizona, and California Deeds of Trust and Mortgages) Opinion
2.    South Carolina Mortgage Opinion
3.    Utah Mortgage Opinion
4.    Kansas Mortgage Opinion
    Exhibit A

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EXHIBIT B – FORM OF COMPLIANCE CERTIFICATE

To:     The Lenders party to the
    Credit Agreement described below

This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of May 27, 2021 (as amended, modified, renewed or extended from time to time, the “Agreement”) among DBM GLOBAL INC., a Delaware corporation, each of the other Borrowers party thereto (each a “Borrower” and collectively the “Borrowers”), the lenders party thereto, and UMB BANK, N.A., a national banking association, as Administrative Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.     The undersigned is duly authorized as __________________ of Borrower Agent to complete the certification contained herein with respect to each Borrower;

2.     The undersigned has reviewed the terms of the Agreement and has made, or has caused to be made under the undersigned's supervision, a detailed review of the transactions and conditions of the Borrowers and their Subsidiaries during the accounting period covered by the attached financial statements;

3.    The examinations described in paragraph 2 did not disclose, and the undersigned have no knowledge of, the existence of any condition or event which constitutes a Default or
Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

4.     Schedule I attached hereto sets forth financial data and computations evidencing compliance by each Borrower with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the
Borrowers have taken, are taking, or propose to take with respect to each such condition or event:

_______________________________________________________________
_______________________________________________________________
_______________________________________________________________

    Exhibit B

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The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this [__] day of [_______], 20[__].

DBM GLOBAL INC., a Delaware corporation

By: _________________________
Name: _______________________
Title: Chief Financial Officer

Schedule I

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SCHEDULE I TO COMPLIANCE CERTIFICATE

Compliance as of [__________], 20[__] with
Provisions of Section 6.1 and 6.19 of the Agreement

[insert relevant calculations]

Schedule I

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EXHIBIT C – FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the
“Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, and guaranties included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.     Assignor:        [_________________]

2.     Assignee:        [_________________]

3.    Borrower(s):    DBM Global Inc., and the other Borrowers party thereto

4.    Administrative     UMB Bank, N.A., as the Administrative Agent under the
Agent:            Credit Agreement

5.    Credit Agreement:    The Credit Agreement dated as of May 27, 2021 among DBM Global Inc., and the other Borrowers party thereto, the Lenders party thereto, UMB Bank, N.A., as Administrative Agent, and the other parties thereto.

    Exhibit C

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6.     Assigned Interest:

	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assignment	Percentage Assigned of Commitment/Loans
Facility Assigned Revolving Commitment	$[__________]	$[___________]	[______]%

Term Loan         $[__________]     $[__________]     [______]%

7.     Date:        [______________________]

Effective Date: [____________________], 20[__] [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE ADMINISTRATIVE AGENT.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:_________________________________
Title: _______________________________

ASSIGNEE
[NAME OF ASSIGNEE]

By:_________________________________
                        Title: _______________________________

Consented to and Accepted:

UMB BANK, N.A., as
Administrative Agent

By: _______________________
Title: _____________________

DBM GLOBAL INC.,
a Delaware corporation, as
Borrower Agent
Exhibit C

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By: ______________________
Title: ____________________
Exhibit C

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ANNEX 1
TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

    1.    Representations and Warranties.

    1.1    Assignor.    The Assignor represents and warrants to the Assignee, Borrowers, and Lenders that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance, or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor its officers, directors, employees, agents, or attorneys shall be responsible to the Assignee for (i) any statements, warranties, or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectability, or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Documents, (v) inspecting any of the Property, books or records of the Borrowers, or any Guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

    1.2    Assignee.    The Assignee (a) represents and warrants to the Assignor, Borrowers, and Lenders that (i) it has the full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be “plan assets” under ERISA, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by Assignor in connection with or arising in any manner from the Assignee’s non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by Assignee and (b) agrees that
    Annex 1

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(i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at any time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.     Payments. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, Reimbursement Obligations, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.     General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy, PDF or electronic communication as contemplated by the Credit Agreement shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Arizona.

Annex 1

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EXHIBIT D
FORM OF BORROWING NOTICE

TO:    UMB Bank, N.A., as administrative agent (the “Administrative Agent”) under that certain Credit Agreement (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), dated as of May 27, 2021 among DBM Global Inc., a Delaware corporation, and the other Borrowers party thereto (each a “Borrower” and collectively the “Borrowers”), the financial institutions party thereto, as lenders (the “Lenders”), and the Administrative Agent.

    Capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

    DBM Global Inc., a Delaware corporation, as “Borrower Agent” under the Credit Agreement, hereby gives to Administrative Agent a request for borrowing pursuant to Section 2.4 of the Credit Agreement, and Borrower hereby requests to borrow on [________], 20[__] (the “Borrowing Date”):

    (a)    from the Lenders, on a pro rata basis, an aggregate principal Dollar Amount of $[________] in Revolving Loans.

    The undersigned hereby certifies to the Administrative Agent and the Lenders that (i) the representations and warranties contained in Article V of the Credit Agreement are (a) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all respects on and as of such earlier date and (b) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date; (ii) at the time of and immediately after giving effect to such Advance, no Default or Event of Default shall have occurred and be continuing; and (iii) all other relevant conditions set forth in Section 4.2 of the
Credit Agreement have been satisfied.

    IN WITNESS WHEREOF, the undersigned has caused this Borrowing Notice to be executed by its authorized officer as of the date set forth below.

Dated: __________, 20__
DBM GLOBAL INC., a Delaware corporation, as Borrower Agent

By: ________________________
Name: _____________________
    Exhibit D

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Title:______________________
Annex 1

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EXHIBIT E-1

FORM OF REVOLVING LOAN NOTE

$______________________                                 May 27, 2021

The undersigned (each a “Borrower” and collectively the “Borrowers”) promise to pay to the order of ______________________ (the “Lender”), the aggregate unpaid principal amount of up to _____________________ and 00/100 Dollars ($_____________________) made available by the Lender to the Borrowers pursuant to Section 2.1 of the Agreement (as hereinafter defined), in immediately available funds at the applicable office of UMB BANK, N.A., as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrowers shall pay the principal of and accrued and unpaid interest on this Revolving Note in full on the Revolving Loan Maturity Date.

The Administrative Agent shall, and is authorized to, record in accordance with its usual practice, the date and amount of each Revolving Loan and the date and amount of each principal payment hereunder.

This Revolving Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of May 27, 2021 (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”), among the Borrowers, the lenders party thereto, including the Lender, and UMB Bank, N.A., as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Revolving Note, including the terms and conditions under which this Revolving Note may be prepaid or its Revolving Loan Maturity Date accelerated. This Revolving Note is secured pursuant to the Collateral Documents, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

In the event of default hereunder, the undersigned agree to pay all costs and expenses of collection, including reasonable attorneys’ fees. The undersigned waive demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.

THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ARIZONA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

[Signatures on Following Pages]

    Exhibit E-1

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    Each Borrower has executed this Revolving Loan Note as of the date set forth above.

[BORROWER NAME]

By: ___________________
Name: ________________
Title:__________________

[BORROWER NAME]

By: ___________________
Name: ________________
Title:__________________

[BORROWER NAME]

By: ___________________
Name: ________________
Title:__________________

[BORROWER NAME]

By: ___________________
Name: ________________
Title:__________________

Exhibit E-1

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EXHIBIT E-2

FORM OF TERM NOTE

$________________                                 May 27, 2021

The undersigned (each a “Borrower” and collectively the “Borrowers”) promise to pay to the order of ____________________ (the “Lender”), as defined in the Agreement (as hereinafter defined), the principal amount of ___________________ and 00/100 Dollars ($__________________.00) advanced by the Lender to the Borrowers pursuant to Section 2.2 of the Agreement (as hereinafter defined), in immediately available funds at the applicable office of UMB BANK, N.A., as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrowers shall pay the principal of and accrued and unpaid interest on this Term Note in full on the Term Loan Maturity Date.

The Administrative Agent shall, and is authorized to, record in accordance with its usual practice, the date and amount of each Term Loan and the date and amount of each principal payment hereunder.

This Term Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of May 27, 2021 (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”), among the Borrowers, the lenders party thereto, including the Lender, and UMB Bank, N.A., as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Term Note, including the terms and conditions under which this Term Note may be prepaid or its Term Loan Maturity Date accelerated. This Term Note is secured pursuant to the Collateral Documents, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

In the event of default hereunder, the undersigned agree to pay all costs and expenses of collection, including reasonable attorneys’ fees. The undersigned waive demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.

THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ARIZONA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

[Signatures on Following Pages]

    Exhibit E-2

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    Each Borrower has executed this Term Note as of the date set forth above.

[BORROWER NAME]

By: ___________________
Name: ________________
Title:__________________

[BORROWER NAME]

By: ___________________
Name: ________________
Title:__________________

[BORROWER NAME]

By: ___________________
Name: ________________
Title:__________________

[BORROWER NAME]

By: ___________________
Name: ________________
Title:__________________
Exhibit E-2

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EXHIBIT H
LIST OF CLOSING DOCUMENTS

A.    LOAN DOCUMENTS

1.    Credit Agreement dated as of May 27, 2021, among DBM Global Inc. and the other Borrowers listed on Schedule 1.1 thereof (each a “Borrower” and collectively the “Borrowers”), and Lenders party thereto and UMB Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) evidencing (a) a revolving credit facility to Borrowers from Lenders in an initial aggregate principal amount of up to $110,000,000.00, and (b) a term loan to Borrowers from Lenders in an initial principal amount of $110,000,000.00

EXHIBITS
Exhibit A – Required Opinions
Exhibit B – Form of Compliance Certificate
Exhibit C – Form of Assignment and Assumption Agreement
Exhibit D – Form of Borrowing Notice
Exhibit E-1 – Form of Revolving Loan Note
Exhibit E-2 – Form of Term Note
Exhibit H – Closing Documents

SCHEDULES

Schedule 1.1 – List of Borrowers
Schedule 1.2 – List of Guarantors
Schedule 2 – Lenders, Commitments, and Pro Rata Shares
Schedule 4.4 – Collateral Access Agreement Locations
Schedule 5.8 – Subsidiaries
Schedule 5.23 – Mortgaged Property
Schedule 5.23A – Real Property
Schedule 6.10 – Debt
Schedule 6.14 – Existing Liens
Schedule 6.23 – Investments

2.    Revolving Loan Note executed by Borrowers in favor of Administrative Agent for the benefit of Lenders

3.    Term Note executed by Borrowers in favor of Administrative Agent for the benefit of Lenders

4.    Pledge and Security Agreement executed by Borrowers and Guarantors (listed on Schedule 1.2 of the Agreement) in favor of the Administrative Agent

5.    Guaranty executed by Guarantors in favor of Administrative Agent

6.    Deed of Trust securing real property located at 420 S. 19th Avenue, Phoenix, AZ, executed by the relevant Borrower in favor of Administrative Agent

    Exhibit H

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7.    Deed of Trust securing real property located at 1705 W. Battaglia Drive, Eloy, AZ, executed by the relevant Borrower in favor of Administrative Agent

8.    Deed of Trust securing real property located at 5055 N. Ken Morey Drive, Bellemont, AZ, executed by the relevant Borrower in favor of Administrative Agent

9.    Deed of Trust securing real property located at 1825-1841 W. Buchanan Street, Phoenix, AZ, executed by the relevant Borrower in favor of Administrative Agent

10.    Mortgage securing real property located at 1345 Hall Spencer Road, Hill, SC, executed by the relevant Borrower in favor of Administrative Agent

11.    Deed of Trust securing real property located at 325 S. Geneva Road, Lindon, UT, executed by the relevant Borrower in favor of Administrative Agent

12.    Mortgage securing real property located at 2001 N. Davis Avenue, Ottawa, KS, executed by the relevant Borrower in favor of Administrative Agent

13.    Deed of Trust securing real property located at 2324 Navy Drive, Stockton, CA, executed by the relevant Borrower in favor of Administrative Agent

14.    Deed of Trust securing real property located at 4918, 4920 & 5000 Airline Drive, Houston, TX, executed by the relevant Borrower in favor of Administrative Agent

15.    Deed of Trust securing real property located at 14500 Smith Road, Humble, TX, executed by the relevant Borrower in favor of Administrative Agent

16.    Environmental Indemnity Agreement executed by Borrowers and Guarantors, in favor of Administrative Agent

17.    Deposit Account Control Agreements among the relevant Borrowers, the Administrative Agent, and the relevant account bank or securities intermediary, as applicable

18.    Collateral Assignment of Acquisition Documents executed by the relevant Borrowers, in favor of Administrative Agent

19.    Intercreditor and Subordination Agreement executed by relevant Borrowers, Administrative Agent, and Atlas Holdings

20.    Intercreditor and Subordination Agreement executed by relevant Borrowers, Administrative Agent, and Don Banker

B.    UCC AND OTHER COLLATERAL-RELATED DELIVERIES

21.    UCC, tax lien, bankruptcy, judgment, and name variation search reports naming each Borrower from the appropriate offices in relevant jurisdictions

22.    UCC, tax, lien, bankruptcy, judgment, and name variation search reports naming each Guarantor from the appropriate offices in relevant jurisdictions
Exhibit H

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23.    UCC-1 financing statements naming each relevant Borrower and Guarantor as debtor and the Administrative Agent as secured party filed with the appropriate offices in the applicable jurisdictions
24.    Stock Certificates for first-tier foreign subsidiaries of Borrowers

25.    Stock Powers for Stock Certificates of first-tier foreign subsidiaries of Borrowers
26.    Original Notes held by any Borrower or Guarantor

C.    CORPORATE DOCUMENTS

27.    Certificate of the Secretary of each Borrower certifying (i) that there have been no changes in the charter document of such Borrower, as attached thereto and as certified as of a recent date by the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, since the date of the certification thereof by such governmental entity, (ii) the Operating Agreement or other organizational document, as attached thereto, of such Borrower as in effect on the date of such certification, (iii) resolutions of the Board of Directors or other governing body of such Borrower authorizing the execution, delivery, and performance of each Loan Document to which it is a party, (iv) the Good Standing Certificate (or analogous documentation if applicable) for such Borrower from the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, to the extent generally available in such jurisdiction, and (v) the names and true signatures of the incumbent officers of each Borrower authorized to sign the Loan Documents to which it is a party, and (in the case of each Borrower) authorized to request an Credit Extension under the Credit Agreement.

28.    Certificate of the Secretary of each Guarantor certifying (i) that there have been no changes in the charter document of such Guarantor, as attached thereto and as certified as of a recent date by the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, since the date of the certification thereof by such governmental entity, (ii) the Operating Agreement or other organizational document, as attached thereto, of such Guarantor as in effect on the date of such certification, (iii) resolutions of the Board of Directors or other governing body of such Guarantor authorizing the execution, delivery, and performance of each Loan Document to which it is a party, (iv) the Good Standing Certificate (or analogous documentation if applicable) for such Guarantor from the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, to the extent generally available in such jurisdiction, and (v) the names and true signatures of the incumbent officers of each Guarantor authorized to sign the Loan Documents to which it is a party.

D.    DEBT REPAYMENT DOCUMENTS; UCC TERMINATION FILINGS

29.    Payoff Letter executed and delivered in the name of Wells Fargo Bank, N.A.

30.    Payoff Letter executed and delivered in the name of TCW Asset Management Company LLC.

31.    UCC Termination Statement(s) by Wells Fargo Bank, N.A.
32.    UCC Termination Statement(s) by TCW Asset Management Company LLC.
Exhibit H

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E.    OPINIONS

33.    Borrowers’/Guarantors’ Counsel Existence, Due Authorization, Execution and Delivery, Enforceability, and Creation and Perfection of Liens and Security Interests (including Texas, Arizona, and California Deeds of Trust and Mortgages) Opinion

34.    South Carolina Mortgage Opinion

35.    Utah Mortgage Opinion

36.    Kansas Mortgage Opinion

F.    CLOSING CERTIFICATES AND MISCELLANEOUS

37.    Financial Statements of each Borrower

38.    Beneficial Ownership Certificates by each Borrower and each Guarantor

G.    POST-CLOSING

39.    Post-filing UCC search reports reflecting the UCC-1 financing statements referred to in item 25 above to be of record
Exhibit H

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SCHEDULE 1.1

BORROWERS

INITIAL BORROWERS
ENTITY	JURISDICTION INCORPORATED/ORGANIZED
DBM Global Inc.	Delaware
GrayWolf Industrial, Inc.	Delaware
Schuff Steel Management Company – Southwest, Inc.	Delaware
Schuff Steel Company	Delaware
Aitken Manufacturing Inc.	Delaware
DBM Vircon Services (USA) Inc.	Arizona
GrayWolf Integrated Construction Company	Delaware
Milco National Constructors, Inc.	Delaware
GrayWolf Integrated Construction Company-Southeast, Inc.	Georgia
BANKER STEEL BORROWERS
ENTITY	JURISDICTION INCORPORATED/ORGANIZED
Banker Steel Holdco LLC	Delaware
Banker Steel Co., L.L.C.	Delaware
Banker Steel South, LLC	Virginia
US Erectors LLC	Delaware
NYC Constructors, LLC	Delaware
Derr and Isbell Construction, LLC	Texas
Memco LLC	Delaware
Lynchburg Freight & Specialty LLC	Delaware
NYC Equipment Company, LLC	Virginia
Innovative Engineering Solutions LLC	Delaware
US Construction Services Inc.	Delaware
NYCC Construction Services, LLC	Delaware

    Schedule 1.1

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SCHEDULE 1.2

GUARANTORS

ENTITY	JURISDICTION INCORPORATED/ORGANIZED
DBM Global – North America Inc.	Delaware
Addison Structural Services, Inc.	Florida
Quincy Joist Company	Delaware
Schuff Steel – Atlantic, LLC	Florida
On-Time Steel Management Holding, Inc.	Delaware
Schuff Steel Management Company – Southeast L.L.C.	Delaware
Schuff Steel Management Company – Colorado L.L.C.	Delaware
PDC Services (USA) Inc.	Delaware
Innovative Structural Systems Inc.	Delaware
DBM Global Holdings Inc.	Delaware
Schuff Premier Services LLC	Delaware
CB-Horn Holdings, Inc.	Delaware
Titan Fabricators, Inc.	Kentucky
Midwest Environmental, Inc.	Kentucky
M. Industrial Mechanical, Inc.	Delaware

    Schedule 1.2

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SCHEDULE 2
LENDERS, COMMITMENTS AND PRO RATA SHARES

Lender	Revolving Commitment	Term Loan Commitment (as of May 27, 2021)	Pro Rata Share
UMB Bank, N.A.	$49,090,909.10	$40,000,000.00	36.363637%
BMO Harris Bank N.A.	$36,818,181.82	$30,000,000.00	27.272727%
Arizona Bank & Trust	$24,545,454.54	$20,000,000.00	18.181818%
Fifth Third Bank, National Association	$15,340,909.09	$12,500,000.00	11.363636%
Academy Bank	$9,204,545.45	$7,500,000.00	6.818182%
TOTALS	$135,000,000.00	$110,000,000.00	100%
    Schedule 2

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SCHEDULE 4.4
COLLATERAL ACCESS AGREEMENT LOCATIONS

BORROWERS

Company	Property location	Landlord
DBM Global Inc.	3020 E Camelback Rd, Ste 100 Phoenix, AZ 85016	WAM 3020 Limxfited Partnership
Schuff Steel Company
3003 N Central Ave, Ste 700 Phoenix, AZ 85012

2905 Premiere Pkwy., Ste. 210
Duluth, GA 30097

915 118th Ave. SE, Ste. 280
Bellevue, WA 98005

1971 W. 700 N., Ste. 101
Lindon, UT 84042

1401 Dove St., Ste. 530
Newport Beach, CA 92660

6701 W. 64th St., Ste. 200
Overland Park, KS 66202

7901 Stoneridge Dr., Ste. 211
Pleasanton, CA 94588

6500 SW Macadam Ave., Ste. 350
Portland, OR 97239

9174 Sky Park Court, Ste. 200
San Diego, CA 92123

10100 Trinity Parkway, Ste. 400
Stockton, CA 95219

A.G. Spanos Professional Office Center, LLC

Sugarloaf Commerce Center LLC

Spire Gateway LP

Lindon Tech 3, LLC

Palm Springs Village-309, LLC

Cloverleaf 5 Building, LLC

ECI Four 7901 Stoneridge, LLC

Weston Investment Co. LLC d/b/a American Property Management

Government Properties Income Trust, LLC

A.G. Spanos Professional Office Center, LLC

Aitken Manufacturing Inc.	5008 Airline Dr. Houston, TX 77022	G.A. Repal
DBM Vircon Services (USA) Inc.	2151 E. Broadway Rd. #220, Tempe, AZ 85282 1230 W. Washington St., Suite 201 Tempe, AZ 85281	Broadway 101 LLC Papago Buttes Corporate, LLC
    Schedule 4.4

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Company	Property location	Landlord
GrayWolf Integrated Construction Company-Southeast, Inc. (f/k/a Inco Services, Inc.)	3550 Francis Circle Alpharetta, GA 30004 4618 Highway #370 Cedar Springs, GA 39832 30333 County Road 49 Loxley, AL 36551 37 Artley Rd. Savannah, GA 31408	Green River Investments, LLC Inman Industrial Electric, Inc. Green River Investments, LLC Green River Investments, LLC
Milco National Constructors, Inc.	3930 Cherry Avenue Long Beach, CA 90807	3930 Cherry LLC
GrayWolf Integrated Construction Company (f/k/a Titan Contracting & Leasing Co.)	11800 Fairmont Pkwy. LaPorte, TX 77571	Vigavi Realty, LLC
Banker Steel Co., LLC
2940 Fulks Street
Lynchburg, VA 24501

1619 Wythe Road
Lynchburg, VA 24501

351 Rangoon Street
Lynchburg, VA 24502

6635 Edgewater Drive
Orlando, FL 32810

7351 Overland Road (plant)
Orlando, FL 32810

7351 Overland Road (yard)
Orlando, FL 32810

1291 S. Orange Blossom Trail
Apopka, FL 32703

8708 Wards Road
Rustburg, VA 24588

1640 New Market Ave., Building 2
Plainfield, NJ 07080

1641 New Market Ave., Building 7
Plainfield, NJ 07080

1641 New Market Ave., Building 9
Plainfield, NJ 07080

2940 Fulks Street, LLC

Store Capital Acquisitions, LLC

Store Capital Acquisitions, LLC

Store Capital Acquisitions, LLC

Lockhart Center LLC

Lockhart Center LLC

H2O Properties LLC

WK Land and Timber, LLC

Harris Realty Company LLC

Harris Realty Company LLC

Harris Realty Company LLC

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Company	Property location	Landlord
Derr and Isbell Construction, LLC	10904 Crabapple Road Roswell, GA 30075 3900 Tarrant Main Street Euless, TX 76040 295 E Felton Road Cartersville, GA 30121	AT-PAC Properties US LLC Derr Construction Company; Derr Family Limited Partnership; Tank Builders, Inc. Cartersville Warehousing, LLC
Innovative Engineering Solutions LLC	107 Oak Park Drive, Suite C Irmo, SC 29063	TAD Ventures, LLC
Lynchburg Freight & Specialty LLC	2940 Fulks Street Lynchburg, VA 24501	2940 Fulks Street, LLC
NYC Constructors, LLC	110 East 42nd St., Suite 610 New York, NY 10017 400 Madison Avenue New York, NY 10017	Gotham 42nd St. LLC DS400 Owner LLC

GUARANTORS

None.

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SCHEDULE 5.8
SUBSIDIARIES
INITIAL BORROWERS (OTHER THAN HOLDINGS)

Subsidiary	Jurisdiction	Equity Owners
Schuff Steel Company	Delaware	DBM Global – North America Inc. owns 100% (100 shares) of the capital stock of Schuff Steel Company
Aitken Manufacturing Inc.	Delaware	DBM Global – North America Inc. owns 100% (800 shares) of the common stock of Aitken Manufacturing Inc.
Schuff Steel Management Company – Southwest, Inc.	Delaware	On-Time Steel Management Holding, Inc. owns 100% (100 shares) of the capital stock of Schuff Steel Management Company - Southwest, Inc.
DBM Vircon Services (USA) Inc.	Arizona	DBM Global – North America Inc. owns 100% (100 shares) of the common stock of DBM Vircon Services (USA), Inc.
Graywolf Industrial, Inc.	Delaware
CB-Horn Holdings, Inc. owns 94% (110 shares) of the capital stock of GrayWolf Industrial, Inc.

Schuff Steel Company owns 5% (6 shares) of the capital stock of GrayWolf Industrial, Inc.

Schuff Steel Management Company – Southwest, Inc. owns 1% (1 share) of the capital stock of GrayWolf Industrial, Inc.

GrayWolf Integrated Construction Company-Southeast, Inc.	Georgia	Graywolf Industrial, Inc. owns 100% (2,300 shares) of the capital stock of GrayWolf Integrated Construction Company-Southeast, Inc. (f/k/a Inco Services, Inc.)
    Schedule 5.8

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Subsidiary	Jurisdiction	Equity Owners
Milco National Constructors, Inc.	Delaware	Graywolf Industrial, Inc. owns 100% (100 shares) of the capital stock of Milco National Constructors, Inc.
GrayWolf Integrated Construction Company	Delaware
Graywolf Industrial, Inc. owns 69% (523 shares) of the capital stock of GrayWolf Integrated Construction Company (f/k/a Titan Contracting & Leasing Company, Inc.)

Schuff Steel Company owns Owns 29% (219 shares) of the capital stock of GrayWolf Integrated Construction Company (f/k/a Titan Contracting & Leasing Company, Inc.)

Schuff Steel Management Company – Southwest, Inc. owns 2% (19 shares) of the capital stock of GrayWolf Integrated Construction Company (f/k/a Titan Contracting & Leasing Company, Inc.)

BANKER STEEL BORROWERS

Subsidiary	Jurisdiction	Equity Owners
Banker Steel Holdco LLC	Delaware	DBM Global Inc. owns 100% of Banker Steel Holdco LLC
Banker Steel Co., L.L.C.	Delaware	Banker Steel Holdco LLC owns 100% of Banker Steel Co., L.L.C.
Banker Steel South, LLC	Virginia	Banker Steel Co., L.L.C. owns 100% of Banker Steel South, LLC
US Erectors LLC	Delaware	Banker Steel Co., L.L.C. owns 100% of US Erectors LLC
Lynchburg Freight & Specialty LLC (f/k/a Lynchburg Steel Services LLC)	Delaware	Banker Steel Co., L.L.C. owns 100% of Lynchburg Freight & Specialty LLC (f/k/a Lynchburg Steel Services LLC)
Derr & Isbell Construction, LLC	Delaware	US Erectors LLC owns 100% of Derr & Isbell Construction, LLC
Innovative Engineering Solutions LLC	Delaware	US Erectors LLC owns 100% of Innovative Engineering Solutions LLC

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Subsidiary	Jurisdiction	Equity Owners
NYC Constructors, LLC	Delaware	US Erectors LLC owns 100% of NYC Constructors, LLC
NYC Equipment, LLC	Virginia	NYC Constructors, LLC owns 100% of NYC Equipment, LLC
NYCC Construction Services, LLC	Delaware	NYC Constructors, LLC owns 100% of NYCC Construction Services, LLC
Memco LLC	Delaware	US Erectors LLC owns 100% of Memco LLC
U.S. Construction Services, Inc.	Delaware	NYC Constructors, LLC owns 100% of U.S. Construction Services, Inc.
Innovative Detailing Services, Ltd.	Ontario	U.S. Construction Services, Inc. owns 100% of Innovative Detailing Services, Ltd.
NYC Construction Services, Ltd.	Ontario	U.S. Construction Services, Inc. owns 100% of NYC Construction Services, Ltd.

GUARANTORS

Subsidiary	Jurisdiction	Equity Owners
DBM Global - North America Inc.	Delaware	DBM Global Inc. owns 100% (100 shares) of the common stock of DBM Global – North America, Inc.
Quincy Joist Company	Delaware	Addison Structural Services, Inc. owns 100% (1,000 shares) of the capital stock of Quincy Joist Company
On-Time Steel Management Holding, Inc.	Delaware	DBM Global – North America Inc. 100% (100 shares) of the capital stock of On-Time Steel Management Holding, Inc.
Addison Structural Services, Inc.	Florida	DBM Global – North America Inc. owns 100% (1 share) of the capital stock of Addison Structural Services, Inc.
DBM Global Holdings Inc.	Delaware	DBM Global Inc. owns 100% (300 shares) of the common stock of DBM Global Holdings Inc.
PDC Services (USA) Inc.	Delaware	DBM Global – North America Inc. owns 100% (100 shares) of the capital stock of PDC Services (USA) Inc.
Schuff Premier Services LLC	Delaware	DBM Global Inc. owns 100% membership interests in Schuff Premier Services LLC

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Subsidiary	Jurisdiction	Equity Owners
Schuff Steel – Atlantic LLC	Florida	Schuff Steel Company owns 100% membership interests in Schuff Steel – Atlantic, LLC
Schuff Steel Management Company – Colorado LLC	Delaware	On-Time Steel Management Holding, Inc. owns 100% membership interests in Schuff Steel Management Company - Colorado, LLC
Schuff Steel Management Company – Southeast LLC	Delaware	On-Time Steel Management Holding, Inc. owns 100% membership interests in Schuff Steel Management Company - Southeast, LLC
Innovative Structural Systems Inc.	Delaware	DBM Global – North America Inc. owns 100% (1,000 shares) of the capital stock of Innovative Structural Systems Inc.
CB-Horn Holdings, Inc.	Delaware	DBM Global Inc. owns 100% (1,000 shares) of the capital stock of CB-Horn Holdings, Inc.
Midwest Environmental, Inc.	Kentucky	Graywolf Industrial, Inc. owns 100% (1,000 shares) of the capital stock of Midwest Environmental, Inc.
M. Industrial Mechanical, Inc.	Delaware	Graywolf Industrial, Inc. owns 100% (100 shares) of the capital stock of M. Industrial Mechanical, Inc.
Titan Fabricators, Inc.	Kentucky	GrayWolf Integrated Construction Company owns 100% (1,000 shares) of the capital stock of Titan Fabricators, Inc.

FOREIGN SUBSIDIARIES

Subsidiary	Jurisdiction	Equity Owners
Schuff Steel Company – Panama, S. de R.L.	Panama	DBM Global – North America Inc. owns 99% (99) of the Quotas of Schuff Steel Company – Panama, S. de R.L. Schuff Steel Company owns 1% (1) of the Quotas of Schuff Steel Company – Panama, S. de R.L.

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Subsidiary	Jurisdiction	Equity Owners
DBM Vircon Services (Canada) Ltd.	British Columbia, Canada	DBM Global Holdings Inc. owns 100% (101 shares) of the common stock of DBM Vircon Services (Canada) Ltd (f/k/a DBM Vircon Services LTD)
DBMG International Pte Ltd	Singapore	DBM Global Holdings Inc. owns 100% (19,025,620 shares) of the ordinary stock of DBMG International PTE LTD
DBMG Singapore Pte Ltd	Singapore	DBMG International Pte Ltd owns 100% of DBMG Singapore Pte Ltd
DBM Vircon (Australia) Pty Ltd	Victoria, Australia	DBMG Singapore Pte Ltd owns 100% of DBM Vircon (Australia) Pty Ltd
PDC Operations (Australia) Pty Ltd	Victoria, Australia	DBM Vircon (Australia) Pty Ltd owns 100% of PDC Operations (Australia) Pty Ltd
DBM Vircon Services (Philippines) Inc.	Philippines	DBMG Singapore Pte Ltd owns 100% of DBM Vircon Services (Philippines) Inc.
DBM Vircon Services (Australia) Pty Ltd.	Victoria, Australia	DBM Vircon (Australia) Pty Ltd owns 100% of DBM Vircon Services (Australia) Pty Ltd.
BDS Steel Detailers (Australia) Pty Ltd	Victoria, Australia	DBM Vircon Services (Australia) Pty Ltd. owns 100% of BDS Steel Detailers (Australia) Pty Ltd
DBM Vircon Services (UK) Ltd	England & Wales, United Kingdom	DBM Global Holdings Inc. owns 100% of DBM Vircon Services (UK) Ltd
DBM Vircon Services (NZ) Limited	New Zealand	DBM Vircon Services (Australia) Pty Ltd. owns 100% of DBM Vircon Services (NZ) Limited

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Subsidiary	Jurisdiction	Equity Owners
DBM Vircon Services (Thailand) Company Ltd	Bangkok, Thailand
DBMG Singapore Pte Ltd owns 87% (39.994 shares) of DBM Vircon Services (Thailand) Company Ltd

Vinod Muthanna owns 6.5% (3 shares) of DBM Vircon Services (Thailand) Company Ltd

Vaughn McClear owns 6.5% (3 shares) of DBM Vircon Services (Thailand) Company Ltd

DBM Vircon Services (India) Private Limited	Chennai, Tamil Nadu, India	DBM Global Holdings Inc. owns 99.99% (9,999 equity shares) of DBM Vircon Services (India) Private Limited DBMG International Pte Ltd owns .01% (1 share) as nominee for DBMG Singapore Pte Ltd

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SCHEDULE 5.23
MORTGAGED PROPERTY

1.    420 S. 19th Avenue, Phoenix, AZ
2.    1705 W. Battaglia Drive, Eloy, AZ
3.    5055 N. Ken Morey Drive, Bellemont, AZ
4.    1345 Hall Spencer Road, Hill, SC
5.    325 S. Geneva Road, Lindon, UT
6.    2001 N. Davis Avenue, Ottawa, KS
7.    2324 Navy Drive, Stockton, CA
8.    4918, 4920 & 5000 Airline Drive, Houston, TX
9.    14500 Smith Road, Humble, TX

    Schedule 5.23

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SCHEDULE 5.23A
REAL PROPERTY

OWNED PROPERTY

BORROWERS

Company	Location
Schuff Steel Company
420 S 19th Avenue
Phoenix, AZ 85009

1705 W Battaglia Rd
Eloy, AZ 85131

5055 Ken Morey Dr
Bellemont, AZ 86015

2001 N Davis Rd
Ottawa, KS 66067

1345 Hall Spencer Rd
Rock Hill, SC 29730

2324 Navy Dr
Stockton, CA 95206

325 S. Geneva Rd.
Lindon, UT 84042

Aitken Manufacturing Inc.	4920 Airline Dr Houston, TX 77022
Schuff Steel Management Company – Southwest, Inc.	4320 E Presidio St, Ste 111 Mesa, AZ 85215
Graywolf Industrial, Inc.	2205 Ragu Dr. Owensboro KY 42303 1115 Industrial Drive Owensboro, KY 42301 280 Ellis Smeathers Rd. Owensboro, KY 42303 920 Wing Ave. Owensboro, KY 42303
GrayWolf Integrated Construction Company	14500 Smith Road Humble, TX 77396
Memco LLC	13324 Cedar Run Church Road Culpeper, VA 22701

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LEASED PROPERTY

BORROWERS

Company	Property location	Landlord	Lease terms
DBM Global Inc.	3020 E Camelback Rd, Ste 100 Phoenix, AZ 85016	WAM 3020 Limited Partnership	144 months - Expires 10/31/2022
Schuff Steel Company
3003 N Central Ave, Ste 700 Phoenix, AZ 85012

2905 Premiere Pkwy., Ste. 210
Duluth, GA 30097

915 118th Ave. SE, Ste. 280
Bellevue, WA 98005

1971 W. 700 N., Ste. 101
Lindon, UT 84042

1401 Dove St., Ste. 530
Newport Beach, CA 92660

6701 W. 64th St., Ste. 200
Overland Park, KS 66202

7901 Stoneridge Dr., Ste. 211
Pleasanton, CA 94588

6500 SW Macadam Ave., Ste. 350
Portland, OR 97239

9174 Sky Park Court, Ste. 200
San Diego, CA 92123

10100 Trinity Parkway, Ste. 400
Stockton, CA 95219

A.G. Spanos Professional Office Center, LLC

Sugarloaf Commerce Center LLC

Spire Gateway LP

Lindon Tech 3, LLC

Palm Springs Village-309, LLC

Cloverleaf 5 Building, LLC

ECI Four 7901 Stoneridge, LLC

Weston Investment Co. LLC d/b/a American Property Management

Government Properties Income Trust, LLC

A.G. Spanos Professional Office Center, LLC

64 months - Expires 7/31/2022

65 months – Expires 7/31/2025

63 months – Expires 3/31/2025

72 months - Expires 9/1/2025

63 months - Expires 9/30/2021

180 months - Expires 10/30/2021

60 months - Expires 8/31/2021

36 months -

87 months - Expires 7/31/2024

76 months - Expires 4/30/2025

Aitken Manufacturing Inc.	5008 Airline Dr. Houston, TX 77022	G.A. Repal
DBM Vircon Services (USA) Inc.	2151 E. Broadway Rd. #220, Tempe, AZ 85282 1230 W. Washington St., Suite 201 Tempe, AZ 85281	Broadway 101 LLC Papago Buttes Corporate, LLC	Initially 67 months, extended by 39 - Expires 9/30/2021 Scheduled commencement 10/1/2021, 5 year term, will expire 9/30/2026
GrayWolf Integrated Construction Company-Southeast, Inc. (f/k/a Inco Services, Inc.)	3550 Francis Circle Alpharetta, GA 30004 4618 Highway #370 Cedar Springs, GA 39832 30333 County Road 49 Loxley, AL 36551 37 Artley Rd. Savannah, GA 31408	Green River Investments, LLC Inman Industrial Electric, Inc. Green River Investments, LLC Green River Investments, LLC
Lease dated 6/30/2011, 5 year term, extended 5 years through 7/31/2021.

Lease dated 8/15/20, 1 year, expires 8/15/2021.

Lease dated 6/30/2011, 5 year term, extended 5 years through 7/31/2021.

Lease dated 6/30/2011, 5 year term, extended 5 years through 7/31/2021.

QB\~~85665838.1~~85665838.5

Company	Property location	Landlord	Lease terms
Milco National Constructors, Inc.	3930 Cherry Avenue Long Beach, CA 90807	3930 Cherry LLC	Extension signed 7/27/16 – 5 years – expires 9/30/2021
GrayWolf Integrated Construction Company (f/k/a Titan Contracting & Leasing Co.)	11800 Fairmont Pkwy. LaPorte, TX 77571	Vigavi Realty, LLC	61 months, signed 11/2/2015 – expired 12/31/2020, now month-to-month.
Banker Steel Co., LLC
2940 Fulks Street
Lynchburg, VA 24501

1619 Wythe Road
Lynchburg, VA 24501

351 Rangoon Street
Lynchburg, VA 24502

6635 Edgewater Drive
Orlando, FL 32810

7351 Overland Road (plant)
Orlando, FL 32810

7351 Overland Road (yard)
Orlando, FL 32810

1291 S. Orange Blossom Trail
Apopka, FL 32703

8708 Wards Road
Rustburg, VA 24588

1640 New Market Ave., Building 2
Plainfield, NJ 07080

1641 New Market Ave., Building 7
Plainfield, NJ 07080

1641 New Market Ave., Building 9
Plainfield, NJ 07080

2940 Fulks Street, LLC

Store Capital Acquisitions, LLC

Store Capital Acquisitions, LLC

Store Capital Acquisitions, LLC

Lockhart Center LLC

Lockhart Center LLC

H2O Properties LLC

WK Land and Timber, LLC

Harris Realty Company LLC

Harris Realty Company LLC

Harris Realty Company LLC

Three-year term 12/1/2020 to 11/20/2022. Tenant option to renew for 2 additional 3-year terms.

Master Lease dated 12/26/2018 covering VA and Edgewater Dr. (FL) plants; 20-year term expiring 12/31/2038. Option for 4 additional renewal terms of 5 years each.

Lease dated 1/14/2021. No set term, either party can terminate upon 30-day notice.

Lease dated 12/1/2015. Presently month-to-month.

Lease renewed 8/20/2019 for 3-year term ending 8/31/2022. Tenant option to cancel as of 8/31/2021 with 30-day notice.

Lease dated 1/8/2019, runs 2/1/2019 – 1/31/2024.

Lease dated 3/31/2016 for 15-year term expiring 3/31/31. Option for 2 additional renewal terms of 5 years/each.

Same as above.

Same as above.

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Company	Property location	Landlord	Lease terms
Derr and Isbell Construction, LLC	10904 Crabapple Road Roswell, GA 30075 3900 Tarrant Main Street Euless, TX 76040 295 E Felton Road Cartersville, GA 30121	AT-PAC Properties US LLC Derr Construction Company; Derr Family Limited Partnership; Tank Builders, Inc. Cartersville Warehousing, LLC	Lease dated 3/30/2017, term ends 4/30/2022. Lease dated 1/23/2012, amended 12/31/2019 and 3/11/2021. Term ends 12/31/2021. Month-to-month (no formal lease agreement)
Innovative Engineering Solutions LLC	107 Oak Park Drive, Suite C Irmo, SC 29063	TAD Ventures, LLC	Lease dated 8/6/2019; term is 9/1/2019– 10/31/2022.
Lynchburg Freight & Specialty LLC	2940 Fulks Street Lynchburg, VA 24501	2940 Fulks Street, LLC	Lease dated 5/1/2014. Three-year term 12/1/2020 to 11/20/2022. Tenant option to renew for 2 additional 3-year terms.
NYC Constructors, LLC	110 East 42nd St., Suite 610 New York, NY 10017 400 Madison Avenue New York, NY 10017	Gotham 42nd St. LLC DS400 Owner LLC
Lease dated 4/19/2002 (& 9 amendments). Term ends 3/31/2026.

License agreement dated 12/14/2020 with two-year term ending 12/13/2022. Licensor can terminate upon 30-day notice. NYCC can terminate as of 2/14/2022 with 90-day notice.

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GUARANTORS

None.

FOREIGN SUBSIDIARIES

Company	Property location	Landlord	Lease terms
DBM Vircon Services (NZ) Limited	Level 1, 16 St. Marks Rd, Epson, Auckland 1051 New Zealand	Berkshire Properties (NZ) Limited	2 years (11/30/2021)
BDS Vircon Co., Ltd.	24 Sukhumvit 21 Rd (Asoke) 14th Fl, Prime Building, Bangkok 10110 Thailand	Prime Holding Co., Ltd.	3 years (3/31/2020)
DBM Vircon Services (Australia) Pty Limited	32 Cordelia St Level1 A1, South Brisbane QLD 4101 Australia	Growthpoint Properties Australia Limited	3 years (10/31/2022)
DBM Vircon Services Ltd.	889 Carnarvon St., New Westminster, BC V3M1G2 Canada	450617 B.C. Ltd.	10 years with two 5-year options (July ___, 2022)
BDS Vircon Private Limited	DLF IT SEZ, Block 8, 3rd Floor, 1/124, Shivaji Gardens, Manapakkam, Mount Poonamallee High Road, Chennai, Tamil Nadu – 600089, India	DLF Assets Limited	5 years (1/31/2025)
BDS Vircon Private Limited	4th Fl, Wing 2, Office #4, Jyothirmaya Infopark, Phase 2 SEZ, Brahmapuram PO, Kochi, Ernakulam 682303 India	Infoparks Kerala	6 years (5/31/2024)
BDS Vircon Private Limited	Cochin Special Economic Zone (CSEZ) 4th Fl, Wing 2, Office #4, Jyothirmaya Infopark, Phase 2 SEZ, Brahmapuram PO, Cochin 682303 India	Infoparks Kerala	6 years (6/1/2024)
PDC Asia-Pacific, Inc.	30th Corporate Center 6th Floor, Meralco Ave, Ortigas Center, Pasig City, Manila, Philippines	North Eastern Commercial Corp.	5 years (6/30/2023)
    Schedule 5.23A

QB\~~85665838.1~~85665838.5

Company	Property location	Landlord	Lease terms
DBM Vircon Services (UK) Limited	Suite M, 2nd Floor, The Kidlington Centre, 4 High Street, Kidlington, Oxford OX5 2DL UK	Eames London Estates Limited	6 years (2/3/2026)
PDC Operations (Australia) Pty Ltd	21 Kintail Road, Level 2, Applecross (Perth) Western Australia	Kintail Developments Pty Ltd	5 years (10/10/2021)
DBM Vircon Services (Thailand) Company Ltd	24 Prime Building 14th floor, Soi Sukhumuit 21 (A soke) Sukhumuid Rd., Klong Toei-Nua, Sub-District Wattana District, Bangkok, Thailand 10110	Prime Holding Co., Ltd.	3 years (3/31/2023)
Innovative Detailing Services, Ltd.	695 Markham Road, Suite #29 et al Scarborough, ON M1R 2A5	A. & T. Kiriakou	Lease dated 4/15/2019. Currently month-to-month.
NYC Construction Services, Ltd.	15 Belfield Road, Units 2,5,6, and 7 Toronto, ON M9W 1E8	Biomedex Inc.	Lease dated 3/25/2019. Currently month-to-month.

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SCHEDULE 6.10
DEBT

None.
    Schedule 6.10

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SCHEDULE 6.14
LIENS

1.    Lien in favor of Wells Fargo Bank National Association (“Wells Fargo”) on a cash collateral account of DBM Global Inc. or its affiliates held at Wells Fargo to secure reimbursement obligations of DBM Global Inc. or its affiliates with respect to one or more letters of credit issued by Wells Fargo.
2.    Lien in favor of Fifth Third Bank National Association (“Fifth Third”) on a cash collateral account of Banker Steel Co., L.L.C. or its affiliates held at Fifth Third to secure reimbursement obligations of Banker Steel Co., L.L.C. or its affiliates, as evidenced by the Cash Collateral Agreement, dated May 24, 2021, by and between Banker Steel Co., L.L.C. and Fifth Third.

    Schedule 6.14

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SCHEDULE 6.23
INVESTMENTS

None.

    Schedule 16.4

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Summary report: Litera Compare for Word 11.6.0.100 Document comparison done on 2/8/2024 9:50:42 AM
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